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                                                                    Exhibit 10.4




                                US$38,920,888.89

                 SECOND AMENDED AND RESTATED FINANCING AGREEMENT

                           DATED AS OF JULY 29, 2005,

                                  BY AND AMONG

                                   IMPSAT S.A.

                                  AS BORROWER,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                            AS ADMINISTRATIVE AGENT,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                               AS COLLATERAL AGENT

                                       AND

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                                   AS LENDERS


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                                TABLE OF CONTENTS

W I T N E S S E T H:.........................................................5


SECTION 1.  Definitions......................................................6

        Section 1.1.  Defined Terms..........................................6
        Section 1.2.  Other Definitions.....................................22
        Section 1.3.  Interpretation........................................23
        Section 1.4.  Accounting Principles and Terms.......................23

SECTION 2.  The Credit Facility.............................................23

        Section 2.1.  Loans.................................................23
        Section 2.2.  Notes.................................................24

SECTION 3.  Payment of Principal, Interest and Fees.........................24

        Section 3.1.  Repayment of Principal................................24
        Section 3.2.  Prepayments...........................................25
        Section 3.3.  Interest..............................................27
        Section 3.4.  Agent's Fees..........................................27
        Section 3.5.  Nature of Payments....................................27
        Section 3.6.  Payment Procedures....................................28
        Section 3.7.  Administrative Agent's Determination..................28
        Section 3.8.  Payments Pro Rata.....................................28
        Section 3.9.  Governmental Approvals................................29

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        Section 3.10. Change of Control.....................................29

SECTION 4.  Payment in Dollars; Event of Sovereign Risk.....................30

        Section 4.1.  Obligation to Pay in Dollars; Judgment Currency.......30
        Section 4.2.  Event of Sovereign Risk...............................31
        Section 4.3.  Waiver of "Pesification"..............................32

SECTION 5.  Funding and Yield Protection....................................33

        Section 5.1.  Taxes.................................................33
        Section 5.2.  Illegality............................................34
        Section 5.3.  Increased Costs and Yield Protection..................34

SECTION 6.  Deliveries; Conditions Precedent................................35

        Section 6.1.  Closing Documents.....................................35
        Section 6.2.  Payments..............................................36
        Section 6.3.  Security Documents....................................36
        Section 6.4.  Representations and Warranties........................37
        Section 6.5.  Covenants.............................................37
        Section 6.6.  Litigation............................................37
        Section 6.7.  No Defaults...........................................37
        Section 6.8.  Material Adverse Change...............................37
        Section 6.9.  English Language......................................37

SECTION 7.  Representations and Warranties..................................38

        Section 7.1.  Corporate Status......................................38
        Section 7.2.  Corporate Power.......................................38
        Section 7.3.  Governmental Approvals................................38
        Section 7.4.  No Violation..........................................39
        Section 7.5.  Proceedings...........................................39
        Section 7.6.  Taxes.................................................40
        Section 7.7.  Financial Statements..................................40
        Section 7.8.  The Project...........................................40
        Section 7.9.  Environmental Matters.................................41
        Section 7.10. Transactions with Affiliates..........................41
        Section 7.11. Indebtedness..........................................41
        Section 7.12. Properties............................................41
        Section 7.13. Intellectual Property.................................42
        Section 7.14. Books and Records.....................................42
        Section 7.15. The Licenses..........................................42
        Section 7.16. No Material Adverse Change............................42
        Section 7.17. Insurance.............................................42
        Section 7.18. Collateral............................................43
        Section 7.19. Investment Company; Public Utility Holding Company....43
        Section 7.20. Immunity..............................................43
        Section 7.21. Margin Stock; Regulation U............................43
        Section 7.22. Solvency..............................................43
        Section 7.23. No Event of Default; Compliance with Material
                      Agreements............................................43
        Section 7.24. Fees or Compensation..................................44
        Section 7.25. True and Complete Disclosure..........................44

SECTION 8.  Covenants.......................................................44

        Section 8.1.  Affirmative Covenants.................................44
        Section 8.2.  Negative Covenants....................................53
        Section 8.3.  Financial Covenants...................................56

                                     Page 3

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SECTION 9.  Security........................................................60

        Section 9.1.  Grant of Security Interest............................60
        Section 9.2.  Escrow Accounts.......................................61
        Section 9.3.  Release of Collateral.................................61
        Section 9.4.  Further Identification of the Collateral..............62
        Section 9.5.  Further Assurances....................................62

SECTION 10.  Events Of Default..............................................62

        Section 10.1. Events of Default.....................................62
        Section 10.2. Remedies Upon Event of Default........................67
        Section 10.3. Cumulative Rights.....................................68

SECTION 11.  Expenses And Indemnification...................................68

        Section 11.1. Expenses..............................................68
        Section 11.2. Indemnification.......................................69

SECTION 12.  Assignment And Participation...................................69

        Section 12.1. Assignment............................................69
        Section 12.2. Participation.........................................71
        Section 12.3. Information...........................................71

SECTION 13.  Option.........................................................71

        Section 13.1. Option................................................71
        Section 13.2. Nontransferability of the Option......................72

SECTION 14.  Governing Law and Jurisdiction.................................72

        Section 14.1. Governing Law.........................................72
        Section 14.2. Waiver of Jury Trial..................................72
        Section 14.3. Jurisdiction; Venue for Suit..........................72
        Section 14.4. Waiver of Immunity....................................72
        Section 14.5. Process Agent.........................................73
        Section 14.6. Legal Process in Other Jurisdictions..................73

SECTION 15.  The Agents.....................................................74

        Section 15.1. Authorization and Action..............................74
        Section 15.2. Agent's Reliance......................................75
        Section 15.3. Lender Credit Decision................................75
        Section 15.4. Lender Indemnification................................75
        Section 15.5. Successor Agents......................................76

SECTION 16.  General Provisions.............................................76

        Section 16.1. Notices...............................................76
        Section 16.2. Severability of Provisions............................77
        Section 16.3. Binding Effect; Successors and Assigns................77
        Section 16.4. Amendment; Waiver.....................................77
        Section 16.5. Entire Agreement......................................78
        Section 16.6. No Novation...........................................78
        Section 16.7. Right of Set-Off......................................78
        Section 16.8. Release and Waiver....................................78
        Section 16.9. Further Assurances....................................78
        Section 16.10.Term of Agreement; Survival...........................79
        Section 16.11.Headings..............................................79
        Section 16.12.Counterparts..........................................79
        Section 16.13.Guarantee in Full Force and Effect....................79
        Section 16.14.Confidentiality.......................................79
        Section 16.15.Cooperation...........................................80

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                 SECOND AMENDED AND RESTATED FINANCING AGREEMENT

THIS SECOND AMENDED AND RESTATED FINANCING AGREEMENT (this "AGREEMENT"), dated as of July 29, 2005, by and among IMPSAT S.A., a corporation (sociedad anonima) organized pursuant to the laws of the Republic of Argentina (the "BORROWER"); MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF") and the lenders party hereto from time to time, as lenders, (collectively, the "LENDERS"); DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as administrative agent (the "ADMINISTRATIVE AGENT"); and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as collateral agent (the "COLLATERAL AGENT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, NORTEL NETWORKS CORPORATION, a corporation organized pursuant to the laws of the Province of Ontario, Canada ("NORTEL") and the Borrower were each party to a Financing Agreement dated October 25, 1999 (as the same was further amended, supplemented or otherwise modified through March 25, 2003, the "ORIGINAL FINANCING AGREEMENT");

     WHEREAS, the Lenders made available to the Borrower under the terms and conditions of the Original Financing Agreement a credit facility in the original maximum principal amount of One Hundred Twenty Million, Two Hundred Seventy-seven Thousand, Eight Hundred Fifty-three Dollars (US$120,277,853) to assist in financing the purchase by the Borrower or its Affiliates of telecommunications equipment and services manufactured or supplied by Nortel or its Affiliates related to the design, procurement, installation, commissioning, and operation of a broadband telecommunications network in Argentina under (i) a Turnkey Project Agreement by and among the Borrower, Nortel Networks de Argentina S.A. ("NORTEL ARGENTINA") and Nortel dated as of September 6, 1999 (as amended, supplemented or otherwise modified from time to time, the "TURNKEY CONTRACT") and (ii) a Supply Contract by and among the Borrower, Nortel Argentina, Nortel and certain Affiliates of Nortel and the Borrower dated as of November 5, 1999 (as amended and restated as of May 30, 2002, the "SUPPLY AGREEMENT") (the Turnkey Contract and the Supply Agreement, collectively, the "NORTEL CONTRACTS");

     WHEREAS, Nortel, BBVA (as defined below) and the Borrower were each party to an Amended and Restated Financing Agreement dated March 25, 2003, which amended and restated the Original Financing Agreement (as the same may have been further amended, supplemented or otherwise modified, the "EXISTING FINANCING AGREEMENT");

     WHEREAS, the Borrower is a Subsidiary of IMPSAT Fiber Networks, Inc., a corporation organized pursuant to the laws of the State of Delaware, U.S.A. ("IMPSAT");

     WHEREAS, pursuant to the terms of a certain Guarantee Agreement dated as of March 25, 2003 executed by IMPSAT in favor of the Lenders (as the same may have been amended, supplemented or otherwise modified, the "GUARANTEE") IMPSAT guaranteed the payment and performance of all liabilities, obligations and indebtedness of the Borrower arising under, pursuant to or in connection with the Existing Financing Agreement;

     WHEREAS, on August 3, 2004 Sirti, S.p.A., as assignee of BBVA, sold and assigned all of its right, title and interest in the Existing Financing Agreement and the Guarantee to MSSF, and on December 15, 2004, Nortel sold and assigned all of its right, title and interest in and to the Existing Financing Agreement and the Guarantee to MSSF (collectively, the "ASSIGNED

                                     Page 5

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INDEBTEDNESS"), and simultaneously with each such assignment, WRH Partners
Global Securities, L.P. and W.R. Huff Asset Management Co., L.L.C. (as discretionary investment managers for and on behalf of certain entities), and certain of their affiliates (together with MSSF, the "ORIGINAL HOLDERS") acquired from MSSF a 50% participation interest in the Assigned Indebtedness (without becoming a party to any Financing Document and pursuant to the terms set forth in Section 12.2 hereof);

     WHEREAS, immediately prior to the execution and delivery of this Agreement, the total outstanding principal amount of indebtedness owed by the Borrower to MSSF under the Existing Financing Agreement is US$38,920,888.89;

     WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent have agreed to amend the Existing Financing Agreement to provide for certain amendments to the Existing Financing Agreement on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of the conditions precedent set forth herein;

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Existing Financing Agreement or the Assigned Indebtedness or evidence payment of all or any of such obligations or liabilities, that this Agreement amend and restate in its entirety the Existing Financing Agreement, and that from and after the Closing Date the Existing Financing Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrower and IMPSAT thereunder and the representations and warranties made thereunder;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

                             SECTION 1. DEFINITIONS.

SECTION 1.1.   DEFINED TERMS.

     The following capitalized terms shall have the meanings set forth in this
Section 1.1 when used in this Agreement, including its preamble and recitals:

     "ACCOUNTS PAYABLE FINANCING AGREEMENT" means the financing agreement entered into by and between the Borrower, as borrower, and Nortel as lender, dated as of March 25, 2003, with an aggregate original principal amount of US$10,287,919.

     "AFFILIATE" means, as to any Person (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Voting Stock of such Person,
(b) each Person that controls, is controlled by or is under common control with, such Person and (c) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrower or IMPSAT. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of Voting Stock, by contract, by virtue of being an executive officer or a director or otherwise.

     "AGENTS" means the Administrative Agent and the Collateral Agent.

     "APPLICABLE LAW" means any statute, law, regulation, ordinance, rule, judgment, writ, rule of common law, common law duty, code, order, decree, governmental approval, administrative order, directed duty, request,

                                     Page 6

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license, authorization, permit, approval, concession, grant, franchise, directive, guideline, policy, requirement, or other governmental restriction, or any similar form of decision of, determination by, agreement with, or requirements of (or any interpretation or administration of any of the foregoing by) any Governmental Authority, whether in effect as of the date hereof or thereafter (including any Environmental Laws).

     "ARGENTINA" means the Republic of Argentina.

     "ARGENTINE GAAP" means generally accepted accounting principles in Argentina as established from time to time by the Consejo Profesional de Ciencias Economicas.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an assignment and assumption agreement between a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A.

     "AUTHORIZED OFFICER" means, with respect to any Person, each of the following officers of such Person: (a) the Chief Executive Officer; (b) the Chief Financial Officer or (c) any other Person having substantially similar responsibilities and authority.

     "BBVA" means BBVA Banco Frances S.A. (acting in its capacity as trustee to the Guaranty Trust Agreement dated October 25, 2002, entered into among Sirti Argentina, S.A., BBVA Banco Frances S.A. and Sirti S.p.A.).

     "BBVA FINANCING AGREEMENT" means the financing agreement entered into between the Borrower and BBVA, as lender, dated as of March 25, 2003, with an aggregate original principal amount of US$2,635,000.

     "BORROWER ANNUAL OPERATING BUDGET" means, with respect to each fiscal year of the Borrower beginning with its fiscal year ending on December 31, 2005, an annual operating budget delivered to the Lenders pursuant to Section 8.1(b)(6), with respect to such fiscal year.

     "BORROWER BUSINESS PLAN" Unless and until the Borrower shall have delivered to the Lenders a revised or updated business plan in accordance with Sections 8.1(b)(2) or (5), means the four-year consolidated Business Plan of the Borrower dated July 19, 2005, and not including any subsequent amendments, supplements or replacements thereof.

     "BORROWER CAPITAL MARKETS TRANSACTION" means any public offering or private placement of debt or equity securities of the Borrower or any of its Subsidiaries.

     "BORROWER'S NET DEBT" means, on any date, (a) the Borrower's Total Debt outstanding on such date (excluding all Indebtedness of others guaranteed by the Borrower); minus (b) the amount of the Intercompany Indebtedness of the Borrower evidenced by Subordinated Intercompany Notes outstanding on such date; minus (c) the aggregate amount of cash and Temporary Cash Investments of the Borrower and its Subsidiaries that are subject to a Lien in favor of the Lenders pursuant to the Security Documents; provided, however, that for the purposes of determining compliance with Section 8.3(a) hereof, the outstanding principal amount of the Ericsson Indebtedness shall be excluded from the calculation of Borrower's Net Debt.

     "BRAZIL" means the Federative Republic of Brazil.

     "BRAZIL AGREEMENTS" means, collectively, the Financing Documents as defined in the Brazil Financing Agreement.

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     "BRAZIL FINANCING AGREEMENT" means the Second Amended and Restated
Financing Agreement dated as of the date hereof, by and among IMPSAT Brazil, MSSF and IMPSAT.

     "BUSINESS DAY" means a day other than a Saturday, Sunday, or any other day on which commercial banks in New York City, United States of America, or the City of Buenos Aires, Argentina are authorized or required by Applicable Law to close.

     "BUSINESS PLANS" means, collectively, the Borrower Business Plan, the Borrower Annual Operating Budget and the IMPSAT Business Plan.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other Applicable Law, whether or not having the force of law, in each case of general applicability regarding capital adequacy of banks and branches thereof or corporations controlling banks.

     "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of such Person and its Subsidiaries for such period.

     "CAPITAL LEASE" means, with respect to any Person, any lease of (or other indebtedness arrangement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with U.S. GAAP, would be required to be classified and accounted for as a capital lease or a liability on the balance sheet of such Person.

     "CAPITAL STOCK" means, with respect to any Person, all shares, interests, rights to purchase, warrants, options, or other equivalents of or interests in the common or preferred equity of such Person.

     "CENTRAL BANK" means Banco Central de la Republica Argentina.

     "CHANGE OF CONTROL" means an event or circumstance as a result of which:
(i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Investor or any Existing Securityholder or its Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act) of Voting Stock representing more than thirty percent (30%) of the total voting power of the Voting Stock of IMPSAT on a fully diluted, as converted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of IMPSAT, on a fully diluted, as converted basis, than is held by the Existing Securityholders and their Affiliates on such date; (ii) individuals who on the date hereof constitute the board of directors of IMPSAT (together with any new directors whose election by the board of directors or whose nomination for election by IMPSAT's stockholders was either approved by a vote of at least two-thirds of the members of the board of directors of IMPSAT then in office who either were members of the board of directors of IMPSAT on the date hereof or whose election or nomination for election was previously so approved or whose nomination for election is made pursuant to Section 5(a)(ii) or 5(b)(i) of IMPSAT's certificate of incorporation as in effect on the date hereof) cease for any reason to constitute a majority of the members of the board of directors of IMPSAT then in office; or (iii) IMPSAT is the "beneficial owner" of less than fifty percent (50%) of the Voting Stock of the Borrower.

     "CHARTER DOCUMENTS" means, with respect to any Person (other than an individual), its founding act, charter, certificate of incorporation, by-laws, memorandum and articles of association, estatutos sociales and

                                     Page 8

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other similar documents regarding its organization or constitution.

     "CLOSING DATE" means the date on which all conditions set forth in Section 6 herein have been satisfied.

     "CONTROL" means: (a) the beneficial ownership of more than fifty percent (50%) of the total Voting Stock then outstanding of a Person; or (b) even if less than such percentage of outstanding Voting Stock is owned, the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

     "CURRENT ASSETS" means, at any time, the total assets of the Borrower and its Subsidiaries which would be shown as current assets on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with U.S. GAAP at such time, provided that in determining such current assets (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the obligor beyond such year) and shall be valued at their face value less reserves or accruals for uncollectible accounts determined to be sufficient in accordance with U.S. GAAP, and (b) life insurance policies (other than the cash surrender value of any unencumbered policies that is properly classified as a current asset in accordance with U.S. GAAP) shall be excluded.

     "CURRENT LIABILITIES" means, at any time, the total liabilities of the Borrower and its Subsidiaries which would be shown as current liabilities, including the current portion of long term Indebtedness, minus the current portion of deferred Revenue, on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with U.S. GAAP.

     "DEBT RESTRUCTURING" shall mean the transactions described in this Agreement and the Brazil Financing Agreement.

     "DEBT SERVICE" means, with respect to any Person for any period, the sum of
(i) the total Interest Expense of such Person and its Subsidiaries during such period (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense), plus (ii) all amounts of principal and premium, if any, paid or required to be paid during such period in respect of Total Debt (excluding Indebtedness in respect of guarantees except to the extent paid by such Person during such period) of such Person and its Subsidiaries; provided, however, that with respect to the determination of Excess Cash Flow, amounts of principal which are paid under revolving credit or similar facilities shall be counted, but only to the extent that any amounts so paid may not, by the terms of such revolving credit or similar facilities, be reborrowed or redrawn (or in the case of term Indebtedness with contractual rights of extension or roll-over to the extent that such extension or roll-over would be prohibited pursuant to the terms of this Agreement); and provided, further, that for the purposes of determining compliance with Section 8.3(b) hereof, the outstanding principal amount of the Ericsson Indebtedness, plus accrued and unpaid interest thereon, shall be excluded from the calculation of Interest Expense and Total Debt; and provided, further, with respect to the calculation of the Debt Service Coverage Ratio contained in Section 8.3(b), amounts of principal which are paid under revolving credit or similar facilities and then reborrowed during the same calendar quarter shall be counted without duplication.

     "DEFAULT" means any event, occurrence, factual or legal condition which, if continued uncured or unchanged would, with the passage of time or the giving of notice or both, become or constitute an Event of Default.

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     "DEFAULT INTEREST RATE" means an interest rate per annum equal to sixteen percent (16%).

     "DISPOSAL" means, with respect to any property (including, without limitation, all tangible and intangible assets and rights to payment) of the Borrower or any Subsidiary thereof, any direct or indirect sale, conveyance, transfer, alienation, lease, IRU, loan, sale-and repurchase, sale-leaseback or other transaction or arrangement as a result of which the Borrower or Subsidiary party to such transaction or arrangement relinquishes all or substantially all marketable rights in and to such property; and the verb "DISPOSE OF" has a corresponding meaning.

     "DOLLARS AND US$" means the lawful currency of the United States of America.

     "EBITDA" means, with respect to any Person for any period, the Net Income of such Person and its Subsidiaries for such period after (a) restoring thereto amounts deducted in determining Net Income for such period including, without duplication, (1) Interest Expense for such period, (2) taxes based upon net income, (3) depreciation and amortization, and (4) other non-cash charges; (b) with respect to the Borrower only, adding the amount that is contributed by IMPSAT to the Borrower's Paid in Capital with respect to MU Expenses in compliance with the requirements of Section 8.1(o) for such period; and (c) deducting therefrom (1) non-cash income or losses to the extent included in determining Net Income and (2) deferred Revenues attributable to IRUs recognized as Revenues during such period.

     "ELIGIBLE ASSIGNEES" means, prior to the occurrence of an Event of Default, any Person so long as such Person is not a direct competitor of the Borrower, and after the occurrence of an Event of Default, any Person.

     "ENVIRONMENTAL LAWS" means any and all applicable statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, licenses, agreements, and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or release of pollutants, contaminants, Hazardous Substances, or wastes into the environment, including (without limitation) ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, Hazardous Substances, or wastes or the clean-up or other remediation thereof.

     "ENVIRONMENTAL LIABILITIES" means all liabilities in connection with, or relating to, the business, assets, presently or previously owned or leased property, activities (including, without limitation, off-site disposal) or operations of the Borrower or any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by the Environmental Laws.

     "EQUIPMENT" means (i) all equipment, hardware, materials, and other items of property together with all embedded firmware and hardwired logic, software (including computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device, or system memory or supplied on any other storage medium) used in the construction or operation of the Network, and (ii) any building infrastructure with respect to any facility necessary to house or hold any of the items referenced in the immediately preceding clause (i) (including grounding, air-conditioning systems (both general and special), fire alarm and extinguisher systems, elevators, water and sewer systems,

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uninterruptible power supply, main power boards, power distribution boards, towers and transformers, power generators, electrical rectifiers and batteries, cable and equipment ladders, trays and racks, technical floors, security systems and all other infrastructure subsystems required for the proper function of the Network), in each case purchased from Nortel and its Affiliates with the proceeds of the Original Financing Agreement (which was amended and restated by the Existing Financing Agreement) together with all replacements, components, parts, improvements, and upgrades installed thereon or affixed thereto.

     "EQUIPMENT PLEDGE AGREEMENT" means (i) the contract of registered pledge (contrato de prenda con registro) dated August 31, 2000 and registered on September 4, 2000, as amended as of December 28, 2000 and registered on January 2, 2001, as further amended on October 5, 2001 and registered on October 12, 2001, and as further amended on March 25, 2003 and filed for registration on March 26, 2003 (the "EXISTING EQUIPMENT PLEDGE AGREEMENT"), and as further amended within the period set forth in Section 10.1(q) hereof to reflect the terms of the Debt Restructuring, and from time to time thereafter, among the Borrower, Deutsche Bank, S.A., as subagent of the Collateral Agent, and MSSF, as Lender; and (ii) any other contract of registered pledge (contrato de prenda con registro), substantially in the form of the Existing Equipment Pledge Agreement, among the Borrower, the Collateral Agent (or a subagent thereof) and the Lenders, pursuant to which the Borrower shall pledge Equipment to the Secured Parties, as security for the Term Loans.

     "EQUITY" means, with respect to any Person at any date, the consolidated stockholders' equity of such Person and its Subsidiaries as of such date, determined in accordance with U.S. GAAP.

     "ERICSSON INDEBTEDNESS" means the Indebtedness in the aggregate outstanding principal amount of US$7,563,000 under those certain promissory notes dated August 29, 2001 and originally payable to Compania Ericsson S.A.C.I.

     "EVENT OF SOVEREIGN RISK" means (a) failure by the Central Bank to exchange or to approve or permit the exchange of Pesos for Dollars, the unavailability of Dollars in any legal exchange market in Argentina in accordance with normal commercial practice, or any other action of any Argentine Governmental Authority that has the effect of restricting such exchange or the transfer of Pesos for Dollars outside Argentina and (b) a declaration of a banking moratorium or any suspension of payments by banks in Argentina, or the imposition by any Argentine Governmental Authority of any moratorium on the required rescheduling of or required approval of the payment of any indebtedness in Argentina.

     "EXCESS CASH FLOW" means, with respect to any Person, for any period: (a) such Person's EBITDA for such period; minus (b) the sum of the following items, determined for such Person and its Subsidiaries on a consolidated basis: (i) Debt Service paid for such period, (ii) cash Capital Expenditures (net of any financing proceeds used to fund such Capital Expenditures) for such period (but only to the extent that the Borrower is in compliance with the covenant contained in Section 8.3(e)), (iii) the net increase (or minus any net decrease) in working capital, excluding cash included therein, from the opening of business on the first day, to the close of business on the last day, of such period.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

     "EXISTING SECURITYHOLDERS" means each Person holding IMPSAT's Capital Stock or securities of IMPSAT convertible into or exchangeable for IMPSAT's Capital Stock, in each case, representing five percent (5%) or more of

IMPSAT's total Capital Stock on a fully diluted, as converted basis as of March 25, 2003.

     "EXPROPRIATION EVENT" means: (i) any taking by condemnation, nationalization, seizure, expropriation or other appropriation by any Governmental Authority of all or any material portion of the Collateral, (ii) any assumption by any Governmental Authority of control of all or any material portion of the Collateral or the business operations of the Borrower or any of its Subsidiaries or any of any such Person's share capital, (iii) any taking of any action by a Governmental Authority which results in the involuntary dissolution or disestablishment of the Borrower or any of its Subsidiaries, or
(iv) any taking of any action by any Governmental Authority that prevents the Borrower and its Subsidiaries, taken as a whole, from carrying on their business or operations or a material part thereof.

     "FIBER OPTIC CABLE" means the fiber optic cable and other related equipment purchased by the Borrower pursuant to a Purchase and Sale Agreement dated August 18, 1999 between the Borrower and Lucent Technologies Argentina S.A., together with all replacements, components, parts, improvements and upgrades installed thereon or affixed thereto. For the avoidance of doubt, any fiber optic cable or other related equipment included after March 25, 2003 in any of the ducts comprising the Network other than the duct in which the Fiber Optic Cable is located shall not be deemed to be "Fiber Optic Cable" for any purpose under this Agreement.

     "FINANCING DOCUMENTS" means this Agreement, the Notes, the Security Documents, the IMPSAT Guarantee and any other instruments, documents and agreements executed by or on behalf of the Borrower or for the benefit of the Lenders in connection with the Term Loans.

     "GOVERNMENTAL APPROVALS" means any authorization, consent, license (including, but not limited to, the Licenses), approval, grant, franchise, concession, identification number, lease, ruling, certification, exemption, action, filing, registration, permit, order, decree, sanction, or other authorization of any nature to be granted by any Governmental Authority, as now or hereafter necessary under any Applicable Law.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof (including, but not limited to, federal, national, state, provincial, regional and municipal) and any entity exercising executive, legislative, judicial, regulatory, or administrative authority or functions of, or pertaining to, government or any court or arbitrator.

     "HAZARDOUS SUBSTANCE" means any substance, materials or waste subject to regulation, or that forms the basis of liability, under Environmental Laws because of its toxic, radioactive, caustic or otherwise dangerous or hazardous qualities.

     "IMPSAT BRAZIL" means IMPSAT Comunicacoes Ltda., a company organized pursuant to the laws of Brazil.

     "IMPSAT BUSINESS PLAN" means the four-year consolidated business plan of IMPSAT and its Subsidiaries dated July 19, 2005, and not including any subsequent amendments, supplements or replacements thereof.

     "IMPSAT CAPITAL MARKETS TRANSACTION" means (i) any public offering or private placement of debt or equity securities of IMPSAT or (ii) any public offering or private placement of debt securities of any Subsidiary of IMPSAT (other than the Borrower or IMPSAT Brazil) which is guaranteed by IMPSAT; provided, however; that any such offering described in clause (i) or (ii) above, one hundred percent (100%) of the net proceeds of which are used to refinance Indebtedness of a Subsidiary of IMPSAT in existence on March 25, 2003, shall not constitute an IMPSAT Capital Markets Transaction.

     "IMPSAT CONVERTIBLE NOTES" means the Series A Convertible Notes and the Series B Convertible Notes.

     "IMPSAT GUARANTEE" means the Guarantee Agreement dated as of March 25, 2003, executed by IMPSAT in favor of the Lenders, a copy of which is attached hereto as Exhibit B.

     "INDEBTEDNESS" means, with respect to any Person at any time and from time to time, the sum, without duplication, of the following: (a) all obligations of such Person for money borrowed (whether by loan, the issuance of debt securities or otherwise); (b) the available amount at such time of all letters of credit issued for the account of such Person and all outstanding reimbursement obligations with respect thereto; (c) all liabilities or obligations secured by any Lien on any property owned by such Person; (d) all capitalized lease obligations; (e) all Indebtedness of others guaranteed by such Person; (f) all obligations of such Person to pay the deferred purchase price or acquisition price of property or services, other than (1) Trade Payables and accrued expenses incurred owing by the Borrower to IMPSAT or any of its Subsidiaries and
(2) any other Trade Payables and accrued expenses incurred, that are not past due by more than sixty (60) days; (g) all obligations of such Person under trade or bankers' acceptances or under agreements providing for swaps, ceiling rates, ceiling and floor rates, or contingent participation or other hedging mechanisms with respect to the payment of interest; and (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person.

     "INDEPENDENT AUDITOR" means with respect to IMPSAT, Deloitte & Touche LLP, and with respect to the Borrower, Deloitte & Touche Argentina or such other internationally recognized firm of certified public accountants as may be approved by the Administrative Agent.

     "INITIAL PAYDOWN" means the sum of (i) Eighteen Million, Three Hundred Thirty Thousand, Two Hundred Twenty-Two Dollars and 22/100 (US$18,330,222.22) at Closing, and (ii) at Closing, or as promptly as practicable thereafter, an amount equal to Three Million Dollars (US$3,000,000) less the out-of-pocket costs and expenses incurred by IMPSAT, the Borrower and IMPSAT Brazil in connection with the Debt Restructuring (including, without limitation, professional fees and expenses incurred by the Borrower, IMPSAT, the special committee of the board of directors of IMPSAT and the Lenders and any costs and expenses reasonably expected to be incurred in connection with the exercise of the Option); provided, however, that in no event shall the Initial Paydown be less than the amount in clause (i). The Initial Paydown shall be paid and applied, as follows: (i) first, to satisfy all outstanding obligations of the Borrower under the BBVA Financing Agreement and the Accounts Payable Financing Agreement, and (ii) thereafter, the remainder shall be applied to reduce the outstanding principal amount of the term loans under the Brazil Financing Agreement.

     "INTERCOMPANY INDEBTEDNESS" means all Indebtedness of the Borrower for money borrowed from IMPSAT or any of IMPSAT's Subsidiaries, or any Indebtedness of any of the Borrower's Subsidiaries for money borrowed from IMPSAT or any of IMPSAT's Subsidiaries, including the Borrower.

     "INTERCOMPANY SUBORDINATION AGREEMENT" means any subordination agreement executed by the Borrower or any of its Subsidiaries and in substantially the form of Exhibit C.

     "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense, both expensed and capitalized, of such Person and its Subsidiaries scheduled to be paid or actually paid for such period, including the interest component of capital lease obligations, all commissions, discounts, fees and charges (excluding interest expense in respect of guarantees except to the extent paid by such Person during such period); provided, however, that for the purposes of determining compliance with Sections 8.3(c) and 8.3(g) hereof, accrued and unpaid interest on the Ericsson Indebtedness, and any interest paid in kind prior to the date hereof, shall be excluded from the calculation of Interest Expense.

     "INTEREST PAYMENT DATE" means, initially, September 25, 2005 and each successive date that is six (6) calendar months thereafter (being the same day of the calendar month) until the Maturity Date.

     "INVESTMENT" means the acquisition of any Capital Stock, partnership or other equity interests, evidence of Indebtedness, securities (including any option, warrant or other right to acquire any of the foregoing) of, the making of any loans or advances to, the guaranteeing of any obligations of any Person, or the purchase or other acquisition (in one transaction or a series of transactions) of any assets constituting a business unit.

     "IRU" means the creation of an indefeasible right of use of any portion of the Borrower's telecommunications network by the Borrower or any Subsidiary thereof, including, but not limited to, an usufructo under Argentine law, which provides for either (a) a Lien or a real property interest in favor of the grantee or customer thereof or (b) payment to the Borrower or any Subsidiary of the Borrower in a form other than periodic payments at quarterly or more frequent intervals and is for a term of more than five years.

     "IRU COST" means: (i) for any Permitted IRU granted in respect of any duct, the number of kilometers of duct subject to the IRU, multiplied by (A) in the case of a Long Haul IRU, Four Thousand Two Hundred Seventy Eight and 06/100 Dollars (US$4,278.06) and (B) in the case of Metropolitan IRU, Twenty Two Thousand Six Hundred Sixty Four and 32/100 Dollars (US$22,664.32); and (ii) for any Permitted IRU granted in respect of fiber optic cable, the number of kilometers of fiber optic cable subject to the IRU multiplied by the product of One Hundred Fifteen Dollars (US$115.00) and the number of strands of fiber optic cable over which the IRU is granted.

     "LENDING OFFICE" means, with respect to any Lender, the office of that Lender designated as its Lending Office by notice to the Administrative Agent and the Borrower.

     "LICENSES" means the Spectrum Authorization and the other licenses listed in Schedule 7.15 and such other licenses, concessions, authorizations, permits, or the like (including any additions or amendments thereto) issued or granted by the SC or any other Governmental Authority from time to time in favor of the Borrower or any of its Subsidiaries and required for the operation of the Network and the conduct of the Telecommunications Business.

     "LIEN" means, with respect to any Person, any security interest, lien, pledge, mortgage, charge, or encumbrance (including any agreement to give any of the foregoing), title retention agreement, finance lease or trust receipt, or a consignment or bailment for security purposes, or other security arrangement or any other arrangement on or with respect to any asset or revenue of such Person.

     "LONG HAUL IRU" means an IRU which is not a Metropolitan IRU.

     "MATERIAL ADVERSE CHANGE" means an event, circumstance or development of whatever nature that has had or could reasonably be expected to have a Material Adverse Effect.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or IMPSAT; (b) the rights and remedies of the Lenders or the Agents under the Financing Documents; (c) the validity or enforceability of this Agreement; or (d) the Licenses or the rights of the Borrower and its Subsidiaries thereunder.

     "MATERIAL AGREEMENTS" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of US$2,500,000.00 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospect of such Person.

     "MATERIAL SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person, accounted for more than 10% of the consolidated revenues of such Person or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person, all as set forth on the most recently available consolidated financial statements of such Person for such fiscal year.

     "MATURITY DATE" means March 25, 2009.

     "METROPOLITAN IRU' means an IRU granted in respect of a portion of the Network which is located within one of the metropolitan areas of Buenos Aires, Rosario, Cordoba and Mendoza.

     "MORTGAGE DEEDS" means: (i) the deed of mortgage dated August 2, 2000, as amended on July 13, 2004, the two deeds of mortgage dated August 4, 2000, as amended on July 13, 2004, and the two deeds of mortgage dated March 25, 2003 (the "EXISTING MORTGAGE DEEDS"), in each case as amended within the period set forth in Section 10.1(q) hereof to reflect the terms of the Debt Restructuring, and from time to time thereafter, between the Borrower, MSSF and Deutsche Bank S.A. as subagent of the Collateral Agent; and (ii) any other deed or deeds, substantially in the form of the Existing Mortgage Deed, pursuant to which the Borrower or its Subsidiaries shall grant mortgages from time to time in favor of the Secured Parties, to secure the repayment of the Term Loans.

     "MU EXPENSES" means, for any period, the salary, Selling G&A and other expenses of the Borrower which are properly attributable to the employment and activities during such period of IMPSAT management personnel employed by the Borrower.

     "NET INCOME" means, for any period, the net income (loss) of a Person and its Subsidiaries, determined on a consolidated basis, for such period in accordance with U.S. GAAP.

     "NET PROCEEDS" means, with respect to any event (a) the proceeds received in respect of such event in the form of cash and Temporary Cash Investments, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of an insured casualty event, insurance proceeds, and (iii) in the case of an Expropriation Event or similar event, expropriation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties other than IMPSAT or its Subsidiaries in connection with such event, (ii) in the case of a Disposal, the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay

Indebtedness (other than Indebtedness secured under the Security Documents) secured by the asset or property Disposed of or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries as a direct result of any gain recognized in connection with such event, and (iv) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower in conformity with U.S. GAAP); provided, however, that evidence with respect to (b)(i) through (iv) is provided to the Administrative Agent in form and substance reasonably satisfactory to the Lenders.

     "NET PROCEEDS ACCOUNT" means the net proceeds account to be established by the Collateral Agent for the purpose of holding Net Proceeds in the circumstances contemplated in Section 3.2(a)(2) and Section 8.1(d)(3). The Net Proceeds Account shall be a segregated account established in the name of the Collateral Agent for the benefit of the Lenders.

     "NETWORK" means the broadband telecommunications network in Argentina operated by the Borrower and certain of its Affiliates that was constructed by Nortel and its Affiliates pursuant to the Turnkey Contract.

     "NON TAX HAVEN BANK" means a bank or financial institution under the supervision of a central bank or similar authority, located in jurisdictions (i) other than those considered as tax havens ("jurisdicciones de baja o nula tributacion") pursuant to the Argentine Income Tax Law (Law 20,628 as amended) and its regulatory decree, or (ii) that have executed exchange information agreements with Argentina, and do not allow, among others, banking or stock market secrecy pursuant to their domestic law.

     "NORTEL BRAZIL" means Northern Telecom do Brasil Comercio e Servicos Ltda.

     "NOTE" means a promissory note of the Borrower, substantially in the form of Exhibit D, provided, however, that at the request of any Lender, all Term Loans maintained by such Lender may be evidenced by promissory notes of the Borrower in a form different from Exhibit D if the purpose of such request is that such Notes be capable of characterization as executive instruments ("titulos ejecutivos") under Argentine law and if the alternate form of Note is approved by the Agents, which approval shall not be unreasonably withheld.

     "OBLIGATIONS" means all present and future obligations, liabilities and other amounts, whether or not contingent, owing to any Lender pursuant to this Agreement or any other Financing Document, including principal, accrued interest and fees.

     "PAID IN CAPITAL" means, with respect to any Person, at any time, the aggregate amount of capital contributed to such Person in the form of cash or capitalized Indebtedness; provided, that in the case of the Borrower, "Paid in Capital" means the sum of (x) Four Hundred Thirty million, Four Hundred Eight Thousand Dollars (US$430,408,000) plus (y) the aggregate amount of capital contributed to the Borrower in the form of cash or capitalized Indebtedness after the Closing Date.

     "PARTY" means the Borrower, each Lender, the Administrative Agent and the Collateral Agent, individually, and "PARTIES" means two (2) or more of them.

     "PERMITTED DISPOSALS" means, with respect to the Borrower or any Subsidiary thereof: (a) any Disposal in the ordinary course of business of assets which are obsolete or which are replaced in the ordinary course of business; (b) any Disposal of the assets of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, or any Disposal of the assets of the Borrower to one of its Subsidiaries, provided that any such assets that are subject to a security interest in favor of the Administrative Agent on behalf of the Lenders must remain subject to such security interest after such Disposal;
(c) any Disposal of inventory in the ordinary course of business; (d) the Disposals listed on Schedule 1.1(b); (e) Permitted IRUs; (f) any Disposal of assets (other than IRUs) not constituting Collateral for their fair market value as determined in good faith by the Borrower, the aggregate proceeds of which do not exceed US$2,000,000; and (g) any IRU of the type referred to in clause (a) of the definition of "IRU" with respect to assets not constituting Collateral for fair market value as determined in good faith by the Borrower, the aggregate proceeds of which do not exceed US$2,000,000 for each such IRU.

     "PERMITTED INDEBTEDNESS" means (a) Indebtedness pursuant to the Financing Documents; (b) Intercompany Indebtedness, provided, that such Intercompany Indebtedness is evidenced by a Subordinated Intercompany Note; (c) contingent Indebtedness in respect of bonds or letters of credit provided to guarantee bids or performance under contracts in the ordinary course of business; (d) Indebtedness of the Borrower which is in existence on the Closing Date and set forth on Schedule 7.11; (e) purchase money Indebtedness and Capital Lease obligations in an amount not greater than US$5,000,000 in the aggregate outstanding at any one time; (f) purchase money Indebtedness and Capital Lease obligations in an amount not greater than the result of (i) US$25,000,000 less
(ii) any outstanding Indebtedness incurred pursuant to clause (e) above, in the aggregate outstanding at any one time; provided that such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has an average life to maturity equal to or greater than the average life to maturity of, the Indebtedness pursuant to the Financing Documents; (g) unsecured Indebtedness incurred for the operation and maintenance of such Person's Telecommunications Business, including, without limitation, for working capital purposes, in an amount outstanding at any time not greater than US$10,000,000 in the aggregate; (h) Indebtedness of the Borrower for money borrowed from financial institutions which Indebtedness is either fully collateralized by cash deposits of IMPSAT or fully funded by IMPSAT through the acquisition of one hundred percent (100%) participation in such Indebtedness from such financial institution, provided that such Indebtedness is either (i) non-recourse with respect to the Borrower or any of its assets or (ii) subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders; and (i) Indebtedness incurred and applied to refinance Indebtedness permitted by each of clauses (a) and (d) above; provided, however, that with respect to any such refinancing Indebtedness, (1) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced; (2) such refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has an average life to maturity equal to or greater than the average life to maturity of, the Indebtedness being refinanced; and (3) such Indebtedness is incurred and/or guaranteed by the Borrower and any Subsidiary which has incurred or guaranteed, as the case may be, the Indebtedness to be refinanced.

     "PERMITTED INVESTMENTS" means: (a) Investments which are in existence on the Closing Date and set forth on Schedule 1.1(a); (b) Temporary Cash Investments; (c) Investments in the form of Intercompany Indebtedness which constitutes Permitted Indebtedness; (d) accounts receivable owing to the Borrower or any Subsidiary thereof if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (e) payroll, travel and similar advances and advances to suppliers to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and in the aggregate do not at any time exceed US$1,000,000; and (f) stock, obligations or securities received in satisfaction of judgments, work-outs, assignments for the benefit of creditors or other similar judicial proceedings.

     "PERMITTED INVESTOR" means (a) any Person that is in the Telecommunications Business and (x) for its last four consecutive fiscal quarters has generated revenues of at least one billion Dollars (US$1,000,000,000) or earnings before interest, income taxes, depreciation and amortization of at least one hundred eighty million Dollars (US$180,000,000), or (y) on the date of determination has an equity market capitalization of at least three billion Dollars (US$3,000,000,000) or (b) any Subsidiary of such Person.

     "PERMITTED IRU" means: (a) an IRU of the type referred to in clause (b) of the definition of "IRU" or (b) an IRU of the type referred to in clause (a) of the definition of "IRU", with respect to any portion of the Network with an IRU Cost of two million Dollars (US$2,000,000) or less for each such IRU; provided, however, that the maximum number of ducts that may be subject to Permitted IRUs shall be three (3) (including the IRU granted by the Borrower to South American Crossing Ltd. in respect of one duct on the Network between Buenos Aries and Mendoza in accordance with Article 2 of the TAC Turnkey Construction and IRU Agreement among the Borrower, IMPSAT S.A. (Chile) and South American Crossing Ltd. dated September 22, 1999) in the case of Long Haul IRUs, and four (4) in the case of Metropolitan IRUs.

     "PERMITTED LIENS" means:

     (a) Liens under the Financing Documents;

     (b) Liens securing taxes not yet due or being contested in good faith by appropriate proceedings diligently conducted for which adequate cash reserves determined in accordance with Argentine GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, seizure, arrest, sale, collection, levy or loss on account thereof) and so long as (x) the contesting of, or failure to comply with, such requirements does not in any material way jeopardize such Person's ability or authority to operate all or any part of its business or value or continuing priority of the security interests in favor of the Administrative Agent on behalf of the Lenders in the Collateral and (y) all such contests of, and failures to comply with, such requirements would not in the aggregate have an Material Adverse Effect;

     (c) nonconsensual statutory Liens which are imposed by Applicable Law arising in the ordinary course of business and securing obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted for which adequate cash reserves determined in accordance with Argentine GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) and so long as (x) the contesting of, or failure to comply with, such requirements does not in any material way jeopardize such Person's ability or authority to operate all or any part of its business or value or continuing priority of the security interests in favor of the Administrative Agent on behalf of the Lenders in the Collateral and (y) all such contests of, and failures to comply with, such requirements would not in the aggregate have an Material Adverse Effect;

     (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs;

     (e) easements, rights-of-way, restrictions and other similar encumbrances on real property which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property to the Borrower or materially interfere with the ordinary conduct of the business of the Borrower or a Subsidiary;

     (f) Liens arising by virtue of any Applicable Law in favor of banks or other financial institutions on cash or rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;

     (g) Liens on goods (and the documents of title relating thereto) the purchase price, shipment or storage of which is financed by a documentary letter credit issued for the account of the Borrower or a Subsidiary thereof in the ordinary course of business, provided that such Lien secures only the obligations of the Borrower or such Subsidiary in respect of such letter of credit;

     (h) Liens created pursuant to Capital Leases;

     (i) Liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business (and as to which the property subject to any such Lien is not yet subject to foreclosure, seizure, arrest, sale, collection, levy or loss on account thereof);

     (j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (k) Liens (including extensions and renewals thereof) upon real or personal property, in each case other than in respect of the Network; provided, however, that (i) such Lien is created solely for the purpose of securing Indebtedness incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within one hundred eighty (180) days after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost and (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

     (l) Liens arising from the rendering of a final judgment or order against the Borrower or any of its Subsidiaries that does not give rise to an Event of Default;

     (m) Liens in respect of (i) Permitted IRUs referred to in clause (b) of the definition of "Permitted IRU" and (ii) Permitted Disposals referred to in clause
(g) of the definition of "Permitted Disposals";

     (n) Liens securing Indebtedness with an aggregate principal amount not in excess of US$5,000,000 at any time outstanding; and

     (o) Liens existing on the Closing Date and listed on Schedule 7.12(a).

     "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a Governmental Authority.

     "PESOS" means the lawful currency of Argentina.

     "PREPAYMENT EVENT" means (a) any Disposal by the Borrower or any of its Subsidiaries of any of such Person's properties or assets, whether tangible or intangible, other than a Permitted Disposal or any other Disposal permitted to be made under Section 8.2(j); (b) any Expropriation Event; and (c) any casualty or other insured damage to any material asset of the Borrower or any Subsidiary thereof.

     "PRINCIPAL REPAYMENT DATE" means March 25, 2008, September 25, 2008 and the Maturity Date.

     "REGISTRATION BUSINESS DAY" means, with respect to the amendments to the Existing Equipment Pledge Agreement and the Existing Mortgage Deeds entered into in connection with the Debt Restructuring, any day on which the relevant Registro de Creditos Prendarios or Registro de la Propiedad Inmueble, respectively, is open for business in the ordinary course.

     "REQUIRED LENDERS" means, at any time, Lenders holding more than fifty percent (50%) in aggregate principal amount of the Term Loans then outstanding.

     "REVENUES" means, with respect to any Person for any period, the consolidated revenues of such Person and its Subsidiaries.

     "SC" means the Argentine Secretariat of Communications ("Secretaria de Comunicaciones").

     "SECURED PARTIES" means, collectively, the parties secured under any of the Security Documents, and each a "SECURED PARTY".

     "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

     "SECURITY DOCUMENTS" means the Mortgage Deeds, the Equipment Pledge Agreements, and any other agreements entered into pursuant to Section 9.

     "SERIES A CONVERTIBLE NOTES" means the Series A 6% Senior Guaranteed Convertible Notes due 2011 issued by IMPSAT.

     "SERIES B CONVERTIBLE NOTES" means the Series B 6% Senior Guaranteed Convertible Notes due 2011 issued by IMPSAT.

     "SOLVENT" means with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "SPECTRUM AUTHORIZATION" means the authorization granted by the SC, revocable in nature, to use the radioelectric spectrum in accordance with the Argentine Telecommunications Law 19,798, as it may be amended from time to time.

     "SUBORDINATED INTERCOMPANY NOTE" means a promissory note of the Borrower, or any Subsidiary of the Borrower, in form and substance satisfactory to the Lenders, evidencing Intercompany Indebtedness of the Borrower for money borrowed from IMPSAT or any of the Borrower's Subsidiaries, or evidencing Indebtedness of any of the Borrower's Subsidiaries for money borrowed from the Borrower, any other Subsidiary of the Borrower or IMPSAT, which is subordinated pursuant to an Intercompany Subordination Agreement.

     "SUBSIDIARY" means, with respect to any Person, any other Person that is directly or indirectly Controlled by the first Person.

     "TELECOMMUNICATIONS BUSINESS" means telecommunications services, value added telecommunications services, radio paging, mobile telecommunications, personal telecommunications services, trunking, transport of broadcasting signals, information technology, Internet services and related and ancillary services in Argentina in which the Borrower or any of its Subsidiaries is from time to time engaged.

     "TEMPORARY CASH INVESTMENT" means any of the following: (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of two hundred fifty million Dollars (US$250,000,000) (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating the time as of which any investment therein is made of "P-l" (or higher) according to Moody's Investor Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard & Poor's Ratings Services ("S&P") ; (e) securities with maturities of six (6) months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (f) certificates of deposit maturing not more than one (1) year after the acquisition thereof by the Borrower or a Subsidiary thereof and issued by any of the ten (10) largest banks (based on assets as the last December 31) organized under the laws of Argentina; provided, however, that such bank is not under intervention, receivership or any similar arrangement at the time of the acquisition of such certificate of deposit, and provided further, that at no time shall the aggregate outstanding amount of such certificates of deposit exceed five percent (5%) of the Borrower's Revenue for the immediately preceding fiscal year unless so required by the Central Bank.

     "TOTAL DEBT" means, with respect to any Person at any time and from time to time, the aggregate amount of any and all Indebtedness of such Person and its Subsidiaries then outstanding; provided, however, that for the purposes of determining compliance with Section 8.3(f) hereof, the outstanding principal amount of the Ericsson Indebtedness shall be excluded from the calculation of Total Debt.

     "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year.

     "U.S. GAAP" means generally accepted accounting principles as promulgated or adopted by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants and its predecessors, consistently applied.

     "VOTING STOCK" means, with respect to any Person, Capital Stock ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.2.   OTHER DEFINITIONS.

     The following terms shall have the meaning given to them in the Section indicated below:

TERM                                              SECTION
Administrative Agent                              Preamble
Advanced Fee                                      15.5
Agreement                                         Preamble
Amendment                                         8.2(e)
Argentine Public Debt Instruments                 4.2(b)
Assigned Indebtedness                             Sixth Recital
Bankruptcy Code                                   10.1 (g)
Borrower                                          Preamble
Collateral                                        9.1
Collateral Agent                                  Preamble
Deferred Payment Date                             4.2(c)
Deposit Account                                   3.6(a)
Event of Default                                  10.1
Excluded Taxes                                    5.1(a)
Existing Financing Agreement                      Third Recital
Guarantee                                         Fifth Recital
IMPSAT                                            Fourth Recital
Indemnitees                                       11.2
Information                                       16.13
Lenders                                           Preamble
Nortel                                            Preamble
Note(s)                                           2.2(a)
Option                                            13.1
Option Consents                                   13.1
Option Indebtedness                               13.1
Original Financing Agreement                      First Recital
Placement Agent                                   16.16
Preceding Fiscal Quarter                          8.2(c)(2)
Prepayment                                        3.2(a)
Reference Dealers                                 4.2(b)
Register                                          2.1(b)
Release                                           9.3(b)

Release Instruments                               9.3(b)
Released Collateral                               9.3(b)
Second Currency                                   4.1
Sovereign Event Deferral Period                   4.2(c)
Specified Place of Payment                        4.1
Syndication Agents                                16.14
Taxes                                             5.1(a)
Term Loan(s)                                      2.1(a)

SECTION 1.3.   INTERPRETATION.

     In this Agreement: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other gender; (c) references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred thereto; (d) references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; (e) references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise indicated; (f) references to agreements and other contractual instruments shall be deemed to include all schedules and exhibits to such agreements and all subsequent amendments and other modifications to such agreements and contractual instruments, but only to the extent such amendments and other modifications are not prohibited by the terms hereof; (g) references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities, and (h) the terms "date of this Agreement" and "date hereof" mean July 29, 2005.

SECTION 1.4.   ACCOUNTING PRINCIPLES AND TERMS.

     Except as otherwise provided in this Agreement: (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with U.S. GAAP applied on a consistent basis; (b) with respect to accounting terms or financial information defined or described in reference to a Person and its Subsidiaries, all such terms and information shall be construed as applying to such Person and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP; and (c) all accounting terms used in this Agreement shall have the meanings respectively ascribed to such terms by U.S. GAAP.

                         SECTION 2. THE CREDIT FACILITY

SECTION 2.1.   LOANS.

     (a) LOANS. Each Lender severally agrees, upon the terms and conditions set forth herein, on the Closing Date to maintain a term loan (each a "TERM LOAN" and collectively the "TERM LOANS") in an aggregate principal amount equal to Thirty-Eight Million, Nine Hundred Twenty Thousand, Eight Hundred Eighty-Eight and 89/100 Dollars (US$38,920,888.89) representing the Assigned Indebtedness. Any amounts that are repaid or prepaid may not be reborrowed. The aggregate principal amount of all Term Loans shall not at any time exceed the maximum amount of the Assigned Indebtedness. Each Lender's pro rata percentage of the Assigned Indebtedness is as set forth on Schedule 2.1.

     (b) REGISTER. The Administrative Agent shall maintain at its address a register (the "REGISTER") on which it shall record, from time to time, the names and addresses of the Lenders, the amount of the Term Loans made by each Lender and each repayment and prepayment in respect of the Term Loans of each Lender. The entries made on the Register shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the Obligations therein recorded, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Term Loan or Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary; provided, however, that the failure of the Administrative Agent to maintain the Register or any error therein shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans of such Lender in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 2.2.   NOTES.

     (a) EXECUTION AND DELIVERY. The Borrower's obligation to pay the principal of, and interest on, each Term Loan made by each Lender shall be evidenced by a Note duly executed and delivered by the Borrower to the Administrative Agent and payable to the order of the relevant Lender. Each Note shall be entitled to the benefits of this Agreement and the other Financing Documents and (subject to variations in form approved by the Agents as provided in the definition of "Note" contained herein) shall (1) be dated the date hereof, (2) be in a stated principal amount equal to such Lender's pro rata share of the Term Loans as set forth on Schedule 2.2; (3) be payable in installments as provided in Section 3.1; and (4) bear interest as provided in Section 3.3. The Administrative Agent shall deliver to each Lender each Note payable to such Lender.

     (b) RELEASE. Each Note shall be surrendered to the Borrower against final payment thereof on the Maturity Date or such earlier date as the Term Loans are paid in full.

     (c) INTERPRETATION. In the event of any inconsistencies between this Agreement and any Note, the terms of this Agreement shall control; provided, however, that nothing in this clause (c) shall limit the rights of any Lender to bring any action or enforce its rights or remedies under any Note.

               SECTION 3. Payment of Principal, Interest and Fees

SECTION 3.1.   REPAYMENT OF PRINCIPAL.

     The Term Loans shall be repaid by the Borrower in three (3) installments on the Principal Repayment Dates set forth below as follows:

        -------------------------- --------------------------------
                    DATE                        AMOUNT
                    ----                        ------
        -------------------------- --------------------------------
               March 25, 2008                US$4,534,100
        -------------------------- --------------------------------
             September 25, 2008              US$4,534,100
        -------------------------- --------------------------------
               March 25, 2009              US$29,852,688.89
        -------------------------- --------------------------------

     The final installment shall be in the amount sufficient to pay all outstanding principal, accrued and unpaid interest thereon, all fees and other amounts owed hereunder and all other Obligations of the Borrower then outstanding and shall be payable on the Maturity Date.

SECTION 3.2.   PREPAYMENTS

     (a) MANDATORY PREPAYMENTS.

     The Borrower shall prepay the principal amount of the Term Loans, in whole or in part, together with interest accrued thereon to the date of prepayment (each such prepayment, a "PREPAYMENT") upon the occurrence of any of the following events, as follows:

          (1) ILLEGALITY. The Borrower shall make Prepayments on the dates and in the amounts specified in Section 5.2(a) if so required pursuant to such Section.

          (2) PREPAYMENT EVENTS. The Borrower shall make Prepayments under this Subsection 3.2(a)(2) upon the receipt of Net Proceeds in respect of any Prepayment Event in an amount equal to such Net Proceeds; provided, however, that in the case of a Prepayment Event consisting of a casualty or other insured damage, the Borrower shall not be subject to such prepayment obligation if no Default or Event of Default has occurred and is continuing and (i) if the property that was the subject of such casualty or damage is subject to a Lien permitted under paragraph (1) of the definition of "Permitted Liens" and the Person secured by such Lien is named as the loss payee of the insurance proceeds payable with respect to such casualty or damage, or (ii) if within the period of thirty (30) days following the receipt of such Net Proceeds the Borrower (A) notifies the Administrative Agent that it intends to reinvest such Net Proceeds within the six (6) months thereafter in the payment of the costs of repairing, restoring, rebuilding or replacing the portion of the property that was the subject of such casualty or damage; and (B) certifies that such repair, restoration, rebuilding or replacement will be completed within a period of six
(6) months from the occurrence of the relevant casualty event; and provided further, that if the Net Proceeds from such a casualty event or damage exceed five million Dollars (US$5,000,000), the full amount thereof shall be paid to the Collateral Agent to be held by the Collateral Agent in the Net Proceeds Account and shall be released by the Collateral Agent to or at the direction of the Borrower as and when required for payment of such costs of repair, restoration, rebuilding or replacement.

          (3) PREPAYMENT UNDER IMPSAT CONVERTIBLE NOTES. Concurrently with the making of any voluntary or mandatory prepayment in respect of the securities issued pursuant to any of the IMPSAT Convertible Notes (not including any voluntary or mandatory prepayment made in connection with the refinancing of the aggregate principal and interest due under such securities), the Borrower shall make a Prepayment in an amount which bears to the aggregate principal amount of the Term Loans then outstanding the same ratio as the amount of the prepayment of the relevant securities bears to the aggregate principal amount of such securities then outstanding.

          (4) EXCESS CASH FLOW OF THE BORROWER. Within fifteen (15) Business Days after the Borrower shall have submitted to the Administrative Agent its annual financial statements pursuant to Section 8.1 (a) in respect of any fiscal year of the Borrower, the Borrower shall make a Prepayment under this Subsection 3.2(a)(4) in an aggregate amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for such fiscal year.

          (5) BORROWER CAPITAL MARKETS TRANSACTIONS. The Borrower shall, or shall cause its Subsidiaries to, make a Prepayment upon the receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Borrower Capital Markets Transaction. With respect to such Net Proceeds, the amount of aggregate Prepayment required by this Subsection 3.2(a)(5) shall be equal to fifty percent (50%) of such Net Proceeds.

          (6) IMPSAT CAPITAL MARKETS TRANSACTIONS. The Borrower shall, or shall cause its Subsidiaries or IMPSAT (as applicable) to, make a

Prepayment upon the receipt by the Borrower or any of its Subsidiaries or IMPSAT of the Net Proceeds of any IMPSAT Capital Markets Transaction. With respect to such Net Proceeds, the amount of aggregate Prepayment required by this Subsection 3.2(a)(6) and Subsection 3.2(a)(6) of the Brazil Financing Agreement shall be equal to fifty percent (50%) of such Net Proceeds, which Prepayment shall be applied among this Subsection 3.2(a)(6) and Subsection 3.2(a)(6) of the Brazil Financing Agreement pro rata based on (y) the then outstanding balance of the Term Loans, and (z) the then outstanding balance of the term loans under the Brazil Financing Agreement.

          (7) IRUS. Promptly after the Borrower's receipt of the Net Proceeds of each Permitted IRU referred to in clause (b) of the definition of "Permitted IRU" (or, in the case of any Permitted IRU payable in more than one payment, after the receipt of the first payment), the Borrower shall make a Prepayment in an amount equal to the greater of (a) 125% of the IRU Cost of such Permitted IRU, or (b) fifty percent (50%) of such Net Proceeds; provided, however, that the Prepayment under this Subsection 3.2(a)(7) shall not exceed one hundred percent (100%) of the Net Cash Proceeds received by the Borrower in respect of any sale of a Permitted IRU.

          (8) PREPAYMENT LIMITATION. If at any time this Agreement shall have been amended and restated to provide for the assumption by IMPSAT as borrower and Borrower as the guarantor with respect to the Term Loans as provided for in
Section 13.1 hereof but the Brazil Financing Agreement shall not have been amended and restated to provide for the assumption by IMPSAT as borrower and IMPSAT Brazil as guarantor with respect to the term loans thereunder as provided for in Section 13.1 thereof, then any mandatory prepayments under Subsection
(2), (4), (5) or (7) of this Section 3.2(a) will be reduced by one-half; provided that, in such event, pursuant to Subsection 3.2(a)(8) of the Brazil Financing Agreement, IMPSAT Brazil shall be obligated to make a mandatory prepayment with respect to the term loans under the Brazil Financing Agreement in an amount equal to such reduced mandatory prepayment.

     All amounts required to be prepaid under this Section 3.2(a) shall be paid to the Administrative Agent promptly (but in any case within ten (10) Business Days except as otherwise provided in Subsection 3.2(a)(4) after the receipt by the Borrower and/or its Affiliates of such amount).

     (b) OPTIONAL PREPAYMENTS. Upon not less than seven (7) Business Days prior written notice to the Administrative Agent, the Borrower may make a Prepayment on any Business Day, subject to the limitations imposed by Applicable Law, (i) at any time between Closing and the first anniversary of Closing, at 101% of the principal amount thereof plus accrued and unpaid interest to the date of such Prepayment, (ii) at any time after the first anniversary of Closing, at 100% of principal amount thereof, plus accrued and unpaid interest thereon to the date of such Prepayment, if any, provided, however, that in the event that the Borrower and IMPSAT Brazil notify the Administrative Agent of the Prepayment of the entire principal amount of the Term Loans then outstanding, together with the entire principal amount of the term loans then outstanding under the Brazil Financing Agreement, during the period between the Closing Date and the date 90 days thereafter, from the proceeds of a new issue of Indebtedness the terms of which are at least as favorable to the Borrower, IMPSAT Brazil and IMPSAT as this Agreement and the Brazil Financing Agreement, the Borrower may make such Prepayment at 100% of the principal amount thereof plus accrued and unpaid interest to the date of such Prepayment. Other than an optional Prepayment under the proviso set forth above (which requires the Prepayment of the entire principal amount of the Term Loans), any Prepayment under this Section 3.2(b) shall only be allowed if the amount thereof is equal to one million Dollars (US$1,000,000) or an integral multiple thereof, except that if the aggregate principal amount then outstanding is less than one million Dollars (US$ 1,000,000), the Borrower may prepay such aggregate principal amount. Upon receipt of such notice by the Administrative Agent, the Borrower's obligation to make such Prepayment shall be irrevocable and binding.

     (c) ORDER OF APPLICATION. All Prepayments under this Section 3.2 shall be applied in inverse order of scheduled future installment repayments of the Term Loans.

SECTION 3.3.   INTEREST.

     (a) INTEREST RATE. On the Closing Date, accrued and unpaid interest at rate per annum equal to ten percent (10%) from (and including) March 25, 2005 to (but excluding) the Closing Date on the outstanding principal amount of the Assigned Indebtedness shall be paid along with the Initial Paydown. Thereafter, interest shall accrue on the outstanding principal balance of the Term Loans at a rate of twelve percent (12.0%) per annum, payable semi-annually in arrears in cash, commencing on September 25, 2005, and continuing on each Interest Payment Date thereafter until such Term Loan is paid in full.

     (b) DEFAULT INTEREST. Notwithstanding the provisions of Section 3.3(a), (i) upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay to the Lenders on demand interest at the Default Interest Rate on the unpaid principal balance of each Term Loan and (ii) with respect to the amount of any interest, fee or any other amount payable by the Borrower hereunder or under the Notes, which has not been paid in full when due (whether at stated maturity, by acceleration, prepayment or otherwise), for the period from and including the due date thereof to and including the date the same is paid in full (both before and after judgment), whether or not any notice of default in the payment thereof has been delivered, the Borrower shall pay to the Lenders interest thereon, to the extent permitted by Applicable Law, in arrears on the date such amount shall be paid in full at the Default Interest Rate. Interest payable under this Section 3.3(b)(ii) shall be compounded on any overdue amount at three (3) month intervals commencing on the date on which the default occurred.

     (c) COMPUTATION. Interest on all Term Loans shall be computed on the basis of three hundred sixty (360) days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

SECTION 3.4.   AGENT'S FEES.

     The Borrower shall pay (i) in the event that at any time after the Closing Date there shall be an Administrative Agent unrelated to any Lender, to the Administrative Agent an annual fee in an amount as shall be agreed between the Borrower and such Administrative Agent, not to exceed sixty thousand Dollars (US$60,000), payable in advance, and (ii) to the Collateral Agent the reasonable and customary fee charged by the Collateral Agent for acting in such capacity as shall be agreed between the Borrower and the Collateral Agent; it being expressly understood and agreed that the Borrower shall pay all fees and expenses related to that certain Letter Agreement, dated as of the date hereof, which provides for the acceptance of Deutsche Bank Trust Company Americas to act as both Administrative Agent and Collateral Agent under each of this Agreement and the Brazil Financing Agreement.

SECTION 3.5.   NATURE OF PAYMENTS.

     All payments under this Agreement and under the Notes shall be paid on the dates when due without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived. Such payments shall be made in Dollars and in immediately available funds, without setoff, recoupment, counterclaim, or any other deduction of any nature.

SECTION 3.6.   PAYMENT PROCEDURES.

     (a) DEPOSIT ACCOUNT. All payments hereunder and under the Notes shall be made to the Administrative Agent for the ratable account of each Lender entitled thereto, in Dollars by wire transfer of immediately available funds to the Administrative Agent's account indicated below, or such other account as the Administrative Agent may designate to the Borrower in writing (the "DEPOSIT ACCOUNT"), not later than 1:00 P.M. New York time on the date when due.

             Administrative Agent's Deposit Account:
             Deutsche Bank Trust Company Americas
             ABA #021001033
             Account No.: 01419647
             Account Name: Corporate Trust
             Reference: IMPSAT Deposit A/C # 47930
             Attention: Randy Kahn

     Any payments under this Agreement that are made later than 1:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day.

     (b) BUSINESS DAYS. Whenever any payment to be made hereunder or under any Note shall be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, provided that should such next succeeding Business Day fall in the next calendar month, such due date shall be the immediately preceding Business Day.

SECTION 3.7.   ADMINISTRATIVE AGENT'S DETERMINATION.

     Any determination made by the Administrative Agent as to the interest rate, the Default Interest Rate, and the amounts of interest, principal and other amounts due hereunder shall be conclusive in the absence of manifest error.

SECTION 3.8.   PAYMENTS PRO RATA.

     (a) PRO RATA. The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any amount due and payable by the Borrower hereunder, except as otherwise expressly provided herein, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) EXCESS PAYMENTS. Each of the Lenders agrees that, if it should receive any payment hereunder (either by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, or otherwise), which is applicable to the payment of the principal of or interest on the Term Loans or the fees, with the result that such Lender receives a greater proportion of the amount then due to it hereunder than any other Lender receives in respect of the amount due to such other Lender hereunder, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such other Lenders in such amount as shall result in a proportional participation by all the Lenders in such payment; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, without interest.

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SECTION 3.9.   GOVERNMENTAL APPROVALS.

     The Borrower shall obtain all necessary Governmental Approvals (including, but not limited to, approvals from the Central Bank) in connection with the performance of any of its obligations hereunder and with respect to any payments to be made under this Agreement and the other Financing Documents, and provide copies thereof to the Administrative Agent promptly after the Borrower's receipt thereof.

SECTION 3.10.  CHANGE OF CONTROL.

     Within 30 days following the occurrence of a Change of Control, the Borrower shall commence an offer to purchase the Assigned Indebtedness then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of such purchase. The Borrower shall notify the Administrative Agent and each Lender at the address for such Lender maintained in the Register, of the offer to purchase, the purchase price and date of purchase (which shall be a Business Day no earlier than 30 and no later than 60 days from the date such notice is mailed). Any Lender electing to accept such offer to purchase shall notify the Borrower in writing no later than 15 days from the date of receipt of such notice, and any failure to so notify the Borrower shall constitute a waiver of such Lender's right to cause the repurchase of its Assigned Indebtedness pursuant to this
Section 3.10. Notwithstanding anything to the contrary herein (including Section
3.8 of this Agreement), any Lender that does not elect to accept such offer to purchase shall not be entitled to a pro rata distribution of the proceeds of such offer.

             SECTION 4. PAYMENT IN DOLLARS; EVENT OF SOVEREIGN RISK

SECTION 4.1.   OBLIGATION TO PAY IN DOLLARS; JUDGMENT CURRENCY.

     This is an international transaction in which the specification of Dollars and payment in the place specified pursuant to this Agreement (the "SPECIFIED PLACE OF PAYMENT"), is of the essence, and Dollars shall be the currency of account in all events. The Obligations of the Borrower shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transferred to the Specified Place of Payment under normal banking procedures does not yield the amount of Dollars in the Specified Place of Payment due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the "SECOND CURRENCY"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Lenders could purchase Dollars with the Second Currency on the Business Day next preceding that on which judgment is rendered. The obligation of the Borrower in respect of any such sum due to the Lenders hereunder or under the Notes shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Lenders of any sum adjudged to be due hereunder or under the Notes in the Second Currency, the Lenders may in accordance with normal banking procedures purchase and transfer to the Specified Place of Payment Dollars with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Lenders against, and to pay the Lenders on demand in Dollars, any difference between the sum originally due to the Lenders in Dollars and the amount of Dollars so purchased and transferred (including, without limitation, all costs and expenses of the

Lenders incurred in connection therewith, such as transfer taxes, commissions and fees).

SECTION 4.2.   EVENT OF SOVEREIGN RISK.

     Without prejudice to Section 4.1, in the event that not less than three (3) Business Days before any payment is due hereunder any Lender notifies the Administrative Agent that an Event of Sovereign Risk has occurred and is continuing (regardless of when such Event of Sovereign Risk occurred), the Administrative Agent shall notify the Borrower and each Lender of the occurrence of such event and the Borrower shall at its own expense and at each Lender's sole option (which option shall be deemed to be that set forth in Section 4.2(a) below unless notice shall have been received from such Lender as described in
Section 4.2(b) or (c) below):

     (a) DOLLARS. Obtain the required amount of Dollars through (1) the purchase with Pesos of any public or private bond or tradable security issued in Argentina and denominated in Dollars, and the sale and transfer of the same outside Argentina for Dollars, (2) the purchase of Dollars in New York, with whatever legal tender, or (3) failing both (1) and (2), any other legal mechanism for the acquisition of Dollars in any exchange market; or

     (b) BEST FIRM BID PRICE. If a Lender shall have notified the Administrative Agent and the Borrower prior to a date of payment that its option shall be that set forth in this Section 4.2(b), make the required payment in the city of Buenos Aires, Argentina, by the delivery of, at such Lender's sole option, (1) Par Bonds due 2023, Discount Bonds due 2023 or Par Bonds due 2038, in each case issued by the Republic of Argentina, or any securities issued in connection with the restructuring of any such bonds (collectively, "ARGENTINE PUBLIC DEBT INSTRUMENTS"), or (2) any other public or private bond or tradable security issued in Argentina, denominated in Dollars and actively traded on any stock exchange or over-the-counter market having broad international acceptance, in each case satisfactory to such Lender, which, in any of cases (1) or (2) if sold at the best firm bid price quoted, for the relevant amount, on the date of payment in New York by the Reference Dealers would cause such Lender to receive, after taxes, fees, commissions and any other costs, an amount of Dollars equal to the amount required to be paid by the Borrower for the account of such Lender on such payment date (for purposes of this Section 4.2(b), the "best firm bid price" shall be determined on the basis of quotes obtained from the Reference Dealers and, if only one quote is obtained, on the basis of such quote; and "REFERENCE DEALERS" shall mean J.P. Morgan Chase & Co., Banque Nationale de Paris, and Merrill Lynch & Co. or, if none of the foregoing is quoting a firm bid price for such payment date, then the "Reference Dealers" shall be those dealers (which may be as few as one dealer) selected by such Lender to be Reference Dealers for the purposes of this Section 4.2(b)); or

     (c) DEFERRAL. If a Lender shall have notified the Administrative Agent and the Borrower prior to a date of payment that its option shall be that set forth in this Section 4.2(c), defer payment of the amount due as specified in such notice until the earlier of (1) the date which is one Business Day following the date on which such Lender shall, in its sole discretion, notify the Administrative Agent and the Borrower that such Event of Sovereign Risk is no longer in effect, or (2) the date (which date shall be not more than ninety (90) calendar days following the date on which the payment was originally due) on which such Lender shall notify the Administrative Agent and the Borrower that payment is to be made in accordance with the procedure outlined in either
Section 4.2(a) or (b) above, as such Lender shall elect. If a payment obligation of the Borrower is so deferred pursuant to this Section 4.2(c), then the period between the original payment date and the deferred date for payment determined in accordance with the first sentence of this Section 4.2(c) (the "DEFERRED PAYMENT DATE") shall be the "SOVEREIGN EVENT DEFERRAL PERIOD". If such Lender shall subsequently provide notice that the Borrower is to make payment as specified in
(x) Section 4.2(c)(1) above or (y) Section 4.2(c)(2) above pursuant to an election to apply the mechanism set forth in Section 4.2(a) above (which subsequent notice shall specify the Dollar amount due on the Deferred Payment Date concerned), then the Borrower shall make payment in Dollars of all outstanding amounts due hereunder (including, without limitation, interest accrued during the Sovereign Event Deferral Period) on such Deferred Payment Date in accordance with the terms of this Agreement. Alternatively, if such Lender shall subsequently provide notice that the Borrower is to make payments pursuant to the mechanism set forth in Section 4.2(b) above (which subsequent notice shall specify the Dollar amount due on the Deferred Payment Date concerned, as well as the securities to be used for payment and the account in Argentina to which such securities are to be delivered), then the Borrower shall make payment of all outstanding amounts due hereunder (including, without limitation, interest accrued during the Sovereign Event Deferral Period) on such Deferred Payment Date in accordance with such Lender's notice.

     (d) ACCRUAL OF INTEREST UNAFFECTED. Any undertaking of operations to obtain Dollars according to this Section 4.2 shall not affect the accrual of interest (including default interest) in accordance herewith. Nothing in this Section 4.2 shall impair any of the rights of the Agents or the Lenders under this Agreement or be construed to entitle the Borrower to refuse to make payments hereunder in Dollars for any reason whatsoever, including, without limitation, any of the following:

          (1) the purchase of Dollars in Argentina by any means becomes more onerous or burdensome for the Borrower than as of the date hereof; and

          (2) the exchange rate in force in Argentina for the conversion of Pesos to Dollars changes significantly from that in effect as of the date hereof. The Borrower waives the right to invoke any defense of payment impossibility (including any defense under Section 1198 of the Argentine Civil
Code) and acknowledges that the Lenders have agreed to maintain the Term Loans relying on its agreement, as an essential condition, to pay all amounts due under this Agreement, the Notes and any other Financing Document in Dollars and in accordance with Article 619 of the Argentine Civil Code. The Borrower unconditionally and irrevocably waives any right it may have to effect any of its payment obligations under this Agreement and any other Financing Document in a currency other than Dollars, or in an amount less than such payment obligation, or by transferring and/or delivering any security (either representing debt or equity) or payment instrument to the Lenders. Accordingly, the Borrower shall not assert for any reason impossibility of paying in Dollars (assuming liability for any force majeure or act of God) and acknowledges that all payment obligations for which it is liable under this Agreement and any other Financing Document shall remain in force and payable until such time as the Lenders have received the exact amount of Dollars owed under this Agreement and any other Financing Document.

     (e) NO DEFINITIVE PAYMENT. No alternative payment mechanism provided in this Section 4.2. shall be deemed to constitute payment of the applicable owed amount until receipt by the relevant Lender of the full amount of Dollars due in respect thereof. All costs, expenses and taxes payable in connection with the procedures referred to above shall be borne by the Borrower.

SECTION 4.3.   WAIVER OF "PESIFICATION".

     The Borrower hereby irrevocably and unconditionally waives any and all rights it may have at any time to convert the currency of account for the

Obligations from Dollars into Pesos or any other currency or type of security pursuant to any Applicable Law now or hereafter in effect in Argentina, including without limitation, Argentine Decree No. 214/02, as amended.

                     SECTION 5. FUNDING AND YIELD PROTECTION

SECTION 5.1.   TAXES.

     (a) PAYMENT NET OF TAXES. Any and all payments by the Borrower in respect of amounts due under this Agreement, the Notes and any other Financing Document shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes (including, without limitation, income taxes, value added taxes, sales taxes, use taxes, stamp or documenting taxes, excise taxes, property taxes and asset taxes), duties, levies, fees, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, of whatever nature now or hereafter imposed, assessed or levied (including interest, penalties or additions thereto) by any Argentine Governmental Authority or by any other Governmental Authority from or through which any payment is made hereunder or under the other Financing Documents ("TAXES"), except taxes imposed on (or assessed on the basis of) the overall net income of or franchise taxes imposed on any Lender by the laws of the jurisdiction, whether federal, state or local, in which it is resident or organized ("EXCLUDED TAXES"). If any Taxes, other than any Excluded Taxes, are required by Applicable Law to be withheld or deducted from or in respect of any sum payable under this Agreement, the Notes or any other Financing Document:

          (1) the Borrower shall pay such additional amount as may be necessary to ensure that after reduction for all required withholdings or deductions for Taxes, other than Excluded Taxes (including withholdings or deductions applicable to additional sums payable under this Section 5.1), the net amount actually received by the Lenders free and clear of such withholding or deduction is equal to the amount the Lenders would have received had no such withholdings or deductions been made;

          (2) the Borrower shall make such withholdings or deductions; and

          (3) the Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authorities in accordance with the Applicable Laws and prior to the date on which penalties attach thereto.

     (b) INDEMNITY. The Borrower shall indemnify and hold the Agents and the Lenders harmless from and against, and shall reimburse the Lenders and the Agents on demand for, the full amount of Taxes (including, without limitation, any Taxes imposed on amounts payable under this Section 5.1) paid by the Lenders or the Agents other than Excluded Taxes, and for any loss, liability, claim or expense (including penalties, interest, and legal fees) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and which the Agents or the Lenders may incur at any time arising out of, or in connection with, any failure of the Borrower to make any payment of such Taxes when due.

     (c) OTHER TAXES. The Borrower shall pay all Taxes (including notary public and filing fees), other than Excluded Taxes, associated with the execution, delivery, filing, recording, or registration of, or foreclosure with respect to, this Agreement, the Notes and the other Financing Documents, and shall indemnify and hold the Agents and the Lenders harmless from and against any and all liabilities with respect to, or resulting from, any failure or delay in paying such Taxes.

     (d) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the Obligations of the Borrower under this

Section 5.1 shall survive the payment in full of all principal and interest hereunder and under the Notes.

     (e) TAX RECEIPTS. Within thirty (30) days after the date of any payment of Taxes required to be made under this Section 5.1, the Borrower shall furnish to the Administrative Agent a copy of any official tax receipts evidencing such payment.

SECTION 5.2.   ILLEGALITY.

     (a) PREPAYMENT. If the introduction of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration of any Applicable Law, makes or has made it unlawful for a Lender or its applicable Lending Office to maintain any Term Loan, the Borrower shall, upon receipt of notice of such determination and demand from such Lender (with a copy to the Administrative Agent), prepay in full the Term Loan of such Lender then outstanding, together with any accrued and unpaid interest thereon and any fees required to be paid under Section 3.4, on the next Interest Payment Date for such Term Loan following the date the notice is given; provided, however, that if such Lender notifies the Borrower that earlier Prepayment is necessary in order to enable such Lender to comply with such Applicable Law or change and specifies an earlier date for the Prepayment, the Borrower shall make the Prepayment on the date so specified.

     (b) LENDER'S DUTY TO MITIGATE. Before giving notice to the Administrative Agent under this Section 5.2, the affected Lender shall endeavor to designate a different Lending Office with respect to its Term Loan or endeavor in good faith to provide another structure for its Term Loan if such designation or alternative structure will avoid the need for giving such notice or making such demand and will not, in the Lender's sole determination, be illegal or cause such Lender to suffer any economic, legal, regulatory or other disadvantage.

SECTION 5.3.   INCREASED COSTS AND YIELD PROTECTION.

     (a) NOTICE; ADDITIONAL PAYMENTS. If due to either (1) the introduction of, any change in, or any change in the interpretation or administration by any competent authority of, any Applicable Law, or (2) the compliance by a Lender with any guideline or request from any central bank or any other Governmental Authority (whether or not having the force of law), in each case, made subsequent to the date of this Agreement, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining its Term Loan, then such Lender shall notify the Administrative Agent and the Borrower accordingly, and upon receipt from such Lender (through the Administrative Agent) of a demand for payment of additional amounts the Borrower shall pay to the Administrative Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs; provided that any such additional amounts shall not duplicate any amounts payable by the Borrower under Section 5.2.

     (b) CAPITAL ADEQUACY REGULATIONS. If (1) the effectiveness of any Capital Adequacy Regulation, (2) any change in any Capital Adequacy Regulation, (3) any change in the interpretation or administration of any Capital Adequacy Regulation by any competent authority, including with respect to compliance by a Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case, made subsequent to the date of this Agreement, affects the amount of capital reserves or other funds required or expected to be maintained by such Lender (or its Lending Office) or any corporation controlling such Lender and, after taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and otherwise anticipated return on capital, such Lender determines that the amount of such capital reserves or other funds is increased as a consequence of its Term Loans and other obligations under this Agreement, then the Borrower, upon receipt from such Lender (through the Administrative Agent) of a demand for payment of additional amounts, shall pay to such Lender additional amounts sufficient to compensate such Lender, the Lending Office or the corporation for the increased cost to such Lender, Lending Office or other corporation or the reduction in the rate of return to such Lender, Lending Office or other corporation on its capital caused by its compliance with such Capital Adequacy Regulation, provided, however, that any such additional amounts shall not duplicate any amounts payable by the Borrower under Section 5.3(a).

     (c) LENDER'S DUTY TO MITIGATE. Before giving notice to the Administrative Agent under this Section 5.3, the affected Lender shall endeavor to designate a different Lending Office with respect to its Term Loan if such designation will avoid the need for giving such notice or making such demand and will not, in the Lender's sole determination, be illegal or cause such Lender to suffer any economic, legal, regulatory or other disadvantage.

                   SECTION 6. DELIVERIES; CONDITIONS PRECEDENT

     On the Closing Date, the following conditions shall have been satisfied:

SECTION 6.1.   CLOSING DOCUMENTS.

     The Borrower shall have delivered, or caused to be delivered to the Administrative Agent and the Lenders the following documents, each in form and substance satisfactory to the Administrative Agent and the Lenders and their respective counsel:

     (a) NOTE. The original Note or Notes duly executed by the Borrower.

     (b) OTHER FINANCING DOCUMENTS. In addition to the Note pursuant to clause
(a) above, each of the Financing Documents duly executed by the respective parties thereto other than the amendments to the Existing Equipment Pledge Agreement and the Existing Mortgage Deeds to reflect the terms of the Debt Restructuring (which will be delivered in accordance with Section 8.1(t) of this Agreement).

     (c) CHARTER DOCUMENTS. (1) true copies of IMPSAT's and the Borrower's respective Charter Documents in effect on the Closing Date certified by Authorized Officers of each of the Borrower and IMPSAT respectively and; (2) true copies of all corporate action taken by IMPSAT and the Borrower respectively relative to the Financing Documents which have been properly adopted and have not been modified or amended, certified by Authorized Officers of each of the Borrower and IMPSAT respectively;

     (d) OFFICER'S CERTIFICATES. Certificates, dated the Closing Date, signed by an Authorized Officer of IMPSAT and the Borrower, respectively, and certifying:
(1) the name, true signatures and incumbency of the Authorized Officers of each of IMPSAT and the Borrower authorized to execute and deliver this Agreement and the other Financing Documents to which each is a party; (2) no Default or Event of Default exists under this Agreement; (3) the accuracy as of the Closing Date of the matters set forth in Section 6.6; (4) a Certificate of Good Standing (or equivalent certificate) for IMPSAT duly issued by the Secretary of State of Delaware; and (5) that each of the Borrower and IMPSAT is Solvent following the consummation of the transactions contemplated herein on the Closing Date.

     (e) LICENSES. Documents which evidence, to the satisfaction of the

Lenders, the Borrower's ownership of the Licenses and that the Licenses are in full force and effect.

     (f) OPINIONS OF COUNSEL. A favorable written legal opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Closing Date as to such matters as shall be required by the Administrative Agent, any Lender or their respective counsel, from each of:

          (1) Arnold & Porter LLP, in its capacity as special U.S. Counsel to the Borrower and in its capacity as U.S. Counsel to IMPSAT, and

          (2) Nicholson y Cano, Argentine Counsel to the Borrower.

     (g) GOVERNMENTAL APPROVALS. Evidence that the following Governmental Approvals have been obtained and are in full force and effect, and all registrations, applications, tariffs, reports and other documents in connection therewith required to be filed and/or registered with any Person have been filed and registered:

          (1) All Governmental Approvals, if any, then necessary in connection with the execution, delivery or performance by the Borrower of this Agreement and any other Financing Documents to which the Borrower is a party;

          (2) All Governmental Approvals, if any, then necessary in connection with the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights or remedies under this Agreement or any other Financing Documents; and

          (3) All material Governmental Approvals, if any, then necessary in connection with the continuing operation of the Telecommunications Business by the Borrower and its Subsidiaries.

     (h) FAIRNESS OPINION. An opinion from Lehman Brothers Inc. addressed to the Board of Directors of IMPSAT and the Borrower as to the fairness of the financial terms of the Debt Restructuring to the Borrower, IMPSAT Brazil and IMPSAT from a financial point of view.

     (i) BUSINESS PLANS. Copies of the Business Plans, together with a certificate of the chief or principal accounting or financial officer of IMPSAT, dated as of the Closing Date, certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make either Business Plan misleading in any material respect.

SECTION 6.2.   PAYMENTS.

     The Borrower, IMPSAT Brazil and/or IMPSAT shall have paid in full: (a) the Initial Paydown; (b) all obligations existing under the Accounts Payable Financing Agreement and the BBVA Financing Agreement; (c) all accrued and unpaid interest due under Section 3.3(a) of this Agreement and Section 3.3(a) of the Brazil Financing Agreement; and (d) all amounts to be paid under Section 11.1 of this Agreement and Section 11.1 of the Brazil Financing Agreement.

SECTION 6.3.   SECURITY DOCUMENTS.

     All Security Documents theretofore executed and delivered in connection with the Original Financing Agreement and the Existing Financing Agreement and together with any amendments, supplements or modifications thereto and any other Security Documents executed and delivered in connection with the Term Loans shall be sufficient to create in favor of the Secured Parties a legal, valid and enforceable first priority security interest (except for Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens) in and to the Collateral. All filings, recordings and deliveries of instructions and other actions necessary or desirable in the opinion of the Administrative Agent, the Lenders or their respective counsel in order to protect, preserve and perfect the Liens provided in such Security Documents and/or the rights of the Secured Parties thereunder (except for (a)
(i) the entering into of the amendment to the deed of mortgage No. 539 dated August 4, 2000 to reflect the assignment by Nortel in favor of MSSF and (ii) the registration of the assignment by Nortel to MSSF of its rights under the deed of mortgage No. 64 dated March 25, 2003 and (b) the entering into of amendments to each of the Security Documents that reflect the terms of the Debt Restructuring set forth in this Agreement, which shall be completed in accordance with Section 8.1(t) of this Agreement) shall have been duly executed by the Borrower and its Subsidiaries, as applicable, and registered, or filed for registration and a certified copy of the registered agreement or deed or of the official receipt or other document evidencing such filing, as the case may be, shall have been delivered to the Administrative Agent. Except as contemplated by Section 8.1(t) of this Agreement, all fees, taxes, expenses and other costs related to the filing and/or registration and/or recording of such Security Documents shall have been paid in full by the Borrower, and certified copies of the receipts thereof shall have been delivered to the Administrative Agent; provided, however, that the Borrower shall not be responsible for any such fees, taxes, expenses or other costs in connection with the filing of any Security Documents as a result of the assignment of the Assigned Indebtedness from Nortel or BBVA to MSSF.

SECTION 6.4.   REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made by the Borrower, any Subsidiary thereof or IMPSAT in the Financing Documents shall be true and correct in all material respects.

SECTION 6.5.   COVENANTS.

     The Borrower shall be in compliance with all covenants contained in Section 8.

SECTION 6.6.   LITIGATION.

     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending, or to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which challenges the validity or legality of this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 6.7.   NO DEFAULTS.

     No Default or Event of Default shall exist hereunder and no default or event of default shall exist under any of the Brazil Agreements (regardless of whether or not there has been a notice of default or acceleration thereunder).

SECTION 6.8.   MATERIAL ADVERSE CHANGE.

     Since December 31, 2004, no Material Adverse Change shall have occurred and be continuing.

SECTION 6.9.   ENGLISH LANGUAGE.

     All Charter Documents and other documents, notices, certificates and resolutions required to be delivered pursuant to this Agreement shall, if not in English, and if the Administrative Agent so requests, be accompanied by an English translation (which, if the Administrative Agent so requests, shall be a certified translation prepared by an Argentine certified translator) which the Administrative Agent shall have the right to rely upon, and shall be fully protected for acting or refraining from acting upon any such translation, for all purposes hereof. All costs of translation shall be payable by the Borrower.

                   SECTION 7. REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants to each Agent and each Lender that the statements contained in this Section 7 are true, correct and complete as of the date hereof.

SECTION 7.1.   CORPORATE STATUS.

     (a) Each of the Borrower and its Subsidiaries and IMPSAT (i) is a sociedad anonima or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and
(ii) has the power and authority to own its property and assets, to carry on its business in each jurisdiction in which it operates, and to incur Indebtedness and to create or suffer to exist Liens on its properties created under the Security Documents. IMPSAT is the holder, directly or indirectly, of at least ninety-five percent (95%) of the Capital Stock of the Borrower. Set forth on
Schedule 7.1 (a) hereto is a complete list of the Subsidiaries of IMPSAT and the Borrower, the jurisdiction of organization of each such Subsidiary and the amount and percentage of Capital Stock of each such Subsidiary owned by IMPSAT and the Borrower.

     (b) Except as set forth on Schedule 7.1(b) hereto, neither the Borrower, its Subsidiaries or IMPSAT conducts business under any assumed names or trade names, or has conducted business under any other names, or any assumed names or trade names at any time prior to the date hereof.

SECTION 7.2.   CORPORATE POWER.

     (a) AUTHORITY. Each of the Borrower and IMPSAT and their respective Subsidiaries has full power and authority to enter into the Financing Documents to which it is a party or, when executed and delivered, it will become a party, all of which have been duly authorized by all proper and necessary corporate action, and has duly executed and delivered each such Financing Document which has been entered into as of the date hereof.

     (b) VALIDITY AND ENFORCEABILITY. Assuming due execution and delivery thereof by the other parties thereto, each such Financing Document constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, IMPSAT and their respective Subsidiaries, as the case may be, enforceable against them in accordance with its terms, except, in each case, to the extent such enforceability may be restricted by bankruptcy, insolvency or similar Applicable Laws affecting the enforcement of creditors' rights generally or by general principles of equity.

SECTION 7.3.   GOVERNMENTAL APPROVALS.

     (a) FINANCING DOCUMENTS. All Governmental Approvals that are required by the Borrower, its Subsidiaries or IMPSAT in connection with the execution, delivery or performance by, or enforcement against, the Borrower, its Subsidiaries and IMPSAT of this Agreement and all other Financing Documents to which the Borrower, its Subsidiaries or IMPSAT is a party, or when executed and delivered, will become a party, have been obtained, are in full force and effect, and the Borrower, its Subsidiaries and IMPSAT are in compliance in all material respects with such Governmental Approvals, except that, upon execution of amendments to the Existing Equipment Pledge Agreement and the Existing Mortgage Deeds to reflect the terms of the Debt Restructuring, such amendments shall have to be filed and registered with the corresponding registries in Argentina.

     (b) OPERATIONS. All Governmental Approvals that are required by the Borrower, its Subsidiaries or IMPSAT in connection with the business, operations and activities of the Borrower and its Subsidiaries as now conducted or as contemplated by the Borrower Business Plan have been obtained.

     (c) NO PROCEEDINGS. There is no proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower, its Subsidiaries or IMPSAT that seeks to rescind, terminate, suspend, modify or otherwise affect any Governmental Approvals, in each case that would have a Material Adverse Effect.

     (d) COMPLIANCE WITH CENTRAL BANK REGULATIONS. The Borrower is in compliance with the information regime provided for in Communication "A" 3602 of the Central Bank, as amended, with respect to the amount owed to the Lenders under the Term Loans.

SECTION 7.4.   NO VIOLATION.

     Neither the execution, delivery or performance by the Borrower, IMPSAT or any of their respective Subsidiaries of any Financing Agreement to which it is a party, nor the use by the Borrower of the proceeds of the loans made under the Original Financing Agreement as restructured by the Existing Financing Agreement and this Agreement:

     (a) will violate or conflict with any term or condition of any License or other Governmental Approval obtained by the Borrower or any of its Subsidiaries;

     (b) will contravene any material provision of any Applicable Law binding on the Borrower, IMPSAT or any of their respective Subsidiaries or any of their assets;

     (c) will conflict with, or be inconsistent with, or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the properties or assets of the Borrower, IMPSAT or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower, IMPSAT or any such Subsidiary is a party or by which each such Person or any of its respective properties or assets are bound or to which they may be subject; or

     (d) will violate any provision of the Charter Documents of the Borrower, IMPSAT or any of their respective Subsidiaries;

     except to the extent that any of the violations contained in clauses (c) and (d) above could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.5.   PROCEEDINGS.

     (a) NO PROCEEDINGS. Except as set forth in Schedule 7.5, there is no litigation, investigation or proceeding pending or, to the knowledge of the Borrower or IMPSAT after reasonable inquiry, threatened before any arbitrator or Governmental Authority against the Borrower, IMPSAT or any of their respective Subsidiaries, nor, to the knowledge of the Borrower after reasonable inquiry, any circumstances or conditions that might give rise to any such proceedings, which could reasonably be expected to have a Material Adverse Effect.

     (b) NO ORDERS. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority (1) purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Financing Documents, or (2) which could reasonably be expected to have a Material Adverse Effect.

SECTION 7.6.   TAXES.

     The Borrower, IMPSAT and their respective Subsidiaries have (a) timely filed all required tax returns, reports and declarations; (b) paid all applicable taxes and governmental assessments and charges shown thereon or determined to be due and payable except for such taxes, if any, as are being contested in good faith by appropriate proceedings diligently conducted and as to which (i) adequate cash reserves have been established in accordance with U.S. or Argentine GAAP, as applicable, on the books of the Borrower, IMPSAT and such Subsidiaries, as the case may be, or (ii) the aggregate amount of such unpaid taxes, assessments and charges is less than one hundred thousand Dollars (US$100,000) (and as to which it or its property is not yet subject to foreclosure, seizure, arrest, sale, collection, levy or loss on account thereof); and (c) set aside on its books provisions reasonably adequate for payment of all taxes for all elapsed periods.

SECTION 7.7.   FINANCIAL STATEMENTS.

     (a) BALANCE SHEETS, ETC. The consolidated balance sheet of the Borrower and its Subsidiaries and the consolidated balance sheet of IMPSAT and its Subsidiaries as of December 31, 2004, and the related consolidated statements of income or operations, retained earnings and changes in financial position (or of cash flow, as the case may be) of each of the Borrower and IMPSAT for the period then ended, were correct as of their respective dates and fairly presented the financial condition of the Borrower or IMPSAT and their respective Subsidiaries as of such dates, as the case may be; and results of operations for the period covered thereby. The financial statements to be delivered pursuant to Section
8.1 hereof shall be correct and shall fairly present in all such cases the financial condition of the Borrower or IMPSAT, as the case may be, as of the dates thereof and the results of its operations for the periods ended on said dates, and all are or shall be prepared in accordance with U.S. GAAP.

     (b) NO LIABILITIES. Neither the Borrower nor IMPSAT had or will have on the dates of the financial statements referred to in Section 7.7(a) any material contingent liabilities, liabilities for taxes, or material losses from any commitments, except as specifically referred to, or reflected, or provided for, in said financial statements as at said dates.

SECTION 7.8.   THE PROJECT.

     (a) BUSINESS PLANS. The Business Plans accurately state in all material respects all costs and expenses incurred and to be incurred in connection with the business of the Borrower and IMPSAT as applicable. All projections and budgets furnished or to be furnished to the Lenders by or on behalf of the Borrower and IMPSAT and the summaries of significant assumptions related thereto, including (without limitation) all information in the Business Plans:
(1) have been and will be prepared with due care; (2) fairly present, and will fairly present, in all material respects, the expectations of the Borrower and IMPSAT as to the matters covered thereby, and (3) are based on, and will be based on, reasonable assumptions as to all factual and legal matters relative to the estimates therein.

     (b) MATERIAL INFORMATION. There are no statements or conclusions in any of the projections or budgets furnished to the Administrative Agent or the Lenders which are based upon or include information known to the Borrower or IMPSAT to be misleading or which fail to take into account material information regarding the matters reported therein.

SECTION 7.9.   ENVIRONMENTAL MATTERS.

     Each of the Borrower, its Subsidiaries and IMPSAT has duly complied with, and its business, operations, assets, equipment, property, leaseholds, and other facilities are in compliance with, all applicable Environmental Laws. None of the Borrower, its Subsidiaries or IMPSAT has, nor to the knowledge of the Borrower or IMPSAT after reasonable inquiry, has any other Person, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about any sites of the Borrower, or transported thereto or therefrom, any hazardous material or Hazardous Substance that could reasonably be expected to subject the Lenders to any liability or the Borrower, its Subsidiaries or IMPSAT to any liability that could have a Material Adverse Effect. There is no proceeding pending against the Borrower, its Subsidiaries or IMPSAT, and to the best knowledge of the Borrower or IMPSAT after reasonable inquiry, no investigation or inquiry by any Governmental Authority is threatened or contemplated, with respect to the presence or release of hazardous materials or Hazardous Substances in, on, from, or to the sites of the Borrower.

SECTION 7.10.  TRANSACTIONS WITH AFFILIATES.

     Except as disclosed in Schedule 7.10, none of the Borrower, IMPSAT or any of their respective Subsidiaries are parties to any contract, agreement or arrangement (whether or not in the ordinary course of business) with the Borrower, IMPSAT, another Subsidiary of the Borrower or IMPSAT or any of their respective Affiliates that is not on an arms-length basis.

SECTION 7.11.  INDEBTEDNESS.

     As of the date hereof, none of the Borrower, IMPSAT or their respective Subsidiaries is a party to or bound by any note or agreement with respect to Indebtedness other than the Indebtedness arising under this Agreement and the Indebtedness set forth in Schedule 7.11, which is a complete and accurate list of all Indebtedness of the Borrower, IMPSAT and their respective Subsidiaries, showing as of such date the outstanding principal amount thereof and, except as set forth on Schedule 7.11, with respect to which none of the Borrower, IMPSAT or their respective Subsidiaries have any ability to borrow or reborrow any additional amounts thereunder.

SECTION 7.12.  PROPERTIES.

     (a) TITLE. The Borrower or a Subsidiary of the Borrower (1) has good record and marketable title in fee simple (or the Argentine equivalent thereof) or valid leasehold interests in or rights of use with respect to, all real property used in the ordinary conduct of the Telecommunications Business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to interfere with the Borrower's ability to conduct such business as currently or expected or projected to be conducted or to utilize such properties for their intended purposes; and (2) is the sole owner of the Collateral. The assets of the Borrower, its Subsidiaries and IMPSAT reflected in the most recent balance sheet referred to in Section 7.7 are not subject to any Liens other than Permitted Liens (including those described on Schedule 7.12(a)), and each has good and legal title thereto. The Borrower and the Subsidiaries have not created and are not contractually obligated to create any Lien, other than Permitted Liens or Liens to be created or permitted to be created under the Financing Documents to which they are a party, on or with respect to any of their assets, rights or revenues.

     (b) CONDITION. All assets material to the Telecommunications Business are in good repair, working order and condition (ordinary wear and tear excepted).

     (c) BANK ACCOUNTS. Each of IMPSAT, the Borrower and its Subsidiaries has full right and title to each of its bank or other financial accounts (including any disbursement, deposit, operating, payroll, securities and commodity accounts), and each such bank or other financial account is not subject to any Lien other than (1) banker's liens, rights of setoff or similar rights as to such deposit accounts or other funds maintained with such creditor depository institution or (2) Permitted Liens.

SECTION 7.13.  INTELLECTUAL PROPERTY.

     The Borrower or IMPSAT owns all of the patents, trademarks, permits, service marks, trade names, copyrights, franchises and formulas, or rights with respect to the foregoing, used in the marketing of any of the Borrower's and its Subsidiaries' services (a list of which is attached as Schedule 7.13, as updated from time to time by notice to the Administrative Agent) and the Borrower owns or has obtained assignments of all such and other rights of whatever nature necessary for the present conduct of the Telecommunications Business or as presently contemplated to be conducted, without any known conflict with the rights of others other than as set forth in Schedule 7.13 and except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.14.  BOOKS AND RECORDS.

     Each of IMPSAT, the Borrower and its Subsidiaries maintains its books and records (including appropriate copies, backups and archives of such books and records) in accordance with standard industry practice, Applicable Law and U.S. GAAP or Argentine GAAP, as applicable.

SECTION 7.15.  THE LICENSES.

     Schedule 7.15 contains a true and complete list of all Licenses owned by or granted to the Borrower or its Subsidiaries. Except as set forth on Schedule 7.15, each License is legally valid, in full force and effect, duly registered, not subject to any administrative review or appeal, or subject to any proceeding the outcome of which could result in the revocation, in whole or in part, for any reason not within the control of the Borrower or IMPSAT. The Borrower has paid when due all amounts required to be paid and otherwise has complied with all conditions the compliance with which is required in order to preserve its rights under the Licenses. No Licenses other than those listed in Schedule 7.15 are required in order for the Borrower and its Subsidiaries to install, exploit and operate the Network and to engage in the Telecommunications Business as it is currently conducted by them, and as contemplated by the Borrower Business Plan.

SECTION 7.16.  NO MATERIAL ADVERSE CHANGE.

     There has been no Material Adverse Change since December 31, 2004.

SECTION 7.17.  INSURANCE.

     The insurance policies and coverage required by Section 8.1(d) are in full force and effect, all premiums and other payments required thereunder have been timely paid and such policies and coverage are otherwise not subject to cancellation by the insurer during the respective terms thereof, except for nonpayment of premiums, in which case at least fifteen (15) days prior written notice of termination must be given to the Administrative Agent.

SECTION 7.18.  COLLATERAL.

     All actions necessary for the establishment and perfection of the Secured Parties' Lien on the Collateral, including any required consents, acknowledgments, filings, registration, notarization or recordation thereof, and the payment of all related fees, taxes and expenses have been completed, and the Secured Parties have an effective, valid, legally binding and enforceable Lien on the Collateral, which Lien is superior and prior to the Liens of all third parties (other than the Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens).

SECTION 7.19.  INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY.

     None of the Borrower, IMPSAT or any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, "controlled" by or acting on behalf of any Person that is an "investment company", within the meaning of said Act, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 7.20.  IMMUNITY.

     The execution, delivery, and performance of the Financing Documents constitute private and commercial acts rather than governmental or public acts. Under Applicable Law, neither the Borrower, IMPSAT, nor any of their respective Subsidiaries nor any of their respective revenues or properties has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, Liens, counterclaim or any other legal process or remedy with respect to its obligations under the Financing Documents.

SECTION 7.21.  MARGIN STOCK; REGULATION U.

     None of the Borrower, IMPSAT or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Term Loans and the use of the proceeds thereof has not and will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

SECTION 7.22.  SOLVENCY.

     After giving effect to the Debt Restructuring, each of the Borrower and IMPSAT is Solvent.

SECTION 7.23.  NO EVENT OF DEFAULT; COMPLIANCE WITH MATERIAL AGREEMENTS.

     After giving effect to the transactions contemplated by this Agreement, no event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default. After giving effect to the transactions contemplated by this Agreement, neither the Borrower nor IMPSAT is in violation of any term of any Material Agreement to which it is respectively a party or by which it or its respective properties are bound, except for such violations that in the aggregate would not have a Material Adverse Effect.

SECTION 7.24.  FEES OR COMPENSATION.

     Except as set forth on Schedule 7.24, no fee or other compensation has been paid or will be payable by the Borrower or IMPSAT in connection with the transactions contemplated by this Agreement or the Brazil Financing Agreement.

SECTION 7.25.  TRUE AND COMPLETE DISCLOSURE.

     All information heretofore or hereafter furnished by or on behalf of the Borrower or IMPSAT or any of their respective Subsidiaries to the Agents or the Lenders, and all representations and warranties made herein, are true and correct in all material respects, and do not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading at such time.

                              SECTION 8. COVENANTS.

SECTION 8.1.   AFFIRMATIVE COVENANTS.

     Until payment in full of the Obligations and so long as this Agreement remains in effect, the Borrower shall, and shall cause its Subsidiaries to, comply with each of the following covenants and agreements:

     (a) ANNUAL AND QUARTERLY REPORTING REQUIREMENTS. The Borrower shall deliver, or cause to be delivered, to the Administrative Agent:

          (1) as to the Borrower:

               (i) as soon as practicable, but in no event later than one hundred twenty (120) days (with respect to financial statements prepared in accordance with Argentine GAAP) or ninety (90) days (with respect to financial statements prepared in accordance with U.S. GAAP) after the end of each fiscal year of the Borrower, a copy of the consolidated annual financial statements of the Borrower and its Subsidiaries (including its consolidated balance sheet as at the close of such calendar year, consolidated statements of income, retained earnings and changes in financial position or of cash flow, as the case may be, for such fiscal year with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules), and accompanied by an opinion thereon of the Independent Auditor, which opinion shall state, subject to no qualifications, that said financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries, as at the end of, and for, such fiscal year and that said financial statements have been prepared in accordance with Argentine GAAP or U.S. GAAP. Such annual financial statements: (A) shall be in the English language; (B) in the case that such financial statements have been prepared in accordance with Argentine GAAP, shall be accompanied by a reconciliation to U.S. GAAP of the Borrower's net income and shareholders' equity and convenience translations to Dollars; and (C) shall be accompanied by a statement, for each of the calendar quarters of the fiscal year, of each new entry of deferred Revenues and the current sum of all deferred Revenues for the past four consecutive calendar quarters. From time to time, at the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent such additional financial information as the Administrative Agent may reasonably request; and

               (ii) as soon as practicable, but in any event no later than forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, the unaudited consolidated financial statements of the Borrower and its Subsidiaries (including its consolidated balance sheet as at the close of such quarter, consolidated statements of income, retained earnings and changes in financial position or of cash flow, as the case may be, for such quarter and with related schedules) for such period and for the period from the beginning of the respective fiscal year to the end of such quarterly period and the related balance sheets at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year accompanied by a certificate of the Chief Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present the financial condition and results of operations, as the case may be, of the Borrower in accordance with Argentine GAAP or U.S. GAAP, as at the end of, and for, such period (subject to normal year end audit adjustments), and, in the case that such financial statements have been prepared in accordance with Argentine GAAP, by a reconciliation to U.S. GAAP of the Borrower's net income and shareholders' equity and convenience translations to Dollars. Such quarterly financial statements shall be accompanied by a statement, for each of the past four consecutive calendar quarters, of each new entry of deferred Revenues and the current sum of all deferred Revenues for the past four consecutive calendar quarters.

          (2) as to IMPSAT:

               (i) as soon as practicable, but in any event no later than ninety
(90) days after the end of each fiscal year of IMPSAT, a copy of the annual consolidated and consolidating financial statements of IMPSAT and its Subsidiaries (including its consolidated and consolidating balance sheet as at the close of such calendar year, consolidated and consolidating statements of income, retained earnings and changes in financial position or of cash flow, as the case may be, for such fiscal year with related notes specifying significant accounting practices and their impact on such financial statements and with related schedules), and accompanied by an opinion thereon of the Independent Auditor, which opinion shall state, subject to no qualifications, that said financial statements fairly present the financial condition and results of operations of IMPSAT and its Subsidiaries, as at the end of, and for, such fiscal year and that said financial statements have been prepared in accordance with U.S. GAAP. Such annual financial statements shall be in the English language. From time to time, at the request of the Administrative Agent, IMPSAT shall deliver to the Administrative Agent such additional financial information as the Administrative Agent may reasonably request; and

               (ii) as soon as practicable, but in any event no later than forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of IMPSAT, the consolidated unaudited financial statements of IMPSAT and its Subsidiaries (including its consolidated balance sheet as at the close of such quarter, consolidated statements of income, retained earnings and changes in financial position or of cash flow, as the case may be, for such quarter and with related schedules) for such period and for the period from the beginning of the respective fiscal year to the end of such quarterly period and the related balance sheets at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year accompanied by a certificate of the Chief Financial Officer of IMPSAT which certificate shall state that such financial statements fairly present the financial condition and results of operations, as the case may be, of IMPSAT and its Subsidiaries in accordance with U.S. GAAP, as at the end of, and for, such period (subject to normal year end audit adjustments).

          (3) Simultaneously with the delivery of the Financial Statements referred to in clauses (1) and (2) above, a statement certified by the chief or principal financial or accounting officer of the Borrower or IMPSAT, as the case may be:

               (i) setting forth in reasonable detail computations evidencing compliance with the covenants set forth in Section 8.3 herein;

               (ii) stating that as of the date thereof no Default or Event of Default has occurred and is continuing or exists, or if a Default or Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower or IMPSAT as applicable; and

               (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the direct supervision of the signer sufficient to assure that such certificate is accurate.

          (4) Within fifteen days (15) days after the delivery of the Financial Statements reference to in clause (1)(i) above, a report that includes calculations showing in reasonable detail the Borrower's Excess Cash Flow for such fiscal year, if any, certified as correct by the Borrower's chief or principal accounting or financial officer.

     (b) ADDITIONAL REPORTING REQUIREMENTS.

          (1) Promptly upon the completion thereof and in no event later than thirty (30) days thereafter, the Borrower shall provide the Administrative Agent with a copy of any material amendment, addition or revised version of each of the Business Plans.

          (2) Promptly upon the execution and delivery thereof, the Borrower shall provide the Administrative Agent with copies of all agreements regarding leases and similar transactions contemplated by Section 8.2(m); provided that the Administrative Agent shall maintain the confidentiality of the parties, terms and conditions of such agreements subject to the exceptions contained in the first paragraph of Section 16.14.

          (3) The Borrower shall, and shall cause IMPSAT to, provide to the Administrative Agent and the Lenders copies of any proposed public announcement referencing the Administrative Agent or any of the Lenders by name with respect to any financial accommodation proposed or granted by the Administrative Agent or such Lender before such announcement is made to the public. Subject to Applicable Law, such announcement shall be subject to the prior approval of the Administrative Agent or such Lender, such approval not to be unreasonably withheld. To the extent that Applicable Law requires such public announcement to be filed with any Governmental Authority, the Borrower shall, and shall cause IMPSAT to, provide copies of such public announcement to the Administrative Agent and the Lenders at least two (2) Business Days prior to filing such public announcement with such Governmental Authority.

          (4) If requested by the Administrative Agent, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent and the Lenders within forty-five (45) days after the beginning of each fiscal year, updated Borrower and IMPSAT Business Plans, quarterly projections of its and IMPSAT's anticipated income, expenses, cash flow, assets and liabilities through the Maturity Date prepared in good faith on assumptions believed by Borrower and IMPSAT to be reasonable and in form and substance satisfactory to the Administrative Agent.

          (5) The Borrower shall deliver to the Administrative Agent and the Lenders within forty-five (45) days after the beginning of each fiscal year, an updated Borrower Annual Operating Budget including monthly projections of its anticipated income, expenses, cash flow, assets and liabilities prepared in good faith on assumptions believed by Borrower to be reasonable and in form and substance satisfactory to the Administrative Agent.

          (6) The Borrower shall, and shall cause IMPSAT to, provide prior written notice of any board meeting of the Borrower or IMPSAT as applicable, as well as copies of any materials distributed to the board members of each such Person to the Administrative Agent.

          (7) From time to time, the Borrower shall deliver to the Administrative Agent such other information regarding the business of the Borrower, its Subsidiaries, IMPSAT, the Network and the Telecommunications Business as the Administrative Agent or any Lender may reasonably request.

     (c) NOTICES. The Borrower shall promptly, but in no event later than three
(3) Business Days after (unless otherwise indicated below) the Borrower obtains knowledge of the occurrence of the following events, give written notice to the Administrative Agent of the occurrence of any of the following:

          (1) a Default or an Event of Default;

          (2) except to the extent that it could not reasonably be expected to have a Material Adverse Effect, any (i) (A) commencement or Material Adverse Change in respect of any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority; or (B) any material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority which, to the knowledge of the Borrower is threatened by or against the Borrower, IMPSAT, any of their respective Subsidiaries, or against any of their properties or revenues which purport to affect or pertain to this Agreement or any of the transactions contemplated hereby or which if determined adversely, could reasonably be expected to have a Material Adverse Effect; (ii) issuance by any Governmental Authority of an injunction, writ, temporary restraining order or any order of any nature purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions contemplated hereunder or thereunder not be consummated as herein or therein provided; (iii) issuance by any Governmental Authority of any injunction, order, decision or other restraint purporting to enjoin, restrain, prohibit (or which would have the effect of prohibiting) the making of the Term Loans, or invalidate (or which would have the effect of invalidating) any provision of this Agreement, including provisions regarding the granting of Liens on the Collateral or the priority of such Liens; or (iv) any other event, circumstance or development that could be reasonably expected to cause or result in a Material Adverse Change.

          (3) thirty (30) days prior to the movement of any Equipment or any other Collateral outside of Argentina having, in the aggregate, at any time, a replacement value in excess of five hundred thousand Dollars (US$500,000);

          (4) thirty (30) days prior thereto in writing, the movement of the principal place of business of the Borrower or IMPSAT to any location other than as set forth in the Security Documents; and

          (5) any material change in the business of the Borrower, any of its Subsidiaries or IMPSAT.

     The Administrative Agent and the Collateral Agent shall have the right to request, with respect to any such notice, a statement of an Authorized Officer of the Borrower setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     (d) INSURANCE. The Borrower shall:

          (1) maintain or cause to be maintained in full force and effect at all times on and after the date hereof and continuing until the Maturity Date, with responsible insurance companies having a Best Insurance Reports rating of A or better and a financial size category of "10" or higher (or other companies reasonably acceptable to the Lenders) and in an amount not less than the amount of all the Term Loans, and in any event, not less than the full replacement cost of all Collateral:

               (i) "all risk" property insurance, including earthquake, windstorm and flood, with a limit of loss per occurrence acceptable to the Lenders in their respective reasonable discretion from time to time;

               (ii) equipment and machinery breakdown insurance covering breakdown and resulting damage including rotating equipment such as generators and electrical equipment (including transformers, switch gear and electrical apparatus) for their full replacement value;

               (iii) business interruption insurance covering risk of loss as a result of the cessation or material interruption of the Telecommunications Business resulting from an insured loss under the Borrower's property policy for an indemnity period of six (6) months or any part thereof, the initial amount of such insurance to provide for the payment during the six (6) months commencing from the date hereof of not less than the gross revenues to be earned by the Borrower for such six (6) month period, calculated based on the Business Plans and to be adjusted by the Borrower semiannually from the date hereof thereafter, less any non-continuing costs and expenses during the relevant indemnity period, provided however, in no event shall the Borrower be required to obtain insurance coverage greater than is customary for similarly situated businesses in the Borrower's industry; and

               (iv) third party liability insurance, including bodily injury and property damage, with a limit of no less than two million Dollars (US$2,000,000) per occurrence.

          (2) within sixty (60) days after receipt by the Borrower of a written request from the Administrative Agent, accompanied by a pro forma political risk insurance policy which contains terms and conditions commercially reasonable under then current market conditions, and the obtention of which will not increase the "all-in" financing cost of the Term Loans to the Borrower, obtain such a policy and maintain such political risk insurance in full force and effect until the Maturity Date.

          (3) (i) deliver to the Administrative Agent not more than seven (7) days after each policy anniversary, a copy of all insurance policies as in effect on such date, (ii) certify that all premiums and other payments required in respect of such insurance have been timely paid and that such insurance is otherwise not subject to cancellation, modification or change in coverage by the insurer during its term, except for nonpayment of premiums, in which case at least fifteen (15) days prior written notice of termination must be given to the Agents, and (iii) upon request, promptly furnish the Agents with evidence of such insurance relating to the Collateral and all information relating to the replacement cost and location of the same.

     In each case, the insurance policies shall designate the Collateral Agent as additional insured in respect of the liability insurance related to the Equipment and the sole loss payee in respect of the property insurance related to the Equipment. All amounts payable to the Collateral Agent according to the foregoing under property insurance policies shall be paid to an account of the Collateral Agent (i) upon the occurrence of an Event of Default; (ii) if the insured loss materially impairs the Borrower's ongoing operations; or (iii) as set forth in Section 3.2(a)(2) hereof. In such event, funds received by the Collateral Agent under such property insurance policies shall be made available to the Borrower for application to the costs of repairing, restoring, rebuilding or replacing the portion of the Collateral with respect to which such proceeds were obtained; provided that, subject to the provisions of Sections 3.2 and 9.1 hereof, such repaired, restored, rebuilt or replaced asset shall be or become a part of the Collateral; and provided further that no such funds received by the Collateral Agent shall be made available to the Borrower if a prepayment of the Term Loans has to be made in accordance with
Section 3.2(a)(2) hereof. The Collateral Agent shall at the request of the Required Lenders pay any insurance premiums directly, on Borrower's behalf, and Borrower shall reimburse Lenders through the Collateral Agent promptly for any such payment made by Lenders, provided, however, the Collateral Agent shall have no obligation to pay any such insurance premiums.

     The Administrative Agent and the Lenders reserve the right at any time upon any material change in the risk profile of the Borrower or its Subsidiaries (including any change in the business conducted by any such Person or any Applicable Law affecting the potential liability of such Person) to require additional forms and limits of insurance to, in the Administrative Agent's and the Lenders' reasonable opinion, adequately protect both the Collateral Agent's and the Lenders' interests in all or any portion of the Collateral and to ensure that each of the Borrower and its Subsidiaries are protected by insurance in amounts and coverage customary for its industry. If requested by the Administrative Agent, which request shall not be made more frequently than once in any calendar year, each of the Borrower and its Subsidiaries shall deliver to the Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to the Administrative Agent, with respect to its insurance polices.

     (e) COMPLIANCE WITH APPLICABLE LAW AND CONTRACTS. The Borrower shall, and shall cause its Subsidiaries, to comply in all material respects with:

          (1) the requirements of all Applicable Law, including obtaining and maintaining all Governmental Approvals. If any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order to fulfill the obligations hereunder or under any of the other Financing Documents, the Borrower shall immediately take or cause to be taken all reasonable steps to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof,

          (2) the provisions of its respective Charter Documents; and

          (3) all Material Agreements to which it respectively is a party.

     (f) OPERATION OF THE NETWORK. The Borrower shall operate and maintain the Network, and retain and maintain the staff sufficient to operate and maintain the Network, in accordance with the Business Plans, and otherwise comply in all material respects with, and satisfy the requirements of, all Licenses and Applicable Laws.

     (g) TAXES, ETC. The Borrower shall pay, or arrange for payment, prior to the date when due of all (1) taxes imposed on the Borrower and its Subsidiaries, and (2) present and future claims, levies, or liabilities (including, without limitation, claims for labor, service, materials and supplies) for sums which have become due and payable and which, if unpaid, might by law become a Lien or otherwise have a Material Adverse Effect, except for any such tax, claim, levy or liability the payment of which is being contested in good faith by proper proceedings diligently conducted for which adequate cash reserves determined in accordance with Argentine GAAP have been established and are being maintained, (and as to which it or its property is not yet subject to foreclosure, seizure, arrest, sale, collection, levy or loss on account thereof). The Borrower shall make timely and accurate filings of all tax returns and material governmental reports required to be filed or submitted under any Applicable Laws, and shall otherwise take such actions as are necessary to comply with Applicable Laws relating to taxes.

     (h) MAINTENANCE OF BOOKS AND RECORDS; ACCESS. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate books and records of account, in which complete and accurate entries will be made in accordance with Argentine GAAP, reflecting the financial condition of the Borrower and its Subsidiaries and shall permit the Administrative Agent, and the Lenders, and any of their respective officers, employees and agents, at all reasonable times and with prior notice to the Borrower, (i) to inspect, audit and make extracts of the books and records of such Person; (ii) to inspect the properties and facilities of such Person; (iii) to discuss such books and records with the representatives, employees (including officers) and accountants of such Person and with the Independent Auditor; and (iv) to inspect, review, evaluate and make test verifications and counts of such Person's accounts, the Equipment, other Collateral and assets; in each case at the Lender's expense, unless a Default or an Event of Default exists.

     The Borrower shall promptly supply to the Administrative Agent copies of any reports on its or its Subsidiaries' business and activities which are publicly distributed as well as any other reports thereon and reports made to any Governmental Authority as the Administrative Agent may from time to time reasonably request.

     The Borrower shall maintain an adequate billing, software and accounting system, including books, accounts and records, and shall prepare all financial statements required hereunder in accordance with Argentine GAAP, consistently applied, and in compliance with all Applicable Laws.

     If a Default or Event of Default shall have occurred and be continuing each of the Borrower and its Subsidiaries shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which the Administrative Agent may reasonably request and deliver any document or instrument necessary for the Administrative Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for the Borrower or its Subsidiaries.

     (i) RANK OF DEBT. The Borrower shall take any and all action necessary to ensure that the Term Loans at all times continue to be the direct and unconditional obligation of the Borrower and rank at least pari passu (in respect of priority of payment, security or otherwise) to all other secured or unsecured Indebtedness of the Borrower, except that such ranking shall not apply to the rights of secured Indebtedness over collateral subject to Permitted Liens.

     (j) PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge obligations that if not paid, could result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (1) other than as to the obligations described in (2) below (w) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted: (x) adequate cash reserves have been established with respect thereto in accordance with Argentine GAAP; and (y) proceedings to foreclose any Lien which may have attached as security for such obligation have not commenced, or (2) with regard to the Ericsson Indebtedness
(x) no judgment has been
entered which would constitute a Default under Section 10.1(k); and (y) proceedings to foreclose any Lien which may have attached as security for such obligation have not commenced.

     (k) ENVIRONMENTAL MATTERS. The Borrower shall promptly give to the Administrative Agent notice in writing if the Borrower or any Subsidiary thereof
(1) receives any complaint, order, citation, notice of inquiry, proceeding, investigation or action or other written communication from any Person with respect to, or (2) otherwise acquires actual knowledge of (i) the existence or alleged existence of any Environmental Liability or any actual or alleged violation of any applicable Environmental Law arising at, upon, under, within or in connection with any property now or previously owned, leased, operated or used by the Borrower, IMPSAT or any of their respective past or present Subsidiaries, or any part thereof, or due to the operations or activities of any such Person, on or in connection with such property or any part thereof (including receipt by the Borrower or its Affiliates of any notice of the happening of any event involving the release of a reportable quantity of any Hazardous Substance under any applicable Environmental Law or cleanup of any Hazardous Substance), (ii) any release of any Hazardous Substance on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof, and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law. The Borrower shall obtain (at its sole cost and expense) and deliver to the Administrative Agent on behalf of the Lenders such environmental site assessments, reports or studies that the Administrative Agent shall reasonably require from time to time.

     (l) LICENSES. The Borrower shall, and shall cause its Subsidiaries (1) to maintain the Licenses in full force and effect, at all times on and after the date hereof; (2) upon receipt of any notification from any Governmental Authority that the Borrower is in breach of any License, or that any License is subject of an inquiry, proceeding or investigation: (i) promptly notify the Administrative Agent thereof, providing copies of all relevant documents, correspondence and other information; and (ii) take prompt and adequate remedial action to remedy such breach, which action shall be taken within the cure period, if any, set out in such notification and (3) provide copies of all material notices and correspondence received from, or sent to, any Governmental Authority relating to the Borrower, IMPSAT, the Licenses or the Network.

     (m) REGULATORY FILINGS. The Borrower shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent, promptly after the sending or filing thereof, copies of all non-confidential reports filed by the Borrower, any of its Subsidiaries or IMPSAT with the SC, the United States Securities and Exchange Commission, the Central Bank, the Argentine National Securities Commission (Comision Nacional de Valores) or the Buenos Aires Stock Exchange and all non-confidential reports filed with any other Governmental Authority, except, in all such cases, reports the failure of which to be filed could not reasonably be expected to have a Material Adverse Effect.

     (n) CONTINUANCE OF BUSINESS. The Borrower shall, and shall cause its Subsidiaries to: (x) do or cause to be done all things necessary to maintain, renew and keep in full force and effect (i) the Licenses and relevant Governmental Approvals, (ii) their respective corporate existence and good standing and (iii) all other rights and privileges and franchises related to Telecommunications Business, except in the case of clauses (ii) and (iii) to the extent that the failure to do so would not have a Material Adverse Effect, and
(y) continue to engage primarily in the business now conducted by it.

     (o) MU EXPENSES. The Borrower shall invoice and collect from Affiliates of the Borrower not less than 50% of all MU Expenses incurred during each calendar quarter, such amounts to be collected not later than 30 days after the end of such calendar quarter, provided, however, that if for any calendar quarter the Borrower invoices and collects less than the entire required amount of MU Expenses, it shall not be in breach of this covenant if, within the same 30-day period, IMPSAT makes a contribution to the Borrower's Paid In Capital, in cash or by means of the capitalization of Indebtedness, in an amount equal to the amount of the deficiency.

     (p) MAINTENANCE OF ASSETS. The Borrower shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to maintain all of its assets material to the Telecommunications Business in good repair, working order and condition (ordinary wear and tear excepted) and supplied with all necessary equipment.

     (q) COMPLIANCE WITH CENTRAL BANK REGULATIONS. The Borrower shall timely provide such information, fill such forms, execute such declarations, file such documentation and comply with all regulations of the Central Bank (including, without limitation, compliance with the information regime provided for in Communication "A" 3602 of the Central Bank, as amended, with respect to the amounts owed to the Lenders under this Agreement and the other Financing Documents), other foreign exchange regulations and any successor regulations or laws, or as may be reasonably requested by the Lenders, in order to be able to comply with all its payment obligations under this Agreement, as agreed herein, including but not limited to the timely payment in Dollars of the amounts owed to the Lenders under this Agreement as they become due and as set forth herein. The Lenders, at their own expense, shall be entitled to supervise compliance of the previously mentioned requirements by the Borrower.

     (r) CURRENCY RESTRICTIONS. Despite (i) the currency restrictions implemented in Argentina with respect to the remittance of funds abroad, (ii) the exchange rate between Dollars and Pesos, which may be increased, and (iii) the possibility of further issuance of regulations which may impede or prevent the Borrower from acquiring or transferring Dollars or otherwise accessing the exchange market to fulfill its obligations in accordance with the exact terms assumed hereunder, the Borrower shall fulfill its payment obligations under this Agreement and the other Financing Documents in Dollars, including by implementing any of the procedures set forth in Section 4 hereof.

     (s) FURTHER ASSURANCES. The Borrower shall, and shall cause its Subsidiaries to, at such Person's expense and upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent and the Lenders such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Financing Document.

     (t) SECURITY DOCUMENTS. All filings, recordings and deliveries of instructions and other actions necessary or desirable in the opinion of the Administrative Agent, the Lenders or their respective counsel in order to protect and preserve the Liens and the rights of the Secured Parties under the Security Documents (including, without limitation, the entering into of amendments to each of the Security Documents that reflect the terms of the Debt Restructuring set forth in this Agreement) shall be duly executed by the Borrower and its Subsidiaries, as applicable, and registered, or filed for registration as promptly as is practical after the Closing Date, but in no event later than as required under Sections 10.1(q), (r), and (s) of this Agreement. After any such registration or filing, Borrower shall promptly deliver to the Administrative Agent a certified copy of the registered agreement or deed or of the official receipt or other document evidencing such registration or filing, as the case may be. All fees, taxes, expenses and other costs related to the filing and/or registration and/or recording of the amendments to the Security Documents in connection with the Debt Restructuring (including notary and translation fees) shall be paid in full by the Borrower, and certified copies of the receipts thereof shall be delivered to the Administrative Agent.

SECTION 8.2.   NEGATIVE COVENANTS.

     Until the Maturity Date, and so long as this Agreement remains in effect, the Borrower shall comply in all respects with each of the following covenants and agreements:

     (a) FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit its Subsidiaries to, dissolve, liquidate, merge with another Person or, except as permitted by Section 8.2(k), create any new Subsidiary without the prior written consent of the Administrative Agent on behalf of the Required Lenders.

     (b) LIENS. The Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume or suffer to exist, any Lien upon or with respect to such Person's accounts receivable, the Collateral, any rights under the Licenses, any Governmental Approvals or in or to the Network or any other tangible or intangible property or assets, or any part thereof, of such Person other than any Permitted Lien.

     (c) RESTRICTED PAYMENTS. The Borrower agrees not to, and to cause its Subsidiaries not to:

          (1) (reduce such Person's capital; or

          (2) declare or pay any dividends or make any distributions or other payments or delivery of property or cash in respect of: (i) the interest of such Person's shareholders or other equity owners; or (ii) any Indebtedness which is by its terms subordinate or junior in right of payment to the Term Loans, except that the Borrower may pay dividends or make a distribution or other payment of interest or principal of Intercompany Indebtedness owing to IMPSAT the purpose of which is to assist IMPSAT to make interest payments as and when due under the Series A and Series B Convertible Notes, but only if at the time of and after giving effect to such distribution:

               A. no Default or Event of Default shall have occurred and be continuing;

               B. the aggregate amount of all such distributions by the Borrower during the fiscal year of the Borrower in which the date of such distribution occurs shall not exceed the lesser of (x) (1) two times the Borrower's EBITDA for the two consecutive fiscal quarters ending with the fiscal quarter most recently ended prior to the date of such dividend, distribution or payment (the "PRECEDING FISCAL QUARTER"), minus (2) the aggregate amount of Debt Service payable by the Borrower and its Subsidiaries during the 12 calendar months next following the Preceding Fiscal Quarter or (y) twenty-five percent (25%) of the sum of IMPSAT's projected (1) Delaware state franchise taxes for such fiscal year, (2) director and officer liability insurance premiums for such fiscal year and (3) non-consolidated interest expenses for such fiscal year.

     (d) GUARANTEES. The Borrower shall not, and shall not permit its Subsidiaries to, enter into or become bound by any agreements guaranteeing the Indebtedness of another Person, except as permitted by clauses (a), (c) and
(d) of the definition of "Permitted Indebtedness."

     (e) DOCUMENT AMENDMENTS. The Borrower shall not, and shall not permit its Subsidiaries to, agree to any modification, amendment, waiver, supplement, rescission or termination (collectively, "AMENDMENT") of any (i) License, (ii) Governmental Approval (other than Licenses) or (iii) Material Agreement, without, in each case, the prior written approval of the Administrative Agent on behalf of the Required Lenders, except to the extent that such Amendment could not reasonably be expected to have a Material Adverse Effect; provided, however, that in the case of clause (i), the Borrower shall give the Administrative Agent no less than five (5) Business Days prior written notice of such Person's proposed Amendment during which period the Administrative Agent shall have the exclusive right (which it shall not exercise unreasonably) to reject such Amendment.

     (f) TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, enter into any transaction with an Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower and upon commercially reasonable terms no less favorable to the Borrower than those that could be obtained on an arm's length basis from a Person which is not an Affiliate.

     (g) INDEBTEDNESS. The Borrower shall not, and shall not permit its Subsidiaries to, incur, create, assume or suffer to exist, or permit to incur, create, assume or suffer to exist, or become or remain liable, for or on account of any Indebtedness except (1) Indebtedness hereunder, and (2) Permitted Indebtedness.

     (h) NON-RELATED ACTIVITIES. The Borrower shall not, and shall not permit its Subsidiaries to, engage, directly or indirectly, in any activity, unless such activity is, directly or indirectly, related to the Telecommunications Business of each such Person as conducted and proposed to be conducted on the date hereof, without the prior written consent of the Administrative Agent on behalf of the Required Lenders.

     (i) CORPORATE ACTIONS. The Borrower shall not, and shall not permit its Subsidiaries to, (i) change or otherwise alter the end of such Person's fiscal year or such Person's corporate purpose, or (ii) otherwise amend such Person's Charter Documents in any manner without the prior written consent of the Administrative Agent on behalf of the Required Lenders; except in the case of clause (ii) as could not reasonably be expected to have a Material Adverse Effect.

     (j) DISPOSALS. The Borrower shall not, and shall not permit its Subsidiaries to, (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) Dispose of the Collateral or, without the prior written consent of the Administrative Agent on behalf of the Required Lenders, any such Person's other property or assets, whether tangible or intangible, in each case other than Permitted Disposals.

     (k) INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to make any Investment other than (i) Permitted Investments or (ii) Investments in one or more Persons which will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to, the Borrower or a Subsidiary thereof; provided, however, that (1) such Person's primary business is the Telecommunications Business, (2) the Borrower would have been in compliance with the covenants contained in Section 8.3 of this Agreement as of the end of the last four fiscal quarters, giving pro forma effect to such Investment, and the projections for the Borrower, giving effect to such Investment, would be in compliance with the covenants contained in Section 8.3 of this Agreement as of the end of the next four fiscal quarters, (3) no Indebtedness is assumed or incurred in connection with the acquisition other than Permitted Indebtedness, (4) such Person shall have executed and delivered a guaranty of the Obligations to the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent on behalf of the Lenders and (5) such Person (except where such Person is merged into the Borrower or a Subsidiary thereof) agrees in writing to be bound by the terms of the Financing Documents; and provided further that an Investment will not be permitted under this clause
(ii) if the sum of consideration to be paid in respect of such Investment plus the consideration paid in respect of all previous Investments made under this clause (ii) exceeds US$2,000,000 in the aggregate. For purposes of the foregoing clause, "consideration" shall mean with respect to any acquisition all cash and non-cash consideration actually paid or required to be paid by the Borrower or any of its Subsidiaries, including the principal amount of any assumed Indebtedness and deferred amounts in the nature of holdbacks (to the extent not distributed to the Borrower or any of its Subsidiaries.

     (l) CHANGE IN ACCOUNTING POLICIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any change in accounting policies or reporting practices (including changing its fiscal year) which, individually or in the aggregate, materially affects any determination as to the Borrower's compliance with its Obligations, including any financial covenants, without the prior written consent of the Administrative Agent on behalf of the Required Lenders; provided that if such change is required by Argentine GAAP, the Borrower shall, prior to making such change, only be required to notify the Administrative Agent of such change and the effect thereof.

     (m) LEASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent on behalf of the Required Lenders, enter into any lease (including an IRU of the type referred to in clause (b) of the definition of "IRU") or similar transaction with any Person for the use of any part of the Network except leases or similar transactions in the ordinary course of business in respect of which the lessee acknowledges in writing, after the Lien on the property to be leased has been perfected under the applicable Security Document, the existence of such Lien and the right of the Collateral Agent, upon the occurrence of certain events, to assume the rights of the Borrower under the lease, including the right to receive payment thereunder.

     (n) UNSCHEDULED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any voluntary or optional principal or unscheduled interest payment on any Indebtedness other than (i) the Obligations or (ii) Indebtedness of the type referred to in clause (b) of the definition of Permitted Indebtedness, so long as such payment is otherwise in compliance with
Section 8.2(c).

     (o) EXTENSION OF ACCOUNTS. With respect to any accounts receivable of the Borrower or its Subsidiaries, the Borrower shall not, and shall cause its Subsidiaries not to, (i) grant any material extension of the time of payment of any thereof, (ii) compromise, compound or settle for a material amount less than the full amount thereof, (iii) release any Person liable for the payment thereof or (iv) allow any credit or discounts whatsoever thereon, in each case which extension, discounts, credits, releases, compromises, compounds or settlements could reasonably be expected to have a Material Adverse Effect.

SECTION 8.3.   FINANCIAL COVENANTS.

     (a) BORROWER'S NET DEBT TO PAID IN CAPITAL RATIO. The Borrower shall not at any time permit the ratio of (i) the Borrower's Net Debt outstanding on the last day of any fiscal quarter to (ii) the Borrower's Paid in Capital on such date, to exceed a ratio of 0.27 to 1.00.

     (b) DEBT SERVICE COVERAGE RATIO. The Borrower shall not at any time permit the ratio of (i) two times the Borrower's EBITDA for the two consecutive fiscal quarters ending on the date set forth below to (ii) the Borrower's Debt Service for the four (4) consecutive fiscal quarters ending on such date, to be less than the ratio set forth opposite such date below:

      -------------------------------------------- -----------------
                     FISCAL QUARTER                     RATIO
      -------------------------------------------- -----------------
                 Third quarter of 2005                   0.22
      -------------------------------------------- -----------------
                Fourth quarter of 2005                   0.35
      -------------------------------------------- -----------------
                 First quarter of 2006                   0.38
      -------------------------------------------- -----------------
                Second quarter of 2006                   0.40
      -------------------------------------------- -----------------
                 Third quarter of 2006                   0.73
      -------------------------------------------- -----------------
                Fourth quarter of 2006                   0.76
      -------------------------------------------- -----------------
                 First quarter of 2007                   0.67
      -------------------------------------------- -----------------
                Second quarter of 2007                   0.67
      -------------------------------------------- -----------------
                 Third quarter of 2007                   0.67
      -------------------------------------------- -----------------
                Fourth quarter of 2007                   0.67
      -------------------------------------------- -----------------
                 First quarter of 2008                   0.70
      -------------------------------------------- -----------------
                Second quarter of 2008                   0.70
      -------------------------------------------- -----------------
                 Third quarter of 2008                   0.60
      -------------------------------------------- -----------------
                Fourth quarter of 2008                   0.55
      -------------------------------------------- -----------------

     (c) INTEREST SERVICE COVERAGE RATIO. The Borrower shall not at any time permit the ratio of (i) two times the Borrower's EBITDA for the two consecutive fiscal quarters ending on the date set forth below to (ii) the Borrower's Interest Expense for the four (4) consecutive fiscal quarters ending on such date, to be less than ratio set forth opposite such date below:

      -------------------------------------------- -----------------
                     FISCAL QUARTER                     RATIO
      -------------------------------------------- -----------------
                  Third quarter of 2005                  0.72
      -------------------------------------------- -----------------
                 Fourth quarter of 2005                  1.10
      -------------------------------------------- -----------------
                  First quarter of 2006                  0.75
      -------------------------------------------- -----------------
                 Second quarter of 2006                  0.85
      -------------------------------------------- -----------------
                  Third quarter of 2006                  0.83
      -------------------------------------------- -----------------
                 Fourth quarter of 2006                  0.88
      -------------------------------------------- -----------------
                  First quarter of 2007                  1.05
      -------------------------------------------- -----------------
                 Second quarter of 2007                  1.15
      -------------------------------------------- -----------------
                  Third quarter of 2007                  1.30
      -------------------------------------------- -----------------
                 Fourth quarter of 2007                  1.40
      -------------------------------------------- -----------------
                  First quarter of 2008                  1.40
      -------------------------------------------- -----------------
                 Second quarter of 2008                  1.40
      -------------------------------------------- -----------------
                  Third quarter of 2008                  1.40
      -------------------------------------------- -----------------
                 Fourth quarter of 2008                  1.40
      -------------------------------------------- -----------------

     (d) CURRENT RATIO. The Borrower shall not at any time permit the ratio of
(i) the Borrower's Current Assets on the last day of any fiscal quarter set forth below to (ii) the Borrower's Current Liabilities for the period ending on such date, to be less than the ratio set forth opposite such date below:

      -------------------------------------------- ------------------
                   FISCAL QUARTER                      RATIO
      -------------------------------------------- -----------------
                Third quarter of 2005                  0.49
      -------------------------------------------- -----------------
               Fourth quarter of 2005                  0.49
      -------------------------------------------- -----------------
                First quarter of 2006                  0.51
      -------------------------------------------- -----------------
               Second quarter of 2006                  0.51
      -------------------------------------------- -----------------
                Third quarter of 2006                  0.51
      -------------------------------------------- -----------------
               Fourth quarter of 2006                  0.51
      -------------------------------------------- -----------------
                First quarter of 2007                  0.57
      -------------------------------------------- -----------------
               Second quarter of 2007                  0.57
      -------------------------------------------- -----------------
                Third quarter of 2007                  0.57
      -------------------------------------------- -----------------
               Fourth quarter of 2007                  0.57
      -------------------------------------------- -----------------
                First quarter of 2008                  0.63
      -------------------------------------------- -----------------
               Second quarter of 2008                  0.63
      -------------------------------------------- -----------------
                Third quarter of 2008                  0.63
      -------------------------------------------- -----------------
               Fourth quarter of 2008                  0.63
      -------------------------------------------- -----------------

     (e) CAPITAL EXPENDITURES RATIO. The Borrower shall not at any time make Capital Expenditures in a particular fiscal quarter to the extent that the making of such Capital Expenditures would cause the ratio of (i) the Borrower's Capital Expenditures for any fiscal quarter set forth below to (ii) Revenues (excluding Revenues attributable to IRUs recognized as Revenues during such period) for such fiscal quarter to exceed the ratio set forth opposite such fiscal quarter below:

      -------------------------------------------- ------------------
                     FISCAL QUARTER                     RATIO
      -------------------------------------------- ------------------
                  Third quarter of 2005                  0.17
      -------------------------------------------- ------------------
                  Fourth quarter of 2005                 0.17
      -------------------------------------------- ------------------
                  First quarter of 2006                  0.12
      -------------------------------------------- ------------------
                  Second quarter of 2006                 0.12
      -------------------------------------------- ------------------
                  Third quarter of 2006                  0.12
      -------------------------------------------- ------------------
                  Fourth quarter of 2006                 0.12
      -------------------------------------------- ------------------
                  First quarter of 2007                  0.12
      -------------------------------------------- ------------------
                  Second quarter of 2007                 0.12
      -------------------------------------------- ------------------
                  Third quarter of 2007                  0.12
      -------------------------------------------- ------------------
                  Fourth quarter of 2007                 0.12
      -------------------------------------------- ------------------
                  First quarter of 2008                  0.12
      -------------------------------------------- ------------------
                  Second quarter of 2008                 0.12
      -------------------------------------------- ------------------
                  Third quarter of 2008                  0.12
      -------------------------------------------- ------------------
                  Fourth quarter of 2008                 0.12
      -------------------------------------------- ------------------

     (f) TOTAL DEBT TO EBITDA RATIO. The ratio of (i) IMPSAT's Total Debt as of the end of the fiscal quarter ending on the date set forth below, to (ii) IMPSAT's EBITDA for the four (4) consecutive fiscal quarters ending on the dates set forth below, shall not be greater than the ratio set forth opposite such date below:

      -------------------------------------------- ------------------
                      FISCAL QUARTER                     RATIO
      -------------------------------------------- ------------------
                  Third quarter of 2005                  5.40
      -------------------------------------------- ------------------
                  Fourth quarter of 2005                 5.25
      -------------------------------------------- ------------------
                  First quarter of 2006                  4.80
      -------------------------------------------- ------------------
                  Second quarter of 2006                 4.60
      -------------------------------------------- ------------------
                  Third quarter of 2006                  4.25
      -------------------------------------------- ------------------
                  Fourth quarter of 2006                 4.00
      -------------------------------------------- ------------------
                  First quarter of 2007                  3.75
      -------------------------------------------- ------------------
                  Second quarter of 2007                 3.50
      -------------------------------------------- ------------------
                  Third quarter of 2007                  3.25
      -------------------------------------------- ------------------
                  Fourth quarter of 2007                 3.00
      -------------------------------------------- ------------------
                  First quarter of 2008                  2.75
      -------------------------------------------- ------------------
                  Second quarter of 2008                 2.50
      -------------------------------------------- ------------------
                  Third quarter of 2008                  2.50
      -------------------------------------------- ------------------
                  Fourth quarter of 2008                 2.50
      -------------------------------------------- ------------------

     (g) INTEREST SERVICE COVERAGE RATIO. The ratio of (i) IMPSAT's EBITDA for the four (4) consecutive fiscal quarters ending on the date set forth below to
(ii) 1MPSAT's Interest Expense for the four (4) consecutive fiscal quarters ending on such date, shall be at least equal to the ratio set forth opposite such date below:

      -------------------------------------------- ------------------
                      FISCAL QUARTER                     RATIO
      -------------------------------------------- ------------------
                  Third quarter of 2005                  2.00
      -------------------------------------------- ------------------
                  Fourth quarter of 2005                 2.00
      -------------------------------------------- ------------------
                  First quarter of 2006                  1.50
      -------------------------------------------- ------------------
                  Second quarter of 2006                 2.00
      -------------------------------------------- ------------------
                  Third quarter of 2006                  2.00
      -------------------------------------------- ------------------
                  Fourth quarter of 2006                 2.00
      -------------------------------------------- ------------------
                  First quarter of 2007                  2.25
      -------------------------------------------- ------------------
                  Second quarter of 2007                 2.50
      -------------------------------------------- ------------------
                  Third quarter of 2007                  2.75
      -------------------------------------------- ------------------
                  Fourth quarter of 2007                 3.00
      -------------------------------------------- ------------------
                  First quarter of 2008                  3.25
      -------------------------------------------- ------------------
                  Second quarter of 2008                 3.50
      -------------------------------------------- ------------------
                  Third quarter of 2008                  3.75
      -------------------------------------------- ------------------
                  Fourth quarter of 2008                 4.00
      -------------------------------------------- ------------------

                               SECTION 9. SECURITY

SECTION 9.1.   GRANT OF SECURITY INTEREST.

     To secure the prompt payment of the Obligations, and to secure the performance of and compliance with all the agreements, covenants and provisions of the Financing Documents, the Borrower shall and shall cause its Subsidiaries, pursuant to the Security Documents, to grant, assign, pledge and convey to the Secured Parties a first-priority security interest, subject only to Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens, in (i) all Equipment, (ii) real property and other tangible and intangible property and rights previously acquired by the Borrower and its Subsidiaries with the proceeds of the Original Financing Agreement (which was amended and restated by the Existing Financing Agreement), and (iii) the Fiber Optic Cable (all such property and rights, together with all proceeds of any thereof and any cash and cash equivalents held from time to time in the Net Proceeds Account, collectively, the "COLLATERAL"). The Borrower hereby confirms to the Secured Parties that it shall, and shall cause each of its Subsidiaries to, take all actions required by the Security Documents or otherwise deemed reasonably necessary or reasonably desirable by the Administrative Agent in order to create, perfect and maintain the perfection of the Secured Parties' first-priority Lien in the Collateral, subject only to Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens. The Borrower hereby ratifies, confirms and reaffirms the validity and enforceability of the Security Documents executed and delivered in connection with the Original Financing Agreement, the Existing Financing Agreement and this Agreement as well as the Liens created pursuant to such documents as valid, subsisting and continuing to secure the Obligations.

SECTION 9.2.   ESCROW ACCOUNTS.

     To secure the prompt payment of principal of and interest on the Term Loans, the Borrower shall grant to the Collateral Agent for the benefit of the Secured Parties a first-priority security interest (including, if applicable, by means of an assignment in trust under Argentine law No. 24,441, as amended) in the Net Proceeds Account and each other account, if any, and in all funds deposited therein.

SECTION 9.3.   RELEASE OF COLLATERAL.

     (a) SECURITY INTEREST. The Borrower hereby further agrees and confirms that, except for any Collateral released pursuant to Section 9.3(b), the Secured Parties' security interest in the Collateral shall not be released by the Collateral Agent until and unless (1) the Borrower shall have paid in full all amounts due and payable under this Agreement and under any Security Document and shall have performed all of its Obligations or (2) the Required Lenders shall have consented to such release, in their sole discretion.

     (b) RELEASE INSTRUMENTS. In connection with any Disposal of Collateral permitted by the terms hereof, the Borrower may request a release of such Collateral (the "RELEASED COLLATERAL") by delivering to the Collateral Agent a notice, which shall refer to this Section, describe in reasonable detail the proposed Released Collateral and be accompanied by (1) an officer's certificate of the Borrower certifying that no Event of Default has occurred and is continuing and that the officers of the Borrower executing any and all documents in connection with the release were duly authorized to do so and (2) the proposed instrument of release (the "RELEASE") executed by all necessary parties thereto other than the Collateral Agent (collectively, the "RELEASE INSTRUMENTS").

     (c) COUNTERPARTS. The Collateral Agent shall execute, acknowledge, if applicable, and deliver to the Borrower counterparts of the documents described in Sections 9.3(b)(1) and 9.3(b)(2) within five (5) Business Days of receipt by the Collateral Agent of a Release provided that the conditions set forth in the Release Instruments and herein with respect to dispositions of Collateral have been satisfied. The Borrower at its own expense shall execute, deliver, obtain and record such instruments as the Collateral Agent may reasonably require, including, without limitation, amendments to the Security Documents or this Agreement necessary to reflect such release. The Borrower shall reimburse the Collateral Agent upon demand for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Collateral Agent in connection with any actions taken by it pursuant to this Section.

SECTION 9.4.   FURTHER IDENTIFICATION OF THE COLLATERAL.

     The Borrower shall, and shall cause its Subsidiaries to, furnish the Administrative Agent on behalf of the Lenders from time to time statements and schedules further identifying and describing the Collateral and each location thereof and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 9.5.   FURTHER ASSURANCES.

     At any time and from time to time, upon the written request of the Administrative Agent, and the sole expense of the Borrower, the Borrower shall, and shall cause its Subsidiaries to, promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of the security interests granted by this Agreement and the other Financing Documents.

                          SECTION 10. EVENTS OF DEFAULT

SECTION 10.1.  EVENTS OF DEFAULT.

     Each of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

     (a) NON-PAYMENT. The Borrower shall fail to pay:

          (1) any installment of the principal amount of any Term Loan as and when the same becomes due and payable hereunder (whether at stated maturity, by acceleration, mandatory prepayment or otherwise); or

          (2) any interest on any Term Loan or any other amount payable hereunder or under any Note, when and as the same shall become due and payable (whether at stated maturity, by acceleration, mandatory prepayment or otherwise) and such failure shall continue unremedied for three (3) Business Days.

     (b) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement made by or on behalf of the Borrower, any Subsidiary thereof or IMPSAT in any Financing Document or any amendment thereof or in any certificate, report, financial statements or opinion delivered pursuant to or otherwise in connection with any Financing Document shall prove to have been false, incorrect, or misleading in any material respect as of the time made, delivered or deemed made or delivered.

     (c) COVENANTS. The Borrower, any Subsidiary thereof or IMPSAT shall fail to perform or observe any term, covenant, condition or agreement:

          (1) contained in this Agreement (other than the covenants contained in Section 8.1) or any other Financing Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Financing Document; or

          (2) contained in Section 8.1 hereof and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of (i) the date on which the Borrower obtains knowledge of such default or (ii) the date on which notice thereof shall have been received by the Borrower from the Administrative Agent (which notice will be given at the request of any Lender).

     (d) IMPSAT CONVERTIBLE NOTES. IMPSAT or any of its Subsidiaries shall default in:

          (1) any payment of any Indebtedness under the IMPSAT Convertible Notes; or

          (2) the observance or performance of any agreement, covenant or condition under the IMPSAT Convertible Notes or any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of any IMPSAT Convertible Note to cause any such Indebtedness to become due or subject to mandatory repurchase or repayment prior to its stated maturity.

     (e) BRAZIL AGREEMENTS. An event of default shall have occurred under the Brazil Financing Agreement.

     (f) DEFAULT UNDER OTHER INDEBTEDNESS.

          (1) The Borrower, any Subsidiary thereof or IMPSAT shall default in any payment of any Indebtedness (other than the Term Loans under this Agreement or the loans under the Brazil Financing Agreement) aggregating in excess of five million Dollars (US$5,000,000); provided, however, that the foregoing shall not apply to the Ericsson Indebtedness;

          (2) The Borrower, any Subsidiary thereof or IMPSAT shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Financing Documents, the Brazil Financing Agreement or the IMPSAT Convertible Notes) aggregating in excess of five million Dollars (US$5,000,000), or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of such Indebtedness to cause any such Indebtedness to become due or subject to mandatory repurchase or repayment prior to its stated maturity; provided, however, that the foregoing shall not apply to the Ericsson Indebtedness;

          (3) Any Material Subsidiary of IMPSAT shall default in any payment of any Indebtedness (other than the Term Loans, the Ericsson Indebtedness, or the loans under the Brazil Financing Agreement) aggregating in excess of five million Dollars (US$5,000,000); or

          (4) Any Material Subsidiary of IMPSAT shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Financing Documents, Brazil Financing Agreement, the Ericsson Indebtedness or the IMPSAT Convertible Notes) aggregating in excess of five million Dollars (US$5,000,000), or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event shall occur or condition exist, with respect to which default or other event or condition, the holders of such Indebtedness have caused any such Indebtedness to become due or subject to mandatory repurchase or repayment prior to its stated maturity.

     (g) BANKRUPTCY. The Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT shall commence a voluntary case concerning itself under any bankruptcy law of Argentina (including, without limitation, Argentine Law No. 24.522, as amended) or any other jurisdiction or Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT under any such laws, and the petition is not contested within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT, or the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT, or there is commenced against the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT any such proceeding which remains undismissed for a period of thirty (30) days; or the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; or the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT makes a general assignment for the benefit of creditors; or the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT shall generally not pay its debts as they become due or there shall otherwise occur a cesacion de pagos (within the meaning of Argentine law); or the Borrower shall propose or make an arrangement or composition with or for the benefit of creditors pursuant to an acuerdo preventivo extrajudicial as provided under Argentine Law No. 24.522, as amended; or any corporate action is taken by the Borrower, any Subsidiary thereof, IMPSAT or any Material Subsidiary of IMPSAT for the purpose of effecting any of the foregoing.

     (h) FINANCING DOCUMENTS. Any Financing Document shall cease to be in full force and effect, or shall cease to give the Lenders the Liens and the material rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral described therein in favor of the Lenders, superior to and prior to the rights of all third Persons, and subject only to Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens).

     (i) LICENSES. Any Governmental Authority shall commence any proceeding to cancel, revoke, suspend or substantially and adversely modify any License necessary for the Project, which proceeding (i) could reasonably be expected to have a Material Adverse Effect, and (ii) has not been stayed or enjoined within five Business Days after the commencement of any such proceeding.

     (j) GOVERNMENTAL ACTIONS.

          (1) Any Governmental Authority shall have (A) condemned, nationalized, seized, compulsorily acquired, or otherwise expropriated all or any material part of the property or other assets of the Borrower or any of its Subsidiaries or of any capital stock of the Borrower or any of its Subsidiaries, or (B) assumed custody or control either of such property or other assets or of the business or operations of the Borrower or any of its Subsidiaries or of their capital stock, or shall have taken any action for the dissolution of the Borrower or any of its Subsidiaries or any other action that would prevent the Borrower or any of its Subsidiaries or their respective officers from carrying on the business or operations of the Borrower or any such Subsidiary in all material respects; provided, however, that this paragraph shall not apply to any Subsidiary of the

Borrower (i) the property or assets of which do not comprise part of the Network or the Collateral, (ii) which is not a party to any of the Financing Documents and (iii) the total Equity of which is less than one hundred thousand Dollars (US$100,000), unless the Governmental Action in question is reasonably likely to have a Material Adverse Effect.

          (2) Any Governmental Approvals material for the operation or maintenance of the Network shall cease to be in full force and effect. A Governmental Approval shall be deemed to cease to be in full force and effect
(x) when an order revoking or terminating said Governmental Approval shall be issued and such order is no longer subject to further administrative and judicial review, or (y) when any Governmental Authority having jurisdiction over any such Governmental Approval shall, prior to the termination thereof, decide not to renew such Governmental Approval and such decision shall not be subject to further administrative or judicial review.

     (k) JUDGMENTS.

          (1) A final judgment, award, decree, fine or penalty for the payment of money in respect of the Ericsson Indebtedness in excess of five million dollars (US$5,000,000) individually or in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries, and the same shall not be discharged (or provision satisfactory to the Administrative Agent shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and the Borrower, within such thirty (30) day period or such longer period during which the execution of such judgment or judgments shall have been stayed, shall not have appealed therefrom and caused the execution thereof to be stayed during such appeal; provided, however, that if all of the interests in the Obligations that are held on the date hereof (both directly and indirectly) are transferred (other than transfers to Affiliates), this Section 10.1(k)(1) shall be no further force and effect.

          (2) Other than in respect of the Ericsson Indebtedness, a final judgment, award, decree, fine or penalty for the payment of money in excess of one million Dollars (US$1,000,000) individually or in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or its Subsidiaries, and the same shall not be discharged (or provision satisfactory to the Administrative Agent shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and the Borrower, within such thirty (30) day period or such longer period during which the execution of such judgment or judgments shall have been stayed, shall not have appealed therefrom and caused the execution thereof to be stayed during such appeal.

          (3) A final judgment, award, decree, fine or penalty for the payment of money in excess of five million Dollars (US$5,000,000) individually or in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against IMPSAT or any of its Material Subsidiaries, and the same shall not be discharged (or provision satisfactory to the Administrative Agent shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and IMPSAT, within such thirty (30) day period or such longer period during which the execution of such judgment or judgments shall have been stayed, shall not have appealed therefrom and caused the execution thereof to be stayed during such appeal.

     (l) CURRENCY RESTRICTIONS. Argentina or any Governmental Authority thereof shall impose restrictions on the free transferability of Dollars to or from Argentina or Dollars shall, in the reasonable judgment of the Required Lenders, be unavailable within Argentina at a commercially reasonable rate of exchange, and the Borrower shall not, within ten (10) Business Days after notice from the Administrative Agent, have demonstrated to the satisfaction of the Administrative Agent that such restrictions will not have a Material Adverse Effect on the ability of the Borrower to perform its Obligations or on the availability of Dollars for purposes of paying any amounts required to be paid pursuant to this Agreement or the other Financing Documents; provided, however, (without in any way limiting the obligations of the Borrower under Section 4, including the obligation of the Borrower to discharge the Obligations in Dollars), that the foregoing shall not apply to any such restrictions in effect as of the date hereof or any extensions of time of any such restrictions in effect as of the date hereof.

     (m) IMPSAT GUARANTEE. IMPSAT shall breach any covenant or agreement in the IMPSAT Guarantee.

     (n) LEGAL EXISTENCE; TAXES. The Borrower or IMPSAT shall have failed to maintain its legal existence or the Borrower, any Subsidiary thereof or IMPSAT shall have failed to pay taxes as they come due.

     (o) IMPAIRMENT OF COLLATERAL. The Secured Parties shall fail at any time to have a valid and perfected Lien on, subject to no prior or equal Liens other than Permitted Liens under Subsections (e) and (m) of the definition of Permitted Liens, or any Security Document shall fail to be provided in respect of, or shall fail to grant the interests required by Section 9 in, any material portion of the Collateral.

     (p) MATERIAL ADVERSE CHANGE. A Material Adverse Change shall have occurred.

     (q) FAILURE TO EXECUTE AMENDMENTS. The Borrower shall fail to execute the amendments to the Existing Equipment Pledge Agreement and the Existing Mortgage Deeds that are necessary or desirable in the opinion of the Administrative Agent, the Lenders and their respective counsel in order to reflect the terms of the Debt Restructuring as set forth in this Agreement, within five (5) Registration Business Days after the date hereof; provided that, with respect to the amendment to the deed of mortgage No. 539 dated August 4, 2000, as amended, it shall be an Event of Default if the Borrower shall fail to execute such amendment within five (5) Registration Business Days after the execution of the assignment of the mortgage from Nortel to MSSF for registration purposes and the filing of such assignment with the relevant registry.

     (r) FAILURE TO DELIVER EVIDENCE OF FILING. The Borrower shall fail to provide to the Administrative Agent, within twenty (20) Registration Business Days after the date of execution of the relevant amendment, a certificate of the chief financial officer of the Borrower, to which are attached copies of the amendments to the Existing Mortgage Deeds entered into in connection with the Debt Restructuring bearing the seal of, or a receipt issued by, the Registro de la Propiedad Inmueble, corresponding to the locations of the assets subject to the mortgage interests created thereunder, evidencing the filing for registration thereof with each such entity.

     (s) FAILURE TO DELIVER EVIDENCE OF REGISTRATION. The Borrower shall fail to provide to the Administrative Agent, within forty five (45) Registration Business Days after the date of execution of the relevant amendment, evidence that the amendments to the Existing Mortgage Deeds entered into in connection with the Debt Restructuring have been properly registered with the Registro de la Propiedad Inmueble, corresponding to the locations of the assets subject to the mortgage interests created thereunder, and that all other actions necessary to obtain the registration has been taken; provided that failure to obtain registration in the period above shall not constitute an Event of Default under this Subsection (s) if (i) the Borrower complies with any and all requests of the relevant Registro de la Propiedad Inmueble within ten (10) Registration Business Days of receipt of such request, or shorter period if required, (ii) the Borrower uses its best efforts to obtain the proper registration of such amendments, and (iii) the proper registration of such amendments is not obtained for reasons exclusively attributable to the relevant Registro de la Propiedad Inmueble.

     (t) FAILURE TO DELIVER EVIDENCE OF PAYMENT OF TAXES, ETC. The Borrower shall fail to provide to the Administrative Agent, within forty five (45) Registration Business Days after the date of execution of the relevant amendment, evidence that it has paid all taxes, fees and other charges payable in connection with the amendments to the Existing Equipment Pledge Agreement and the Existing Mortgage Deeds entered into in connection with the Debt Restructuring and the registration thereof.

SECTION 10.2.  REMEDIES UPON EVENT OF DEFAULT.

     (a) RIGHTS AND REMEDIES. If any Event of Default (other than the Event of Default referred to in Section 10.1(g)) has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders (1) declare all of the Term Loans to be due and payable, whereupon the Term Loans, together with interest accrued thereon and all other amounts due under this Agreement and the Notes, shall immediately mature and become due and payable, without presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives; and/or (2) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under this Agreement and the other Financing Documents. Upon the occurrence of any Event of Default, the Lenders and the Agents shall have, in addition to any other rights and remedies contained in this Agreement and the other Financing Documents, all of the rights and remedies of a secured party under the laws of Argentina or other Applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Applicable Law.

     (b) BANKRUPTCY. Upon the occurrence of an Event of Default referred to in
Section 10.1(g) of this Agreement:

          (1) the obligations of the Lenders shall immediately terminate;

          (2) the Term Loans, together with all interest accrued thereon and all other amounts due under this Agreement and the Notes, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives; and

          (3) the Administrative Agent may, or at the request of the Required Lenders shall, exercise (or shall direct the Collateral Agent to exercise) on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under this Agreement and the other Financing Documents.

     (c) OTHER REMEDIES. In addition to such remedies as are provided for in this Agreement and the other Financing Documents, the Lenders' remedies upon the occurrence and during the continuance of an Event of Default shall include, to the extent permitted by Applicable Law, (1) a right to apply or require the Borrower to apply, for the benefit of the Lenders or a third party selected by the Lenders, for any necessary orders, permits or

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licenses in connection with the operation or abandonment of the Network, the
Telecommunications Business or any part thereof; and (2) a right to have a receiver appointed by a court of competent jurisdiction in order to manage, protect and preserve the Network, the Telecommunications Business and the Collateral and to continue the operation of the Telecommunications Business, and to collect the revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral.

     (d) ACTIONS. In connection with the foregoing remedies, the Borrower shall take such further actions and execute all such instruments as the Administrative Agent or the Collateral Agent deems necessary. The Borrower agrees that the Administrative Agent or the Collateral Agent may enforce any obligation of the Borrower as set forth in this Agreement by an action for specific performance.

     (e) ADVANCES. The Lenders may (but shall not be obligated to) make advances from their own funds to preserve, protect or obtain any of the Collateral, including amounts to pay Taxes, insurance and the like, and all such advances shall become part of the Obligations and shall be repayable to the Lenders with interest thereon from the date of such advances until paid at the Default Interest Rate.

SECTION 10.3.  CUMULATIVE RIGHTS.

     No failure or delay on the part of the Lenders, the Administrative Agent or the Collateral Agent in exercising any right, power, or remedy accruing to them hereunder shall impair any such right, power, or remedy, nor shall such failure or delay in exercising any right, power, or remedy with respect to any particular occurrence of an Event of Default be construed as a waiver of any such right, power, or remedy for any other or future occurrence of an Event of Default, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. To the fullest extent permitted by Applicable Law, all remedies, either under this Agreement or by Applicable Law otherwise afforded the Lenders, shall be cumulative and not alternative.

                    SECTION 11. EXPENSES AND INDEMNIFICATION

SECTION 11.1.  EXPENSES.

     The Borrower and IMPSAT, jointly and severally, agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders, and all fees and taxes that may arise, in connection with the Debt Restructuring and the negotiation, preparation, execution, delivery and registration of any documents related thereto (including without limitation, exercise and implementation of the Option), including the reasonable and documented fees and expenses of counsel for the Lenders with respect thereto, stamp taxes and registration fees, if any. In addition, the Borrower agrees to pay on demand (a) all reasonable and documented costs and expenses of each of the Agents, including the reasonable and documented fees and expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their rights and responsibilities or the perfection, protection or preservation of their and the Lenders' rights or interests under the Financing Documents, with respect to negotiations with the Borrower, IMPSAT or with other creditors of the Borrower or IMPSAT arising out of any Default or any events or circumstances that may give rise to an Event of Default, and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto or otherwise in the performance of any Financing Document, and (b) all reasonable and

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documented costs and expenses of the Agents and the Lenders in connection with the enforcement of the Financing Documents, including in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights (including, without limitation, the reasonable and documented fees and expenses of counsel for each Agent and the Lenders with respect thereto).

SECTION 11.2.  INDEMNIFICATION.

     Without regard to whether the Borrower or any other Person has disclosed any fact to any Lender, the Administrative Agent, or the Collateral Agent, the Borrower hereby agrees to indemnify and hold harmless each of the Agents and the Lenders, and each of their respective affiliates, officers, directors, employees, consultants and advisors (collectively, the "INDEMNITEES") from and against any and all actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses whatsoever, including reasonable attorneys' fees, which any Indemnitee may sustain or incur (or which may be claimed against any Indemnitee by any Person whatsoever) to the extent arising by reason of or in connection with:

     (a) the Term Loans or the proposed use of the proceeds thereof;

     (b) the payment or failure to pay the Obligations;

     (c) the occurrence of an Event of Default;

     (d) the pursuit by either Agent or any Lender of any legal remedy in connection with an Event of Default;

     (e) the entering into or performance of any Financing Document by either Agent or any Lender, or enforcing their remedies hereunder or thereunder, or otherwise arising under, or in connection with, the Debt Restructuring, including, but not limited to any fees, taxes, expenses or other costs in connection therewith.

     (f) any Environmental Law as a result of the past, present or future operations of the Borrower any of its Subsidiaries or IMPSAT (or any predecessor in interest to any such Persons);

provided, however, that, the Borrower shall not be required to indemnify any Indemnitee for any actions, suits, claims, damages, demands, judgments, losses, liabilities, costs or expenses to the extent caused by such Indemnitee's willful misconduct or gross negligence as conclusively determined by a final non-appealable order of a court of competent jurisdiction.

                    SECTION 12. ASSIGNMENT AND PARTICIPATION

SECTION 12.1.  ASSIGNMENT.

     (a) REQUIREMENTS. Except as expressly set forth in Section 13.2, each Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, the Term Loans owing to it and the Note or Notes held by it); provided, however, that (1) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of this Agreement;
(2) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of any Term Loan proposed to be assigned (determined as of the date of the Assignment and Assumption Agreement with respect to such assignment) shall in no event be less than one million Dollars

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(US$1,000,000); (3) the parties to each such assignment shall execute and deliver an Assignment and Assumption Agreement and (4) with respect to any such Eligible Assignee that is not (a) a Lender; (b) a commercial bank or savings and loan association or savings bank organized under the laws of the United States of America (or any State thereof) or Canada (or any Province thereof), and having total assets in excess of one hundred million Dollars (US$ 100,000,000);
(c) a commercial bank organized under the laws of any other country that is a member of the Basel Accord and the Organization of Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its general arrangements to borrow, or a political subdivision of any such country, and having total assets in excess of one hundred million Dollars (US$100,000,000), so long as such bank is acting through a branch or agency located in a country in which it is organized or another country that is described in this clause (c); or (d) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is principally engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of one hundred million Dollars (US$100,000,000); and for which the effective tax rate of any Taxes, other than Excluded Taxes, required by Applicable Law to be withheld or deducted from or in respect of any sum payable to such Eligible Assignee under this Agreement or any other Financing Document as of the date of the relevant Assignment and Assumption Agreement shall exceed the rate applicable to or imposed on Non Tax Haven Banks, the obligation of the Borrower in respect of Section 5.1(a) shall be limited to the amount that would have been otherwise payable at the effective tax rate applicable to Non Tax Haven Banks.

     (b) NOTICE. Promptly following an assignment described in (a) above, the parties to such assignment shall deliver the executed Assignment and Assumption Agreement entered into between the assignor Lender and the assignee to the Administrative Agent for its acknowledgment and recording in the Register together with a non-refundable processing and recordation fee of three thousand five hundred Dollars (US$3,500). The assigning Lender shall also deliver a notice to the Borrower in respect of such assignment (unless such notice has already been given) and the assignee shall furnish the Administrative Agent with a completed administrative details questionnaire.

     (c) RECORDING. Upon its receipt of an Assignment and Assumption Agreement executed by the assignor Lender and the assignee, the Administrative Agent shall promptly acknowledge such Assignment and Assumption Agreement and record the information contained therein in the Register in accordance with the provisions of Section 2.1(c) and give notice of such acknowledgment and recordation to the Lenders and the Borrower. Any assignment of any Term Loan or Note hereunder shall become effective on the day when the relevant Assignment and Assumption Agreement is recorded by the Administrative Agent in the Register.

     (d) EXCHANGE OF NOTES. Concurrently with the delivery of an Assignment and Assumption Agreement to the Administrative Agent pursuant to (c) above, or as soon thereafter as practicable, the assignor Lender shall surrender the Note evidencing the Term Loan being assigned thereunder for cancellation against delivery to the assignor Lender and/or the assignee of one or more new Notes executed by the Borrower in the same aggregate principal amount.

     (e) RELEASE. From and after the date on which an Assignment and Assumption Agreement is effective and solely to the extent of such assignment, the assignor Lender shall be released of its commitments and obligations under this Agreement and the assignee shall thereupon become a Party and shall have the same rights and interest and assume the same

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obligations and liabilities as having been assigned to it by the assignor
Lender.

SECTION 12.2.  PARTICIPATION.

     Any Lender may sell participations to any Person in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Loans owing to it and the Note or Notes held by it), provided, however, that (a) such Lender's obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other Parties for the performance of such obligations, (c) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (d) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

SECTION 12.3.  INFORMATION.

     Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower, the Borrower's Subsidiaries and IMPSAT furnished to such Lender by or on behalf of any such Person; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such Lender.

                               SECTION 13. OPTION

SECTION 13.1.  OPTION.

     At the option (the "OPTION") of either (i) each of the Original Holders (which may be exercised only upon the written consent of both Original Holders), or (ii) the Borrower, exercised at any time before the first anniversary of the closing of the Debt Restructuring, this Agreement may be amended and restated such that IMPSAT shall be the borrower and the Borrower shall be the guarantor (the "OPTION INDEBTEDNESS"); provided, however, that the Option may be exercised only if (a) the amendment and restatement of Term Loans would not, in the Original Holders' (in the case of an Option exercised by the Borrower) or the Borrower's (in the case of an Option exercised by the Original Holders) reasonable determination, be illegal, (b) the Borrower issues an unsubordinated senior guarantee of the Term Loans on substantially the same terms and conditions as the Guarantee (which will be valid, binding and enforceable under Argentine law), (c) all Collateral supporting the repayment by the Borrower of the Term Loans continues to secure the guarantee obligations of the Borrower after the exercise of the Option and the closing of all related transactions in substantially the same manner and with the same priority as was the case immediately prior to giving effect to the exercise of the Option and the closing of such transactions (including, without limitation, the ability of the Original Holders to transfer abroad the proceeds from any foreclosure proceeding), (d) the Borrower and IMPSAT obtain all necessary consents to the consummation of the Option as determined by each of IMPSAT and the Original Holders in their respective reasonable judgment (the "OPTION CONSENTS"), (e)(i) the Borrower shall have received an opinion from an accounting, appraisal or investment banking firm of national standing as to the fairness to the Borrower and IMPSAT of the financial terms of the amendment and restatement of the Term Loans for the Option Indebtedness from a financial point of view, and (ii) the Original Holders shall have received an opinion from Argentine legal counsel to the Borrower as to the enforceability and legality of the transactions contemplated by the Option under Argentine law, including, without limitation, the security interest on the Collateral, and (f) the Original Holders are satisfied, in their sole discretion, that the Borrower will be permitted, under Central Bank regulations and all other applicable Argentine law, to satisfy its obligations under the guarantee set forth in (b) above and the subordinated intercompany loan to be entered into between the Borrower and IMPSAT upon the close of the amendment and restatement contemplated by this Section after exercise of the Option. In the event that either the Original Holders or the Borrower exercise the Option, the Borrower and the Original Holders will mutually agree upon any modifications or amendments to the terms of this Agreement that are necessary or appropriate to reflect the change in primary obligor under the Term Loans.

SECTION 13.2.  NONTRANSFERABILITY OF THE OPTION.

     To the extent that either of the Original Holders sells or otherwise transfers all of its interests in (a) the Assigned Indebtedness and (b) the term loans under the Brazil Financing Agreement, then the remaining Original Holder will have the sole right to exercise the Option, and any Assignees and participants of such indebtedness shall be bound by such exercise.

                   SECTION 14. GOVERNING LAW AND JURISDICTION

SECTION 14.1.  GOVERNING LAW.

     This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York (not including such state's conflict of laws provisions).

SECTION 14.2.  WAIVER OF JURY TRIAL.

     Each of the Lenders, the Agents and the Borrower hereby knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury of any claim, demand, or cause of action under, or in connection with, this Agreement, the Notes or any other financing document. This provision is a material inducement for the Lenders to enter into this Agreement and the other financing documents.

SECTION 14.3.  JURISDICTION; VENUE FOR SUIT.

     Each of the Borrower, the Lenders and the Agents hereby expressly and irrevocably (a) waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement, the Notes, or any other Financing Document which such Person may now or hereafter have by reason of such Person's domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit, or proceeding arising out of, or relating to, any of the Financing Documents and any other document or instrument required to be executed in relation thereto may be instituted in or removed to the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan; (b) submits to and accepts and consents with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the non-exclusive jurisdiction of any such court; and (c) waives any objection it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding, and further waives any claim that any such action, suit, or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

SECTION 14.4.  WAIVER OF IMMUNITY.

     To the extent that the Borrower or any of its Subsidiaries or any of

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their respective assets has, or hereafter may acquire, any right to immunity from suit, set-off, legal proceedings generally, attachment prior to judgment, attachment in aid of execution, or other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower for itself, and its Subsidiaries hereby irrevocably waives such rights to immunity in respect of Obligations. In addition, the Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the right to demand that either Agent or any Lender post a performance bond or guarantee (excepcion de arraigo) in any action or proceeding against the Borrower or its property in Argentina.

SECTION 14.5.  PROCESS AGENT.

     The Borrower has appointed CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011 and its successors as the Borrower's designee, appointee, and agent to receive, accept and acknowledge, for and on behalf of the Borrower, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement or the Notes or any other Financing Document in the case of the courts of the United States District Court of the Southern District of New York or of the courts of the State of New York sitting in New York, Borough of Manhattan, which service may be made on any such designee, appointee, and agent in accordance with legal procedures prescribed for such courts. So long as the Borrower has any Obligations, the Borrower agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee, and agent become unavailable for this purpose for any reason not attributable to the Borrower, the Borrower shall forthwith grant a similar special irrevocable power of attorney to a new designee, appointee, and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 14.5. The Borrower further irrevocably consents and agrees to service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to this Agreement, the Notes, or any other Financing Document delivered to the Borrower in accordance with this
Section 14.5 or to its then designee, appointee, or agent for service. If service is made upon such designee, appointee, and agent, a copy of such process, summons, notice or document shall also be provided to the Borrower, by registered or certified mail, or overnight express air courier, provided that failure to provide such copy to the Borrower shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. The Borrower agrees that service upon the Borrower or any such designee, appointee, and agent as provided for in this Section 14.5 shall constitute valid and effective personal service upon the Borrower with respect to matters contemplated in this Section 14.5 and that the failure of any such designee, appointee, and agent to give any notice of such service to the Borrower shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall limit or be construed to limit the rights of the Lenders to commence proceedings against the Borrower in any other venue where assets of the Borrower may be found.

SECTION 14.6.  LEGAL PROCESS IN OTHER JURISDICTIONS.

     Nothing in this Agreement shall affect the right of any Lender or Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or any Agent to bring any action or proceeding against the Borrower or its property in the courts of other competent jurisdictions, including, without limitation, the courts sitting in the City of Buenos Aires, Argentina.

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                             SECTION 15. THE AGENTS

SECTION 15.1.  AUTHORIZATION AND ACTION.

     The Lenders hereby appoint and authorize the Administrative Agent and the Collateral Agent to exercise such powers and discretion under this Agreement and the other Financing Documents, as are delegated to them, respectively, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; provided, however, that notwithstanding the foregoing or anything else contained in any Financing Document to the contrary, neither Agent shall be required to take any action or exercise any right or power that (i) that exposes it to personal liability or that is contrary to this Agreement or Applicable Law or (ii) would require it to expend or risk its funds or risk any liability if it shall believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) whenever reference is made in this Agreement or any other Financing Document to any action, determination, consent, opinion, approval, notice to be taken or given, or omitted to be taken or given, by the Administrative Agent or the Collateral Agent, it is understood that, in all cases, the Administrative Agent or the Collateral Agent shall be acting, determining, consenting, opining, approving or notifying, or omitting to act, determine, consent, approve or notify, as the case may be, at the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the bank serving as an Agent or any of its affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Sections 6 or 8 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Any notice, documents, reports or other communication to be provided by the Borrower or IMPSAT to the Administrative Agent or the Collateral Agent hereunder shall be provided at the Borrower's sole expense to the Lenders at the same time and in the same manner as provided to the Administrative Agent or the Collateral Agent.

     The Collateral Agent may hire a sub-agent with respect to the Collateral, in which event such sub-agent shall be deemed an "Agent" under this Agreement, and shall be entitled to the same rights and indemnities as the Collateral Agent.

     Notwithstanding anything contained in this Agreement to the contrary, any and all notices, reports or other documents to be delivered to either of the Agents under this Agreement (including, without limitation, under Section 8 of this Agreement) shall be concurrently delivered to the Lenders.

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SECTION 15.2.  AGENT'S RELIANCE.

     Neither Agent nor any of their respective affiliates, directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct as conclusively determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Agents: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Assumption Agreement entered into by the payee of such Note, as assignor, and an Eligible Assignee; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) make no warranty or representation to the Lenders and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant thereto; (f) shall be entitled to rely conclusively upon and shall incur no liability under or in respect of this Agreement by relying or acting upon any notice, consent, request, certificate, statement, document or other instrument or writing (which may be by facsimile, electronic mail or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall be entitled to rely conclusively upon and shall not incur any liability under or in respect of this Agreement by relying or acting upon any statement made to it orally or by telephone and believed by it to be made by the proper party or parties.

SECTION 15.3.  LENDER CREDIT DECISION.

     Each Lender acknowledges that it has, independently and without reliance upon either Agent and based on the financial statements referred to in Section
7.7 of this Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 15.4.  LENDER INDEMNIFICATION.

     The Lenders agree to indemnify each Agent and each of their respective affiliates, officers, directors, employees, consultants, advisors and agents ratably according to the respective principal amount of the Notes then held by the Lenders from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, the Existing Financing Agreement or any of the other Financing Documents or any action taken or omitted by such Agent under this Agreement, the Existing Financing Agreement or any of the other Financing Documents (to the extent not promptly reimbursed by the Borrower); provided, however, that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or

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disbursements resulting from such Agent's gross negligence or willful misconduct, as conclusively determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the foregoing, the Lenders agree to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Sections 11.1 and 11.2, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

SECTION 15.5.  SUCCESSOR AGENTS.

     Either Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. If, and only if, an Agent voluntarily resigns, within 10 business days of resignation, such Agent shall repay to the Company an amount equal to (i) the advanced annual fee that had been paid by the Borrower to such Agent (the "Advanced Fee") less (ii)(a) the Advanced Fee multiplied by (b) the number of days that have elapsed since such advance payment became due divided by 365. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, either (i) appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least one hundred million Dollars (US$ 100,000,000) or (ii) apply to any court of competent jurisdiction to appoint a successor Agent (which successor shall meet the qualifications set forth in (i) above) to act until such time, if any, as a successor Agent shall have accepted its appointment as provided above. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the security interests granted or purported to be granted under the Security Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                      SECTION 16. GENERAL PROVISIONS

SECTION 16.1.  NOTICES.

     All communications and notices provided for hereunder shall be in writing and shall be personally delivered, mailed by postage prepaid registered mail (airmail if international), return receipt requested, or telefaxed (with a confirmation copy by postage prepaid registered mail, return receipt requested):

If to the Borrower:                  IMPSAT S.A.
                                     Alferez Pareja 256
                                     (1107) Buenos Aires, Argentina
                                     Attention:
                                     President
                                     Fax No. 54115-170 6900

If to IMPSAT:                        IMPSAT Fiber Networks, Inc.
                                     Elvira Rawson de Dellepiane 150
                                     Piso 8
                                     Buenos Aires, Argentina
                                     C1107BCA
                                     Attention:  Chief Financial Officer
                                     Fax No. 54115-170-3518

If to the Lenders:                   Morgan Stanley Senior Funding, Inc.
                                     1 Pierrepont Plaza
                                     Brooklyn, NY 11201
                                     Attention:  James Morgan
                                     Fax No. 212-507-3562

If to the Administrative Agent:      Deutsche Bank Trust Company Americas
                                     60 Wall Street, 27th Floor
                                     Mail Stop:  NYC60-2710
                                     New York, NY 10005
                                     Attn:  Randy Kahn, Project Finance Group
                                     Fax No. (732) 578-4636

If to the Collateral Agent:          Deutsche Bank Trust Company Americas
                                     60 Wall Street, 27th Floor
                                     Mail Stop:  NYC60-2710
                                     New York, NY 10005
                                     Attn:  Randy Kahn, Project Finance Group
                                     Fax No. (732) 578-4636

Except as otherwise specified herein, all notices shall be deemed duly given on the date of actual receipt.

SECTION 16.2.  SEVERABILITY OF PROVISIONS.

     If any one or more of the provisions contained in this Agreement or any documents executed in connection herewith shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 16.3.  BINDING EFFECT; SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of each Party and its respective successors and assigns, provided that the Borrower shall not assign or transfer any of its rights or Obligations hereunder except with the prior written consent of the Administrative Agent and each Lender.

SECTION 16.4.  AMENDMENT; WAIVER.

     Neither this Agreement nor any Financing Document may be amended, waived, discharged, or terminated unless such change, waiver, discharge, or termination is in writing signed by the Required Lenders, the Administrative Agent or the Collateral Agent, as applicable, and the Borrower, provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (a) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount hereof, (b) release any of the Collateral except as shall otherwise be provided in any of the Financing Documents, (c) amend, modify or waive any provision of this Section 16.4 or Sections 3, 4, 5, 11, 12, 15.4 and 16.6, (d) reduce the percentages specified in the definition of Required Lenders, or (e) consent to the assignment of any of the rights and Obligations of the Borrower under this Agreement or any Security Documents. The failure of any party to enforce at any time any provision hereof or under any of the Notes or Security Documents shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provision or any other provision hereof or thereof.

SECTION 16.5.  ENTIRE AGREEMENT.

     This Agreement and the other Financing Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior agreements, discussions, and understandings between the Lenders and the Borrower with respect to the subject matter hereof.

SECTION 16.6.  NO NOVATION.

     The obligations contained in this Agreement do not constitute a novation of the obligations set forth in the Existing Financing Agreement. In the event of any interpretation to the contrary the Lenders hereby expressly reserve in accordance with Article 803 of the Argentine Civil Code and other Applicable Law, any and all rights that they may have over the Collateral under the Existing Equipment Pledge Agreements and the Existing Mortgage Deeds.

SECTION 16.7.  RIGHT OF SET-OFF.

     The Borrower's Obligations shall be paid in full in accordance with their respective terms, and may not be offset against any obligations that any Lender, or any of their respective Affiliates may owe to the Borrower under any other agreement. Each of the Lenders shall, to the fullest extent permitted by Applicable Law, have the right to apply any and all amounts on deposit or on account (general or special, time or demand, matured or unmatured, in whatever currency) with it or with any of its branches, Subsidiaries, or Affiliates in reduction of past due Obligations (whether such Obligations became due at scheduled maturity, by acceleration or otherwise) of the Borrower hereunder.

SECTION 16.8.  RELEASE AND WAIVER.

     The Borrower hereby releases the Lenders and the Agents and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whether known or unknown, at law or in equity, whatsoever and howsoever arising up to and including the date hereof that the Borrower or any of its Subsidiaries ever had or now has against any of them arising out of or relating to any Lender's or any Agent's acts or omissions with respect to the Existing Financing Agreement, or any other matters described or referred to herein or therein. Without limiting the generality of the foregoing release, the Borrower hereby acknowledges, confirms and agrees that it has no offsets, defenses or counterclaims against any of the Lenders or the Agents with respect to any of the Obligations or other obligations due and owing to any of the Lenders or the Agents (including, without limitation, those arising under, pursuant to, or in connection with, the Existing Financing Agreement and related documents), and to the extent that the Borrower has or had any such offsets, defenses or counterclaims, Borrower hereby specifically waives any and all rights to such offsets, defenses and counterclaims and releases the Lenders, the Agents and their officers, attorneys, agents, and employees from any liability arising on account thereof.

SECTION 16.9.  FURTHER ASSURANCES.

     The Borrower agrees upon the reasonable request of any Agent or Lender promptly to take such actions as are necessary to carry out the intent of this Agreement and the other Financing Documents.

SECTION 16.10. TERM OF AGREEMENT; SURVIVAL.

     Each agreement, representation, warranty, and covenant contained in this Agreement shall survive any investigation made at any time by or on behalf of the Lenders. This Agreement shall continue to be in full force and effect and binding upon the Parties until all of the Borrower's Obligations have been fully and indefeasibly paid and performed, whereupon this Agreement shall terminate. Notwithstanding the foregoing, all the indemnification provisions in this Agreement shall survive and all other provisions which by their terms survive termination shall so survive.

SECTION 16.11. HEADINGS.

     The various headings in this Agreement are intended for convenience only, and shall not affect the meaning or interpretation of this Agreement.

SECTION 16.12. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts (including facsimile transmissions thereof), each of which when so executed shall be an original but all of which together shall constitute one instrument.

SECTION 16.13. GUARANTEE IN FULL FORCE AND EFFECT.

     IMPSAT reaffirms and confirms that all of its obligations and liabilities under the Guarantee shall continue and be unimpaired by the effectiveness of this Agreement and the Debt Restructuring.

SECTION 16.14. CONFIDENTIALITY.

     Each of the Parties hereby agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and professional advisors, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of and will agree to be bound by this confidentiality provision), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law including in connection with a public offering of equity or debt securities of the Borrower or IMPSAT or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 16.14, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the other Parties, or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 16.14 or (2) becomes available to such party on a non-confidential basis from a source other than the other Parties.

     For the purposes of this Section 16.14, "INFORMATION" means all information received from any of the Parties relating to any of the Lenders or their respective businesses, other than any such information that is available to the Parties on a non-confidential basis prior to disclosure by any Party. Any Person required to maintain the confidentiality of Information as provided in this
Section 16.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

SECTION 16.15. COOPERATION.

     The Borrower will cooperate (i) with MSSF, the Administrative Agent, if applicable, and the lead agents for syndication (such lead agents and the Administrative Agent being referred to collectively as the "SYNDICATION AGENTS") in the syndication of the Term Loans undertaken by the Syndication Agents, and
(ii) with MSSF and any underwriter or placement agent for the placement or distribution of the Notes ("PLACEMENT AGENT") by: (a) upon reasonable notice making senior officers of the Borrower available for a meeting with prospective assignees and the Syndication Agents, the Placement Agent and their respective consultants; and (b) providing such other assistance as may be reasonably requested by the Syndication Agents and the Placement Agent, such as responding to questions from prospective assignees with respect to the operations, business plans, results and other matters relating to the Borrower, its Affiliates and IMPSAT.

                      [Signatures on following pages]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

IMPSAT S.A.

By:   /s/ Jorge C. Paternostro
      --------------------------

Name: Paternostro, Jorge C.
      --------------------------

Its:  Apoderado
      --------------------------


By:   /s/ Kern Marcelo Guillermo
      --------------------------

Name: Kern Marcelo Guillermo
      --------------------------

Its:  Apoderado
      --------------------------


GUARANTOR:

IMPSAT FIBER NETWORKS, INC.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------

  [IMPSAT S.A. SECOND AMENDED AND RESTATED FINANCING AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

IMPSAT S.A.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


GUARANTOR:

IMPSAT FIBER NETWORKS, INC.

By:   /s/ Hector Alonso
      --------------------------

Name: Hector Alonso

Its:  Executive Vice President
      and Chief Financial Officer


LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

IMPSAT S.A.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


GUARANTOR:

IMPSAT FIBER NETWORKS, INC.

By:
      --------------------------

Name:
      --------------------------

Its:
      --------------------------


LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC.

By:   /s/ Dan M. Allen
      --------------------------

Name:  Dan M. Allen
      --------------------------

Its:  Authorized Signatory
      --------------------------

  [IMPSAT S.A. SECOND AMENDED AND RESTATED FINANCING AGREEMENT SIGNATURE PAGE]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:   /s/ Richard L. Buckwalter
      --------------------------

Name:  Richard L. Buckwalter
      --------------------------

Its:  Vice President
      --------------------------


COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Not in its individual capacity but solely as Collateral Agent

By:   /s/ Richard L. Buckwalter
      --------------------------

Name:  Richard L. Buckwalter
      --------------------------

Its:  Vice President
      --------------------------

 [IMPSAT S.A. SECOND AMENDED AND RESTATED FINANCING AGREEMENT SIGNATURE PAGE]

SCHEDULES
---------

1.1(A)        EXISTING INVESTMENTS
1.1(B)         PERMITTED DISPOSALS

2.1            PERCENTAGE OF TERM LOAN COMMITMENT
2.2            TERM LOAN COMMITMENT
7.1(A)         SUBSIDIARIES
7.1(B)         ASSUMED NAMES/TRADE NAMES
7.5            PROCEEDINGS
7.10           TRANSACTIONS WITH AFFILIATES
7.11           INDEBTEDNESS
7.12(A)        EXISTING LIENS
7.13           INTELLECTUAL PROPERTY
7.15           LICENSES
7.24           FEES PAYABLE IN CONNECTION WITH CONTEMPLATED TRANSACTIONS

EXHIBITS
--------

A              FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
B              IMPSAT GUARANTEE
C              FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
D              FORM OF NOTE

                                    EXHIBIT A

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Reference is made to that certain Financing Agreement dated as of October 25, 1999 (as amended in September 2000, amended and restated as of June 11, 2001, amended October 25, 2001, amended November 24, 2001, amended and restated as of March 25, 2003, and amended and restated as of July __, 2005, and as such agreement may be further assigned, amended, supplemented or otherwise modified, renewed or replaced from time to time, the "FINANCING AGREEMENT") among IMPSAT S.A., a corporation (sociedad anonima) organized pursuant to the laws of the Republic of Argentina, as Borrower; Morgan Stanley Senior Funding, Inc. ("MSSF") and Deutsche Bank Trust Company Americas as Administrative Agent and as Collateral Agent; MSSF and the other lenders party thereto from time to time, as Lenders. Terms defined in the Financing Agreement are used herein as therein defined unless otherwise defined herein. _______________________ (the "ASSIGNOR") and __________ (the "ASSIGNEE") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), the amount of the outstanding Term Loans of the Assignor, as specified in Annex A hereto, and all of the Assignor's rights, interest and obligations related thereto under the Financing Agreement.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Financing Agreement or the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries, if any, or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Financing Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches a copy or copies of any Note or Notes held by the Assignor evidencing the amounts of the Term Loans being assigned hereunder.

     3. The Assignee (i) confirms that it has received a copy of the Financing Agreement and the other Financing Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement and the other Financing Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the

Financing Agreement and the other Financing Documents and will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreement and the other Financing Documents are required to be performed by it as a Lender; and (vi) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment and Assumption Agreement.

     4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date (the "EFFECTIVE DATE") on which this Assignment and Assumption Agreement is recorded by the Administrative Agent on the Register in accordance with the procedures set out in Section 2.1(b) of the Financing Agreement.

     5. After the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Financing Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Financing Documents.

     6. Concurrently with the delivery of this Assignment and Assumption Agreement to the Administrative Agent pursuant to Section 12.1(d) of the Financing Agreement, or as soon thereafter as practicable, the Assignor shall surrender the Notes evidencing the Term Loans being assigned for cancellation against delivery to the Assignor and/or the Assignee of one or more Notes executed by the Borrower in the same amounts of the Term Loans owned respectively by the Assignor and the Assignee as of the Effective Date.

     7. The Assignor and Assignee agree that upon the Effective Date, the Assignee shall be entitled to all interest on the assigned amount of the Term Loans at the rates specified in Section 3.3 of the Financing Agreement, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments on or after the Effective Date in respect of the principal amount of the Term Loans being assigned hereunder shall he paid directly by the Administrative Agent to the Assignee. On the Effective Date or on any other date as may be agreed upon by the Assignor and the Assignee, the Assignee shall pay to the Assignor an amount (net of any closing costs) specified by the Assignor in writing which represents the principal amount of the outstanding Term Loans of the Assignor being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement for periods prior to the Effective Date directly between themselves.

     8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex A hereto.

                                               [NAME OF ASSIGNOR],
                                               as Assignor

                                               By
                                                 -------------------------
                                                   Name:
                                                   Title:


                                               [NAME OF ASSIGNEE],
                                               as Assignee

                                               By
                                                 -------------------------
                                                   Name:
                                                   Title:


Acknowledged, as Administrative Agent:


By
  -------------------------
    Name:
    Title:

Acknowledged, as Collateral Agent:


By
  -------------------------
    Name:
    Title:

                 ANNEX A TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                 ----------------------------------------------


1.   Borrower: IMPSAT S.A.

2.   Name and Date of the Financing Agreement:

     Financing Agreement dated as of October 25, 1999 as amended June 23, 2000, amended and restated as of June 11, 2001, amended October 25, 2001, amended November 24, 2001, amended and restated as of March 25, 2003, and Amended and Restated as of July _, 2005 among IMPSAT S.A., a corporation (sociedad anonima) organized pursuant to the laws of the Republic of Argentina, as Borrower, Morgan Stanley Senior Funding, Inc. ("MSSF') and Deutsche Bank Trust Company Americas as Administrative Agent and as Collateral Agent; MSSF and the other lenders party thereto from time to time, as Lenders.

3.   Effective Date (to be completed by the Administrative Agent):_____________

4.   Amounts (as of the Effective Date):

     a.   Aggregate amount for all Lenders:

               OUTSTANDING TERM LOANS
               ----------------------


               US$_______

     b.   Aggregate amount for assigning Lender:

               OUTSTANDING TERM LOANS
               ----------------------


               US$_______

     c. Assigned percentage of the aggregate amount of outstanding Term Loans of all Lenders:

               OUTSTANDING LOANS
               -----------------


               _______%


     d.   Principal amount of Term Loans being assigned:

               OUTSTANDING TERM LOANS
               ----------------------


               US$_______


5.   Rate of Interest:

     As set forth in Section 3.3 of the Financing Agreement.

6.   Notice:

     ASSIGNOR:


     ----------------------
     ----------------------
     ----------------------
     ----------------------
     Attention:
     Telephone:
     Telecopier:
     Reference:

     ASSIGNEE:


     ----------------------
     ----------------------
     ----------------------
     ----------------------
     Attention:
     Telephone:
     Telecopier:
     Reference:

7.   Payment Instructions:

     ASSIGNOR:


     ----------------------
     ----------------------
     ----------------------
     ----------------------
     Attention:
     Telephone:
     Telecopier:
     Reference:


     ASSIGNEE:


     ----------------------
     ----------------------
     ----------------------
     ----------------------
     Attention:
     Telephone:
     Telecopier:
     Reference:

Accepted and Agreed:


[NAME OF ASSIGNEE]


By
   -------------------------
     Name:
     Title:

[NAME OF ASSIGNOR]


By
   -------------------------
     Name:
     Title:

                                    EXHIBIT B

                                                                  EXECUTION COPY


                               GUARANTEE AGREEMENT

          THIS GUARANTEE AGREEMENT (this "GUARANTEE") dated as of March 25, 2003, by IMPSAT Fiber Networks, Inc., a Delaware corporation (the "GUARANTOR"), is in favor of the Lenders (each, a "LENDER" and collectively the "LENDERS") party to that certain Amended and Restated Financing Agreement, dated as of March 25, 2003, by and among IMPSAT S.A. (the "BORROWER"), said Lenders and Nortel Networks Limited, as Administrative Agent; and Deutsche Bank Trust Company Americas, as Collateral Agent, for the Lenders (the "AGENTS") (such agreement, as the same may hereafter be assigned, amended, modified or restated, the "FINANCING AGREEMENT"). Terms defined in the Financing Agreement and not otherwise defined in this Guarantee are used herein as defined in the Financing Agreement.

                              W I T N E S S E T H:

          WHEREAS, the parties hereto are each party to (or an assignee of a party to) a Guarantee Agreement dated as of October 25, 1999 (as the same may have been assigned, amended, supplemented or otherwise modified, the "EXISTING GUARANTEE") pursuant to which the Guarantor guaranteed the payment and performance of all the obligations of the Borrower under that certain Amended and Restated Financing Agreement dated as of June 11, 2001 as amended pursuant to amendments dated as of October 25, 2001 and November 24, 2001 respectively (as the same may have been further amended, supplemented or otherwise modified, the "EXISTING FINANCING AGREEMENT");

          WHEREAS, pursuant to a Guaranty Trust Agreement dated October 25, 2002, entered into by and among Sirti Argentina S.A. and Sirti S.p.A., Sirti Argentina S.A. assigned its claims, rights and interests as a Lender under the Existing Financing agreement to BBVA Banco Frances S.A., as trustee, and for the benefit of Sirti S.p.A. (the beneficiary of the Guaranty Trust Agreement); this assignment was consented to by the Guarantor, the Borrower and the Agents as of October 24, 2002;

          WHEREAS, the Borrower and IMAPSAT desire to restructure the outstanding indebtedness under the Existing Financing Agreement (together with all accrued and unpaid interest thereon, collectively, the "EXISTING DEBT");

          WHEREAS, in order to implement a restructuring of the Existing Debt and a restructuring of certain other obligations of IMPSAT, the Borrower and other Subsidiaries of IMPSAT, IMPSAT filed (i) a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code on June 11, 2002 (the "CHAPTER 11 PROCEEDINGS") and (ii) as part of such Chapter 11 Proceedings a disclosure statement and plan of reorganization on September 4, 2002 (the "PLAN") (which was confirmed by the United States Bankruptcy Court for the Southern District of New York on December 11, 2002;

          WHEREAS, seventy-six million four hundred ninety-one thousand nine hundred and fifty three Dollars (US$76,491,953) of the principal amount of the Existing Debt has been assigned to, and assumed by, the Guarantor immediately prior hereto;

          WHEREAS, the Lenders have agreed to restructure the remaining balance of the Existing Debt (the "EXISTING DEBT BALANCE") in the aggregate principal amount of forty three million seven hundred eighty-six thousand Dollars (US$43,786,000) pursuant to the terms of the Financing Agreement;

          WHEREAS, the Existing Guarantee is to be terminated in accordance with the Plan, and

          WHEREAS, the Guarantor is the corporate parent of the Borrower and, accordingly, the Guarantor has a direct financial interest in inducing the Lenders to restructure the Existing Debt Balance as set forth above,

          NOW, THEREFORE, in consideration of the foregoing promises and to induce the Lenders to enter into the Financing Agreement and to restructure the Existing Debt Balance in accordance with the terms and conditions of the Financing Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, for the benefit of the Lenders hereby agrees as follows:

          Section 1. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to the Lenders and the Agents the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the Obligations. The Guarantor agrees that this Guarantee is a present and continuing guarantee of payment and not of collectibility, and that the Lenders and the Agents shall not be required to prosecute collection, enforcement or other remedies against the Borrower or any other Person, or to enforce any other rights or remedies pertaining thereto, including with respect to the Collateral, before requiring payment from the Guarantor.

          Section 2. GUARANTEE ABSOLUTE.
                     ------------------

               (a) Primary Obligation of the Guarantor. The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Borrower, any other guarantor or other obligor in respect of the Obligations or whether the Borrower, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

               (b) Guarantee of Payment. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Financing Agreement and the other Financing Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms of the rights of the Lenders or the Agents with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

                    (i) any lack of genuineness, validity, legality or enforceability of the Financing Agreement, any other Financing Document or any other document, agreement or instrument relating thereto or any assignment or transfer thereof,

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Financing Agreement or any other Financing Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                    (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

                    (iv) any exchange, release or non-perfection of the Collateral or any release, or amendment or waiver of, or consent to departure from, any guarantee or security, for all or any of the Obligations;

                    (v) any furnishing of any additional security by the Borrower or any other obligor or guarantor for any of the Obligations;

                    (vi) the liquidation, bankruptcy, insolvency or reorganization of the Borrower, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding,

                    (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrower or the Guarantor are subordinated to those of the Lenders; or

                    (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or any guarantor.

               (c) Insolvency, etc. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrower or any guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Lenders, all as though such payment or performance had not been made.

               (d) Acceleration. If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

               Section 3. Continuing Guarantee. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon the Guarantor, its successors and assigns; and (c) inure to the benefit of the Lenders and the Agents and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lenders and the Agents may assign or otherwise transfer their rights and obligations under the Financing Agreement to any Eligible Assignees and successor Agents in accordance with the terms of the Financing Agreement, and such Eligible Assignees and successor Agents shall thereupon become vested with all the benefits in respect thereof granted to the Lenders and the Agents herein or otherwise.

               Section 4. Waivers. The Guarantor hereby waives promptness, diligence, notice of intention to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guarantee and any requirement that the Lenders or the Agents protect, secure, perfect or insure any security interest in, or any lien on, any property subject thereto or exhaust any right or take any action against the Borrower, any other guarantor or any other Person or any collateral or security or any balance of any deposit accounts or credit on the books of the Lenders or the Agents in favor of the Borrower or any other guarantors.

               Section 5 Subrogation.

                    (a) Right Not Exercisable Before Obligations Fully Satisfied. The Guarantor agrees that it will not exercise any rights of subrogation, reimbursement and contribution, contractual, statutory or otherwise which it may acquire by way of subrogation under this Guarantee, by any payment hereunder or otherwise, nor shall the Guarantor seek contribution from any other guarantor until all of the Obligations of the Borrower have been paid in full in cash and all Financing Documents have terminated.

                    (b) Consent to Actions. If, in the exercise of any of their rights and remedies, the Lenders or the Agents shall forfeit any of such rights or remedies, including their right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by any of the Lenders and the Agents and waives any claim based upon such action, even if such action shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by any of the Lenders or the Agents. Any election of remedies which results in the denial or impairment of the right of the Lenders or the Agents to seek a deficiency judgment against the Borrower shall not impair the Guarantor's obligation to pay the full amount of the Obligations.

               Section 6. Payments.
                          --------

                    (a) Payment in Full in Dollars. All payments to be made by the Guarantor under this Guarantee shall be made by the Guarantor in U.S. Dollars in full without any deduction for or on account of any set-off or counterclaim.

                    (b) Application of Payments. Any payment received by any of the Lenders or the Agents from the Guarantor under this Agreement shall be applied as follows:

                    First, to the payment of costs and expenses of collection and all expenses (including, without limitation, attorney fees), liabilities and advances made or incurred by the Lenders or the Agents in connection therewith;

                    Next, to the Administrative Agent for the account of the Lenders to be applied against the then-outstanding amount of the Obligations owed; and

                    Finally, after payment in full of all Obligations, any surplus remaining shall be paid to the Guarantor, or its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

               (c) Taxes. All payments by the Guarantor under this Guarantee shall be made free and clear of, and without withholding or deduction or for, or on account of any Taxes (other than Excluded Taxes). If any Taxes (other than Excluded Taxes) are required by Applicable Law to be withheld or deducted from or in respect of any sum payable under this Guarantee, (i) the Guarantor shall pay such additional amount as may be necessary to ensure that after reduction for all required withholdings or deductions for such Taxes (including withholdings or deductions applicable to additional sums payable under this Subsection (6(c)), the net amount actually received by the Lenders free and clear of such withholding or deduction is equal to the amount the Lenders would have received had no such withholdings or deductions been made; (ii) the Guarantor shall make such withholdings or deductions; and (iii) the Guarantor shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law and prior to the date on which penalties attach thereto.

               (d) Tax Indemnification. The Guarantor shall indemnify and hold the Lenders harmless from and against, and shall reimburse the Lenders on demand for, the full amount of Taxes (including, without limitation, any Taxes imposed on amounts payable under this Section 6) paid by the Lenders (other than Excluded Taxes), and for any loss, liability, claim or expense (including penalties, interest, and legal fees) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted and which the Lenders may incur at any time arising out of, or in connection with, any failure of the Guarantor to make any payment of such Taxes when due.

          Section 7. Further Assurances. The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lenders of the Agents may reasonably request, to enable the Lenders and the Agents to protect and to exercise and enforce their rights and remedies hereunder.

          Section 8. Right to Set-off. Upon the occurrence and during the continuance of any Event of Default under the Financing Agreement, each of the Lenders and the Agents is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Agents to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Lender or Agents shall have made any demand under this Guarantee and although such Obligations may be contingent and unmatured. Any Lender or Agents which sets off pursuant to this
Section 8 shall give prompt notice to the Guarantor following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of the set-off.

          Section 9. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Guarantee to the contrary, the Lenders and the Agents may exercise all rights and remedies provided for herein and provided by law.

          Section 10. Representations and Warranties. The Guarantor makes the same representations and warranties to the Lenders and the Agents as those made by the Borrower in the Financing Agreement, which are incorporated herein in their entirety.

          Section 11. Additional Covenants of Guarantor.
                      ---------------------------------

               (a) Definitions. As used in this Section 11, the following terms shall have the meanings given them below.

                    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

                    "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries, for such period determined in conformity with U.S. GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication); (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Guarantor Investments made by the Guarantor or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Subsection 11(b)(2) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary (other than the Borrower) (A) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary and (B) equal to the portion, if any, thereof that would be required to be withheld for taxes with respect to the payment of dividends or distributions on the Capital Stock of such Restricted Subsidiary during the relevant period if such net income were to be declared and distributed to the shareholders of such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales or other dispositions not effected in the ordinary course of business; (v) any extraordinary gains and losses (on an after-tax basis); and
(vii) any gains and losses from a cumulative change in accounting policy.

                    "ASSET ACQUISITION" means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the Closing Date or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the Closing Date.

                    "ASSET DISPOSITION" means the sale or other disposition by the Guarantor or any of its Restricted Subsidiaries (other than to the Guarantor or another Restricted Subsidiary) or (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Guarantor or any of its Restricted Subsidiaries.

                    "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) any shares of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary; provided that "Asset Sale" shall not include (a) sales or other dispositions of equipment that has become obsolete or no longer useful in the business of the Guarantor or its Restricted Subsidiaries or inventory, receivables and other current assets; (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Subsection 11(b)(2); (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1.0 million in any transaction or series of related transactions; (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, if the consideration received consists solely of property or assets of the kind described in clause (B) of Subsection 11(b)(9), (e) any long-term assignment of capacity on the Guarantor's telecommunications network in an amount between $1.0 million and $5.0 million pursuant to any transaction or series of related transactions that has been approved by an affirmative vote of the Board of Directors of the Guarantor, (f) any long-term assignment of capacity on the Guarantor's telecommunications network in an amount in excess of $5.0 million pursuant to any transaction or series of related transactions that has been approved by an affirmative vote of at least two-thirds of the Board of Directors of the Guarantor, or (g) issuances and sales of Common Stock of Restricted Subsidiaries in accordance with clauses
(i), (iii) or (v) of Subsection 11(b)(4).

                    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP.

                    "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                    "BOARD OF DIRECTORS" means the Board of Directors of the Guarantor or any committee of such Board of Directors duly authorized to act with respect to this Guarantee.

                    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

                    "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with U.S. GAAP, is required to be capitalized on the balance sheet of such Person.

                    "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

                    "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's common stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such common stock.

                    "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus (without duplication), to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense; (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets) and any minimum net asset taxes payable by any Restricted Subsidiary in a foreign jurisdiction as a result of generating income before taxes, (iii) depreciation expense, (iv) amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by U.S. GAAP to be, made and other than amortization expense attributable to a prepaid cash item that was paid in a prior period), less all non-cash items increasing Adjusted Consolidated Net Income, and all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with U.S. GAAP; provided that, if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary (other than the Borrower), Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with U.S. GAAP) by all amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries.

                    "CONSOLIDATED FIXED CHARGES" means, with respect to the Guarantor and its Restricted Subsidiaries for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Guarantor and its Restricted Subsidiaries (other than dividends paid in Capital Stock of the Guarantor (excluding Disqualified Stock) and other than dividends paid to the Guarantor or to a Wholly-Owned Restricted Subsidiary of the Guarantor) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the aggregate of the interest expense of the Guarantor and its Restricted Subsidiaries for such period determined in accordance with U.S. GAAP, plus (to the extent not included in such aggregate interest expense, and to the extent incurred by the Guarantor or its Restricted Subsidiaries), without duplication, (a) amortization of debt discount and amortization of write-off of deferred financing costs; (b) the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (d) the net costs associated with Interest Rate Agreements; (e) interest paid or accrued (by any Person) on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries); and (f) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with U.S. GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

                    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                    "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event or otherwise is (i) required to be redeemed prior to the Maturity Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Maturity Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Maturity Date, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Maturity Date shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions in favor of the Lenders that are contained in the Financing Agreement.

                    "FAIR MARKET VALUE" means the price that would be paid in an arms'-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

                    "FIXED CHARGE COVERAGE RATIO" means, with respect to the Guarantor and its Restricted Subsidiaries, on any Transaction Date, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the then most recent four fiscal quarters for which financial statements of the Guarantor have been provided to the Administrative Agent pursuant to Section 8.1(a)(2) of the Financing Agreement (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to Asset Sales and other dispositions not effected in the ordinary course of business and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales and other dispositions not effected in the ordinary course of business) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (B) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Guarantor or any Restricted Subsidiary during such Reference Period that would have required adjustment under clause (A) had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; and
(C) pro forma effect shall be given to any Incurrence, assumption, guarantee, repayment, repurchase or redemption of any Indebtedness (other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities) or issuance, repurchase or redemption of Preferred Stock by the Guarantor or any of its Restricted Subsidiaries during the Reference Period, as if the same had occurred on the first day of such Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect on the 30 business days preceding the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by any Interest Rate Agreement, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

                    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                    "GUARANTOR INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers (other than Unrestricted Subsidiaries of the Guarantor) and accounts payable to suppliers in the ordinary course of business that are, in conformity with U.S. GAAP recorded as accounts receivable or accounts payable, as the case may be, on the balance sheet of the Guarantor or its Restricted Subsidiaries and Trade Payables) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Guarantor Investment), held by the Guarantor or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Subsection 11(b)(4). For purposes of the definition of "Unrestricted Subsidiary" and Subsection 11(b)(4), (i) "Guarantor Investment" shall include the fair market value of the assets (net of liabilities, other than liabilities to the Guarantor or any of its Restricted Subsidiaries) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities, other than liabilities to the Guarantor or any of its Restricted Subsidiaries) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Guarantor Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                    "INCUR" means, with respect to any Indebtedness, to

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incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including with respect to the Guarantor and its Restricted Subsidiaries, an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                    "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following such drawing), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all obligations of such Person under any title retention agreement and all conditional sale obligations of such Person, except Trade Payables, (v) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of sale-leaseback transactions entered into by such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, (viii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person an any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

                    "INDENTURES" means the Series A Indenture and the Series B Indenture.

                    "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                    "NET CASH PROCEEDS" means (a) with respect to any Asset Sale of an asset or property not constituting Capital Stock, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage

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commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) actually incurred related to such Asset Sale, (ii) provisions for all taxes paid or are payable as a result of such Asset Sale,
(iii) payments made to repay Indebtedness outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold in such Asset Sale or (B) is required to be paid as a result of such Asset Sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with U.S. GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of items of the type referred to in clauses (a)(i) and (ii) above.

                    "OFFICER" means, with respect to any Person, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                    "OFFICERS' CERTIFICATE" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof, provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

                    "PERMITTED GUARANTOR INVESTMENT" means (i) a Guarantor Investment in the Guarantor or a Restricted Subsidiary or a Person that will, upon the making of such Guarantor Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the Closing Date; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with U.S. GAAP; (iv) loans of advances to employees made in the ordinary course of business in accordance with past practice of the Guarantor or its Restricted Subsidiaries and that do not in the aggregate exceed $1 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments, work-outs or similar arrangements; and (vi) participations in Indebtedness of any Restricted Subsidiary permitted to be Incurred by clause (x) of the second paragraph of Subsection 11(b)(1).

                    "PERMITTED GUARANTOR LIENS" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and any bank's unexercised right of setoff with respect to deposits made in the ordinary course of business of the Guarantor or any Restricted Subsidiary; (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially detract from the value of the property so encumbered; (vi) Liens (including extensions and renewals thereof) to finance the acquisition of real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Subsection 11(b)(1), (1) to finance the cost (including the cost (other than the internal costs of the Guarantor or any of its Subsidiaries) of design, development, acquisition, construction, installation, improvement, transportation or integration) of acquiring the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing by a lessor of Uniform Commercial Code financing statements regarding the related lease; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of any Restricted Subsidiary; provided that (A) such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired and (B) the Indebtedness secured by such Liens is permitted to be Incurred under clause (viii) of the second paragraph of Subsection 11(b)(1); (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xvi) Liens encumbering customary initial deposits and margin deposits, and other liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Guarantor and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens securing Indebtedness permitted to be Incurred pursuant to clause (vii) of the second paragraph of Subsection 11(b)(1); and (xix) Liens that secure Indebtedness with an aggregate principal amount not in excess of $5 million at any time outstanding.

                    "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                    "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

                    "RESTRICTED PAYMENTS" has the meaning provided in Subsection 11(b)(2).

                    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

                    "SECURITIES" means any of the securities issued under the Series A Indenture or the Series B Indenture.

                    "SERIES A INDENTURE" means the Indenture dated as of March 25, 2003 among the Guarantor as Issuer, the Borrower as Guarantor and The Bank of New York, as Trustee, relating to the Series A 6% Senior Guaranteed Convertible Notes due 2010 of the Guarantor.

                    "SERIES B INDENTURE" means the Indenture dated as of March 25, 2003 among the Guarantor as Issuer, the Borrower as Guarantor and The Bank of New York, as Trustee, relating to the Series B 6% Senior Guaranteed Convertible Notes due 2010 of the Guarantor.

                    "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,
(i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Guarantor for the fiscal year most recently sent to the Administrative Agent pursuant to Section 8.01(a)(2) of the Financing Agreement

                    "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                    "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                    "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year.

                    "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Guarantor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any lien on any property of, the Guarantor or any Restricted Subsidiary; provided that (A) any Guarantee by the Guarantor or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by the Guarantor or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Subsection 11(b)(2); and (C) if applicable, the Incurrence of Indebtedness would be permitted under this Guarantee. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Guarantor could Incur $1.00 of additional Indebtedness under the first paragraph of Subsection 11(b)(1) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding anything herein contained to the contrary, neither the Borrower nor IMPSAT Brazil may be designated as an Unrestricted Subsidiary.

                    "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Term Loans, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

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                    "WHOLLY-OWNED" means, with respect to any Subsidiary of any
Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) by such Person or one or more .Wholly-Owned Subsidiaries of such Person.

                    (b) Covenants.

                         (1) Limitation on Indebtedness. The Guarantor shall
not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Term Loans and Indebtedness existing on the date hereof); provided that the Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

     Notwithstanding the foregoing, the Guarantor and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness in an aggregate principal amount not to exceed $150 million, or in the event that the Guarantor or any Restricted Subsidiary incurs any Indebtedness permitted under clause (vii) of this paragraph, the difference between $150 million less the amount of any such Indebtedness incurred pursuant to said clause (vii); provided that no more than 25% of the Indebtedness Incurred under this clause (i) may be used for purposes other than capital expenditures; (ii) Indebtedness owed (A) to the Guarantor evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);
(iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii), (vi), (vii) or (x) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); (iv) Indebtedness
(A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Guarantor or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount to exceed the gross proceeds actually received by the Guarantor or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Guarantor, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an offer to purchase Securities under either of the Indentures made as a result of a Change in Control (as defined in the respective Indenture) or (B) deposited to defease the Securities pursuant to either or both of the Indentures; (vi) Guarantees of the Securities and Guarantees of Indebtedness of the Guarantor by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Subsection

11(b)(5); (vii) Indebtedness outstanding at any time in the aggregate principal amount not to exceed $50 million from official, regional and multilateral development agencies; (viii) Acquired Indebtedness (I) to the extent Incurred in connection with an Asset Acquisition in which the consideration paid by the Guarantor or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Disqualified Stock) of the Guarantor, without any limitations as to amount or (II) to the extent Incurred in connection with an Asset Acquisition in which the consideration paid by the Guarantor or any of its Restricted Subsidiaries consists of cash or other property, so long as the aggregate amount of such consideration paid by the Guarantor or any of its Restricted Subsidiaries does not exceed $15 million; (ix) Series A Convertible Notes and Series B Convertible Notes issued (1) pursuant to the Plan or (2) to holders of Indebtedness existing as of the Closing Date in respect of which such holders did not vote affirmatively to accept the Plan so long as the amount of Series B Convertible Notes issued to any such holder does not exceed the amount of such Indebtedness that such holder would have been entitled to receive had it voted affirmatively to accept the Plan, (x) Indebtedness of any Restricted Subsidiary, to the extent that the extent that the Guarantor is the beneficial owner of such Indebtedness and such Indebtedness is evidenced by a promissory note or participation certificate issued to the Guarantor by the record holder of such Indebtedness; and (xi) Indebtedness of the Guarantor (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time not to exceed $100 million, less any amount of such Indebtedness permanently repaid as provided under Subsection 11(b)(9); provided, however, that (i) such Indebtedness is expressly made subordinate in right of payment to this Guarantee, the terms of such subordinated Indebtedness expressly provide that (A) the holders of such Indebtedness shall not be entitled to receive any payments during such time as a Default or Event of Default has occurred and is continuing under the Financing Agreement of accelerate such Indebtedness until such time as a declaration of acceleration under the Financing Agreement has occurred pursuant to a Default or Event of Default and (B) in the event that a declaration of acceleration of the Obligations under the Financing Agreement has been rescinded and annulled, the event giving rise to the acceleration of such Indebtedness incurred pursuant to this clause (ix) shall be deemed cured and such acceleration shall be deemed rescinded and annulled without any further action, and (ii) such Indebtedness does not mature prior to the Maturity Date.

                    Notwithstanding any other provision of this Subsection 11(6)(1), the maximum amount of Indebtedness that the Guarantor or a Restricted Subsidiary may Incur pursuant to this Subsection 11(b)(1) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

                    For purposes of determining any particular amount of Indebtedness under this Subsection 11(b)(1), (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Subsection 11(b)(7) shall not be treated as Indebtedness. For purposes of determining compliance with this Subsection 11(b)(1), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Guarantor, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                    (2) Limitation on Restricted Payments. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Guarantor or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries; provided that such payments made to Persons other than the Guarantor or a Restricted Subsidiary shall be included in calculating whether the conditions of clause (C) of this first paragraph of Subsection 11(b)(2) have been met), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Guarantor or any of its Wholly-Owned Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Guarantor that is subordinated in right of payment to the Securities or (iv) make any Guarantor Investment, other than a Permitted Guarantor Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "RESTRICTED PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Guarantor could not Incur at least $1.00 of Indebtedness under the fast paragraph of Subsection 11(b)(1) or (C) the aggregate amount of all Restricted Payments (the. amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been sent to the Administrative Agent pursuant to Section 8.1(a)(2) of the Financing Agreement plus (2) the aggregate Net Cash Proceeds received by the Guarantor after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Guarantor, including an issuance or sale permitted by this Guarantee of Indebtedness of the Guarantor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Guarantor (in each case, exclusive of any convertible indebtedness, Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Maturity Date), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under Subsection 11(b)(1), plus (3) an amount equal to the net reduction in Guarantor Investments made pursuant to this first paragraph of this Subsection 11(b)(2) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Guarantor Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "GUARANTOR INVESTMENTS"), not to exceed, in each case, the amount of Guarantor Investments previously made and treated as Restricted Payments by the Guarantor or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Subsection 11(b)(1); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Guarantor or any Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the Net Cash Proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Guarantor (or options, warrants or other rights to acquire such Capital Stock); provided, however, that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Guarantor that is subordinated in right of payment to the Term Loans in exchange for, or out of the Net Cash Proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Guarantor (or options, warrants or other rights to acquire such Capital Stock); provided, however, that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (v) payments or distributions, to dissenting stockholders pursuant to Applicable Law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Five of either of the Indentures; (vi) Guarantor Investments in Unrestricted Subsidiaries not to exceed, at any one time outstanding, $5 million; or (vii) Guarantor investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Guarantor or with the Net Cash Proceeds of such Capital Stock; provided that such proceeds are so applied within 90 days of receipt thereof; provided that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (viii) the payment of cash to (A) the holders of warrants issued pursuant to the Plan upon exercise of such warrants and (B) the holders of Securities upon conversion of the Securities in lieu of fractional shares of the Guarantor's Common Stock and (ix) other Restricted Payments in an aggregate amount not to exceed $10 million; provided that, except in the case of clause (i), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. The value of any Restricted Payment made other than in cash shall be the fair market value thereof. The amount of any Guarantor Investment "outstanding" at any time shall be deemed to be equal to the amount of such Guarantor Investment on the date made, less the return of capital to the Guarantor and its Restricted Subsidiaries with respect to such Guarantor Investment (up to the amount of such Guarantor Investment).

                    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iv) thereof and an Guarantor Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (iv) and (vii), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Subsection 11(b)(2) have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Guarantor are used for the prepayment of the Term Loans, the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Subsection 11(b)(2) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this Subsection 11(b)(2), in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (i) through (x) of the preceding paragraph, the Guarantor, in its sole discretion, shall classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such clauses.

                    (3) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances of restrictions: (i) existing on the Closing Date or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Subsection 1l(b)(3) (A) that restrict in a customary manner the subletting, assignment or transfer of any property of asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by this Guarantee or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary during the period between the execution of such agreement and the closing thereunder, or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not adversely affect the Guarantor's financial ability to make principal or interest payments on the Term Loans when due. Nothing contained in this Subsection 11(b)(3) shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Subsection 11(b)(7) or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure, in a manner permitted by this Guarantee, Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

                    (4) Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Guarantor shall not sell, and shall not permit any Restricted Subsidiary directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly-Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Guarantor Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Subsection 11(b)(2) if made on the date of such issuance or sale; (iv) the sale of Common Stock of Restricted Subsidiaries, if the proceeds of such issuance or sale are applied in accordance with clause (A) or (B) of the first paragraph of Subsection 11(b)(9) or (v) the transfer of up to 3% of the Common Stock of ConeXia S.A. to employees of ConeXia S.A. in connection with such employment.

                    (5) Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Guarantor shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Guarantor, except, for so long as there are Securities outstanding under either of the Indentures, to the extent permitted by. the Indentures.

                    (6) Limitation on Transactions with Shareholders and Affiliates. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor or with any Affiliate of the Guarantor or any Restricted Subsidiary, unless (A) the transaction is upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate; and (b) the Guarantor delivers to the Administrative Agent (1) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction complies with this covenant and that such transaction has been approved by a majority of the disinterested members of the Board of Directors, and (2) with respect to any such transaction or series of related transactions involving aggregate. consideration in excess of $20.0 million, an opinion as to the fairness to the Guarantor or such Subsidiary of the financial terms of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                    The foregoing limitation does not limit, and shall not apply to (i) any transaction solely between the Guarantor and any of its Wholly-Owned Restricted Subsidiaries or solely between Wholly-Owned Restricted Subsidiaries;
(ii) the payment of reasonable and customary regular fees to directors of the Guarantor who are not employees of the Guarantor; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any other Person with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes; or (iv) any Restricted Payments not prohibited by Subsection 11(b)(2).

                    (7) Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Obligations and all other amounts due under this Guarantee to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

                    The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Guarantor or its Restricted Subsidiaries created in favor of the Lenders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Wholly-Owned Restricted Subsidiary to secure Indebtedness owing to the Guarantor or such other Restricted Subsidiary; (iv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause
(iii) of the second paragraph of Subsection 11(b)(1); provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted. Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Permitted Guarantor Liens.

                    (8) Limitation on Sale-Leaseback Transactions. The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Guarantor or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Guarantor or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, unless:

     (1)  the Guarantor or that Restricted Subsidiary, as applicable, could have
          (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction permitted under the caption "Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "Limitation on Liens;"

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Administrative Agent), of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Guarantor applies the proceeds of such transaction in compliance with, the covenant described below under the caption "Limitation on Asset Sales."

                    The foregoing restriction does not apply to any sale-leaseback transaction if the transaction is solely between the Guarantor and any Wholly-Owned Restricted Subsidiary or solely between Wholly-Owned Restricted Subsidiaries.

                    (9) Limitation on Asset Sales. The Guarantor will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. Within 365 days after the receipt of any Net Cash Proceeds from any Asset Sale, the Guarantor shall or shall cause the relevant Restricted Subsidiary to (A) apply an amount equal to the Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Guarantor or of any other Restricted Subsidiary, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

                    (10) Existence. The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Guarantor and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Guarantor and each such Subsidiary; provided that the Guarantor shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than itself and each Guarantor), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole.

                    (11) Payment of Taxes and Other Claims. The Guarantor shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Guarantor or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Guarantor or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Guarantor or any such Subsidiary; provided that the Guarantor shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                    (12) Maintenance of Properties and Insurance. The Guarantor shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Subsection 11(b)(12) shall prevent the Guarantor or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing on any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or such Restricted Subsidiary.

                    The Guarantor shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Guarantor or such Restricted Subsidiary, as the case may be, is then conducting business.

                    (13) Notice of Defaults. In the event that the Guarantor becomes aware of any Default or Event of Default, the Guarantor, promptly after it becomes aware thereof, shall give written notice. thereof to the Administrative Agent.

                    (14) Compliance Certificates.
                         -----------------------

                         (A) The Guarantor shall deliver to the Administrative
Agent, within 90 days after the end of the Guarantor's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Guarantor that a review has been conducted of the activities of the Guarantor and the Restricted Subsidiaries and the Guarantor's and the Restricted Subsidiaries' performance under this Guarantee and that, to the best knowledge of such officer, the Guarantor has complied with all conditions and covenants under this Guarantee. For purposes of this Subsection 11(b)(14) such compliance shall be determined without regard to any period of grace or requirement of notice. If any such officer knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

                         (B) The Guarantor shall deliver to the Administrative
Agent, within 90 days after the end of its fiscal year, a certificate signed by the Guarantor's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Guarantee as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Administrative Agent pursuant to paragraph (a) of this Subsection 1l(b)(14) and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Guarantor was not in compliance with any of the terms, covenants, provisions or conditions of this Subsection 11(b)(14) as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                         (C) Within 90 days of the end of each of the
Guarantor's fiscal years, the Guarantor shall deliver to the Administrative Agent a list of all Significant Subsidiaries.

          Section 12. Amendment: Waiver. This Guarantee may not be amended, waived, discharged, or terminated unless such change, waiver, discharge, or termination is in writing signed by the Lenders, the Administrative Agent, the Collateral Agent, and the Guarantor. The failure of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provision or any other provision hereof or thereof.

          Section 13. Severability. If any one or more of the provisions contained in this Guarantee shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

               Section 14. Notices. All communications and notices provided for hereunder shall be in writing and shall be personally delivered, mailed by postage prepaid registered mail (airmail if international), return receipt requested, or telefaxed (with a confirmation copy by postage prepaid registered mail, return receipt requested):

          If to the Guarantor:          IMPSAT Fiber Networks, Inc.
                                        c/o IMPSAT USA, Inc.
                                        2040 North Dixie Highway
                                        Wilton Manors, Florida 33305
                                        Attention: President
                                        Fax No. (954) 779-3766

         If to the Lenders:             Nortel Networks Corporation
                                        c/o Nortel (CALA) Inc.
                                        1500 Concord Terrace
                                        Sunrise, FL 33323-2815
                                        Attention:  Vice President and
                                        General Counsel
                                        Fax No. (954) 851-8900

         With a copy to:                Piper Rudnick LLP
                                        1200 Nineteenth Street
                                        Washington, D.C. 20036-2412
                                        Attention: Mitchell S. Marder, Esq.
                                        Fax No. (202) 223-2085

                                        BBVA Banco Frances S.A., as trustee
                                        Reconquista 199; 1st Floor;
                                        City of Buenos Aires,
                                        Argentina
                                        Attn.  Maria Gabriela Mancuso and
                                        Federico Maximo Kralj
                                        Fax No. 54-11-4346-4328/4346-0068

                                        Solomon, Zauderer, Ellenhorn,
                                        Frischer & Sharp
                                        45 Rockefeller Plaza
                                        New York, New York 10111
                                        Attn:  Harry Frischer and Dean Cho
                                        Fax No. (212) 956-4068

         If to the Administrative
         Agent:                         Nortel Networks Corporation
                                        c/o Nortel (CALA) Inc.
                                        1500 Concord Terrace
                                        Sunrise, FL 33323-2815
                                        Attention: Vice President and
                                        General Counsel
                                        Fax No. (954) 851-8900

         If to the Collateral Agent:    Deutsche Bank Trust Company Americas
                                        Four Albany Street
                                        New York, NY 10006
                                        Sunrise, FL 33323-2815
                                        Attention: Corporate Trust and
                                        Agency Services
                                        Fax No.  (212) 669-0772

          Except as otherwise specified herein, all notices shall be deemed duly given on the date of actual receipt.

          Section 15.  Governing Law and Jurisdiction.
                       ------------------------------

                    (a) Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York (not including such state's conflicts of laws provisions).

                    (b) Waiver of Jury Trial. The Guarantor hereby knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury of any claim, demand, or cause of action under, or in connection with, this Guarantee. This provision is a material inducement for the Lenders to accept this Guarantee and to enter into the other Financing Documents.

                    (c) Jurisdiction: Venue for Suit. The Guarantor hereby expressly and irrevocably (a) waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Guarantee which the Guarantor may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit, or proceeding arising out of, or relating to, this Guarantee and any other document or instrument required to be executed in relation thereto may be instituted in or removed to the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan; (b) submits to and accepts and consents with-regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the non-exclusive jurisdiction of any such court; and (c) waives any objection it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding, and further waives any claim that any such action, suit, or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

                    (d) Waiver of Immunity. To the extent that the Guarantor or any of its Subsidiaries or any of their respective assets has, or hereafter may acquire, any right to immunity from suit, set-off, legal proceedings generally, attachment prior to judgment, attachment in aid of execution, or other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Guarantor for itself, and its Subsidiaries hereby irrevocably waives such rights to immunity in respect of the Obligations. In addition, the Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the right to demand that either

Agent or any Lender post a performance bond or guarantee (excepcion de arraigo) in any action or proceeding against the Guarantor or its property in Argentina.

                    (e) Process Agent. The Guarantor has granted a special irrevocable power of attorney to CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011 and its successors as the Guarantor's designee, appointee, and agent to receive, accept and acknowledge, for and on behalf of the Guarantor, service of any and all legal process, summons, notices and documents which maybe served in such action, suit, or proceeding relating to this Guarantee in the courts of the United States District Court of the Southern District of New York or in the courts of the State of New York sitting in New York, Borough of Manhattan, which service maybe made on any such designee, appointee, and agent in accordance with legal procedures prescribed for such courts. So long as the Borrower has any Obligations, the Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee, and agent become unavailable for this purpose for any reason not attributable to the Guarantor, the Guarantor shall forthwith grant a similar special irrevocable power of attorney to a new designee, appointee, and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Subsection 15(e). The Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts which is delivered to the Guarantor in accordance with this Subsection 15(e) or to its then designee, appointee, or agent for service in connection with any such action, suit or proceeding relating to this Guarantee. If service is made upon such designee, appointee, and agent, a copy of such process, summons, notice or document shall also be provided to the Guarantor, by registered or certified mail, or overnight express air courier, provided that failure to provide such copy to the Guarantor shall not impair or affect in anyway the validity of such service or any judgment rendered in such action or proceedings. The Guarantor agrees that service upon the Guarantor or any such designee, appointee, and agent as provided for in this Subsection 15(e) shall constitute valid and effective personal service upon the Guarantor with respect to matters contemplated in this Subsection 15(e) and that the failure of any such designee, appointee, and agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall limit or be construed to limit the rights of the Lenders to commence proceedings against the Guarantor in any other venue where assets of the Guarantor may be found.

                    (f) Legal Process in Other Jurisdictions. Nothing in Subsection 15(c) or in Subsection 15(e) shall affect the Right of any Lender or Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or Agent to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions, including, without limitation, the courts sitting in the city of Buenos Aires, Argentina.

               Section l6. Entire Agreement. This Guarantee and the other Financing Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior agreements, discussions, and understandings between the Lenders and the Guarantor with respect to the subject matter hereof.

                          [Signature on following page]

               IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            IMPSAT FIBER NETWORKS, INC.

                                            By:  /s/ Guillermo Pardo
                                                 -------------------------
                                            Name:  Guillermo Pardo
                                                 -------------------------
                                            Title: Senior Vice President,
                                                   Corporate Finance and
                                                   Treasury
                                                  ------------------------

                                    EXHIBIT C

                  FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of [____________], is made by IMPSAT S.A. (the "BORROWER") and IMPSAT Fiber Networks, Inc. (the "CREDITOR"), in favor of Deutshce Bank Trust Company Americas, in its capacity as the administrative agent (or any successor administrative agent appointed pursuant to Section 15.5 of the Financing Agreement, the "ADMINISTRATIVE AGENT") under the Second Amended and Restated Financing Agreement, dated as of [_________], among IMPSAT S.A, Morgan Stanley Senior Funding, Inc. and the lenders party from time to time, as lenders (collectively, the "LENDERS"), and Deutsche Bank Trust Company Americas as Administrative Agent and as Collateral Agent (the "FINANCING AGREEMENT"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

                                    RECITALS

     A. It is a condition precedent to the making of the Term Loans under the Financing Agreement that the Creditor shall have executed this Agreement.

     B. The Creditor will derive substantial direct and indirect benefit from the Financing Agreement and the making of the Term Loans thereunder.

     C. The Creditor acknowledges that the Administrative Agent and the Lenders are relying on this Agreement in entering into and agreeing to make the Term Loans and that the Administrative Agent and the Lenders would not enter into the Financing Agreement without the execution and delivery of this Agreement.

     D. The Borrower may be indebted to the Creditor up to the aggregate principal amount of $[__________] pursuant to a promissory note, dated [_______________] (the "SUBORDINATED NOTE").

     In consideration of the premises, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to induce the Administrative Agent and the Lenders (collectively, the "SECURED CREDITORS") to enter into the Financing Agreement and make the Term Loans, the Creditor hereby agrees with the Administrative Agent for its benefit and the benefit of the Lenders as follows:

     1. All indebtedness and other obligations, whether for principal, interest, premium, fees, costs, expenses or other amounts in respect of the Subordinated Note or any other obligations now or hereafter owing by the Borrower to the Creditor, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the "SUBORDINATED DEBT"), shall be subordinate, junior, and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all indebtedness of and all other amounts owing by the Borrower arising under or in respect of the Financing Agreement and the other Financing Documents to any Person who may become a holder or participant in any such indebtedness, whether by amendment, modification or assignment of all or a portion of such agreements, including without limitation, principal, premium, if any, interest (including interest after the commencement of a liquidation or the dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or a similar proceeding relating to the Borrower or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Borrower at the rate specified in the applicable Senior Debt (as defined below), whether or not such holder is otherwise entitled to recover such interest from the Borrower in such proceeding), fees, costs and expenses, of the Borrower to the Administrative Agent or any such holder or participant, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of such agreements (all such indebtedness and other amounts being herein referred to as the "SENIOR DEBT").

     2. Until the Senior Debt shall have been indefeasibly repaid in full in cash, the Borrower shall not, directly or indirectly, make any payment of any kind of principal of or interest on or any other amount on account of any portion of the Subordinated Debt, except as expressly permitted under the Financing Documents (solely with respect to Subordinated Debt that constitutes Intercompany Indebtedness), and the Creditor shall not demand, sue for, or accept from the Borrower or from any other Person any portion of the Subordinated Debt, accelerate the maturity of the Subordinated Debt or take any other action to enforce or collect upon any such payment, or to enforce its rights with respect to the Subordinated Debt, or repurchase, redeem or otherwise acquire any of the Subordinated Debt, nor cancel, rescind, set off or otherwise discharge any part of the Subordinated Debt.

     3. (a) Each instrument evidencing Subordinated Debt shall bear a legend providing that payment of principal thereof, interest thereon, premium, if any, owed thereon and all other amounts owed with respect thereto has been subordinated to prior payment in full in cash of the Senior Debt in the manner and to the extent set forth in this Agreement and a copy of this Agreement shall be attached to each such instrument.

          (b) The Subordinated Debt shall provide that no amortization thereof or principal payment thereon will be permitted until after the later of (i) the later of the Maturity Date under the Financing Agreement or (ii) the indefeasible payment in full in cash of the Obligations of the Borrower under the Financing Documents, except to the extent permitted under the Financing Documents with respect to Subordinated Debt which constitutes Intercompany Indebtedness. Interest on Subordinated Debt may be paid solely to the extent permitted under the Financing Documents. No other payments or obligations with respect to the Subordinated Debt (whether consisting of interest, principal, fees, premium, indemnities or otherwise) shall be made or permitted.

     4. Neither the Creditor nor any other holder of the Subordinated Debt shall commence or join with any other creditor or creditors of the Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against the Borrower. At any meeting of creditors of the Borrower or in the event of any proceeding, voluntary or involuntary, for the reorganization, distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such proceeding be for the reorganization, liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency, reorganization proceeding or bankruptcy proceeding, assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under any bankruptcy, indebtedness, reorganization, arrangement, composition, extension or statute or otherwise, if all of the Obligations of the Borrower under the Financing Documents have not been indefeasibly paid in full in cash at the time, (i) only the Administrative Agent may demand and collect any amount from the Borrower or from any other Person, and neither the Creditor nor any other holder of Subordinated Debt may set off or otherwise discharge any part of the Subordinated Debt; and (ii) the Administrative Agent is hereby irrevocably authorized on behalf of the holders of the Subordinated Debt at any such meeting or in any such proceeding: (A) to collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of the Subordinated Debt and apply the same, or the proceeds of any realization upon the same, to Senior Debt in such manner as the Administrative Agent may specify until all such Senior Debt shall have been indefeasibly paid in full in cash, rendering any surplus then remaining to the Creditor or its representative, as the Creditor shall direct in writing; (B) to vote claims comprising Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension or election of a trustee; and (C) to take generally any action in connection with any such meeting or proceeding which the holders of the Subordinated Debt might otherwise take including, without limitation, the filing of proofs of claim. The Creditor hereby irrevocably appoints the Administrative Agent as its attorney in fact with full authority in the place and stead of the Creditor and in the name of the Creditor or otherwise, from time to time, in the Administrative Agent's discretion, to take any action and to execute any instrument which the holders of Senior Debt may deem necessary or advisable to accomplish the purposes of this paragraph. The power of attorney granted herein is coupled with an interest and shall be irrevocable until the Obligations of the Borrower under the Financing Documents are indefeasibly paid in cash.

     5. If any payment on account of any part of the Subordinated Debt is received by the Creditor or any other holder of the Subordinated Debt in violation of this Agreement, such payment shall be delivered forthwith by the recipient to the Administrative Agent for application to the Senior Debt in the form received except for the addition of any endorsement or assignment necessary to effect the transfer of all rights therein to the Administrative Agent. The Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Administrative Agent and shall not be commingled with other funds or property of the recipient.

     6. The Creditor represents that no part of the Subordinated Debt is evidenced by any instrument, security or other writing which does not bear the legend required by paragraph 3 hereof. The Creditor is the lawful owner of its Subordinated Debt, no participations have been granted therein, and, except for the subordination of the Subordinated Debt to the Existing Debt, no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Administrative Agent. The Creditor and the Borrower agree that prior to payment in full in cash of the Senior Debt, the Borrower and the Creditor shall not amend, modify or change in any manner whatsoever the terms or provisions of the Subordinated Note. Until all Senior Debt has been indefeasibly paid in full in cash, the Borrower shall not issue any instrument or security other than the Subordinated Note, evidencing or relating to any part of the Subordinated Debt except at the request of and in the manner requested by the Administrative Agent and, except as provided in the immediately preceding two sentences, the Creditor shall not assign, grant participations in, or otherwise transfer or subordinate any part of the Subordinated Debt or any evidence thereof unless the party to whom such participation is granted or to whom any part of the Subordinated Debt is so transferred or subordinated acknowledges, in a form satisfactory to the Administrative Agent, its agreement to be bound by all of the terms and conditions of this Agreement as to the part of the Subordinated Debt so participated. For purposes of this Agreement, the term the "Creditor" shall refer to any holder of the Subordinated Debt.

     7. The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with the provisions hereof applicable to them, at any time when the Creditor shall have failed to comply with any provision hereof applicable to it. The Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Administrative Agent. The Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Debt or Subordinated Debt to which it may be a party, notice of the acceptance of this Agreement by the Administrative Agent, notice of any loan made, extension granted or other action taken in reliance hereon and, except as provided in this Agreement, all demands and notices of every kind in connection with this Agreement or Senior Debt; assent to any renewal, extension or postponement of the time of payment of Senior Debt or any other indulgence with respect thereto to any substitution, exchange or release of collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon; and agrees to the provisions of any instrument, security or other writing evidencing Senior Debt. This Agreement on the part of the Creditor shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of the Administrative Agent shall affect or impair the agreements of the Creditor hereunder, unless the Administrative Agent shall otherwise consent in writing.

     8. The Borrower and the Creditor shall execute and deliver to the Administrative Agent such further instruments and shall take such further action as the Administrative Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

     9. In the event of a breach of the Borrower or the Creditor in the performance of any of the terms hereof, the Administrative Agent may, in accordance with the applicable Credit Agreement, declare all Senior Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

     10. The provisions hereof and the rights granted to the Administrative Agent hereunder are for the protection of the Secured Creditors and any other Person who may become a holder of or participant in any of the Senior Debt, whether by amendment to or assignment of all or a portion of the Financing Documents or otherwise, and not for the protection or benefit of the Borrower. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. The Creditor, the Administrative Agent and the Borrower further agree that the provisions of this Agreement may not be amended or modified orally or by a course of conduct but may be waived only by an instrument in writing signed by the party against whom such waiver or amendment is sought to be enforced. Nothing contained in this Agreement shall impose on the Administrative Agent any duties with respect to any property of the Borrower or the

Creditor received hereunder beyond reasonable care in its custody and preservation while in the Administrative Agent's possession. The Administrative Agent shall not have any duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

     11. After all Senior Debt has been indefeasibly repaid in full in cash, and until all Subordinated Debt is paid in full, the Creditor shall be subrogated to the rights of the Secured Creditors to receive distributions applicable to Senior Debt to the extent distributions otherwise payable to the Creditor have been applied to payment of the Senior Debt. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the parties hereto, and none of such provisions shall impair or affect the obligations of the Borrower to the Creditor, which are unconditional and absolute, to pay to the Creditor all of the Subordinated Debt in accordance with the terms of the Subordinated Note.

     12. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

     13. The Creditor agrees with the Administrative Agent that the Creditor will not enter into any amendment of the terms of any agreement, document or instrument evidencing or relating to the Subordinated Debt without the prior written consent of the Administrative Agent.

     14. Any notice or other communication in connection with this Agreement shall be in writing (including telegraphic telecopy, or cable communication) and telegraphed, telecopied, cabled or delivered to the telecopy number below, and in the case of a letter, either mailed first class, postage prepaid, in the United States mail, to the address set forth below:

If to the Borrower:
-------------------



Telephone:
Facsimile:

with a copy to:
--------------





Telephone:
Facsimile:

If to the Administrative Agent:
-------------------------------

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, NY 10005
Attn: Randy Kahn, Project Finance Group
Fax No. (732) 578-4636

If to the Creditor:
-------------------




Telephone:
Facsimile:

with a copy to:
--------------




Telephone:
Facsimile:

or in any case, at such other address or telecopy number for notice as shall have last been furnished in writing to the party giving notice.

     15. This Agreement is intended to take effect as a sealed instrument, shall be binding upon the Borrower, the Creditor, their respective executors, administrators, other legal representatives, successors and assigns, shall inure to the benefit of the Secured Creditors, the Agents, and their successors and assigns, including, without limitation, any other Person who becomes participant in or a holder of any of the obligations comprising the Senior Debt, by amendment to or assignment of all or a portion of the Financing Documents, or otherwise. In the event of an assignment of all or any portion of the Notes, or Term Loans to an assignee in accordance with the Financing Documents, upon such assignee becoming a Secured Creditor, such Secured Creditor shall be entitled to all of the benefits provided for in this Subordination Agreement.

     16. This Agreement shall be governed by and construed under the internal laws of the State of New York, without reference to its conflicts of laws principles.

     17. In exercising any rights or giving any instructions hereunder, the Administrative Agent shall be required to act only in accordance with instructions delivered to it as provided in the Financing Documents.

     18. The Borrower agrees to indemnify and hold harmless the Secured Creditors, the Administrative Agent, the respective affiliates of the Secured Creditors and the Administrative Agent, and their respective officers, directors, employees, agents (including, without limitation, each of their counsel), and controlling persons of the Secured Creditors and the Administrative Agent (each, an "INDEMNIFIED PARTY") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Administrative Agent, the reasonable allocated costs and expenses of outside counsel, in-house counsel and legal staff) of every nature and character arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to the Financing Documents, this Agreement or any of the other Financing Documents or the transactions contemplated hereby excluding, however, any such actions or expenses resulting from the gross negligence or willful misconduct of a Secured Creditor, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding whether or not such Indemnified Party is a party thereto, and the Borrower agrees to reimburse each Indemnified Party, upon demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Administrative Agent, the reasonable allocated costs and expenses of outside counsel, in-house counsel and legal staff) incurred in connection with any of the foregoing. In litigation, or the preparation therefor, the Secured Creditors and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this
Section 18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     The Borrower shall not make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by, the Financing Documents, or any act, omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in the Borrower's favor.

     The covenants contained in this Section 18 shall survive payment or satisfaction in full of all of the Obligations.

     19. Notwithstanding anything to the contrary in this Agreement, all of the rights and obligations of the Administrative Agent shall be subject to the terms and conditions of the Intercreditor Agreement.

                         [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first above written.

                                     BORROWER:

                                     By:
                                         ------------------------
                                     Name:
                                     Title:


                                     By:
                                         ------------------------
                                     Name:
                                     Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed on and as of the date first above written.

                                     CREDITOR:


                                     By:
                                         ------------------------
                                     Name:
                                     Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first above written.

                                     ADMINISTRATIVE AGENT:


                                     DEUTSCHE BANK TRUST COMPANY AMERICAS


                                     By:
                                         ------------------------
                                     Name:
                                     Title:

                                      NOTE

     Amount: US$38,920,888.89 Date: July 29, 2005

     FOR VALUE RECEIVED, the undersigned, IMPSAT S.A., a corporation organized under the laws of the Republic of Argentina (the "BORROWER"), promises to pay to the order of Morgan Stanley Senior Funding, Inc. or its registered assignees (collectively, the "LENDER") or its successors or assigns, the principal sum of thirty eight million nine hundred twenty thousand eight hundred eighty eight and 89/100 Dollars (US$38,920,888.89), or, if less, the aggregate unpaid principal amount of the advances made by Lender to the Borrower, together with interest on the entire principal balance from time to time outstanding hereunder. This Promissory Note (this "NOTE") is issued pursuant to, and subject to, that certain Second Amended and Restated Financing Agreement (the "FINANCING AGREEMENT") dated as of July 29, 2005 by and among Lender, Deutsche Bank Trust Company Americas (as Administrative Agent and as Collateral Agent), Borrower, and the certain lenders party thereto from time to time. Capitalized terms not defined in this Note shall have the meanings assigned to such terms in the Financing Agreement.

     Interest shall accrue on the outstanding balance of the Term Loans and be paid on each Interest Payment Date in accordance with the terms of the Financing Agreement. The principal amount of each Term Loan shall be paid in three (3) consecutive semi-annual installments, on the Principal Repayment Dates and the Maturity Date as provided in the Financing Agreement. All payments shall be made in the manner and at the time and subject to acceleration, Prepayment, Taxes and all other terms and conditions of the Financing Agreement

     The Lender shall record on its books or records or on the schedule to this Note, which is a part hereof, the principal amount of the Term Loans made by the Lender to the Borrower under the Financing Agreement, all payments and prepayments of principal and interest, the principal balance from time to time outstanding and the respective dates thereof. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all amounts owing under this Note; provided, however, that the failure of the Lender to record any of the foregoing or any error in such notation shall not limit or otherwise affect the obligation of the Borrower to repay all advances under the Financing Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in, and issued under, the Financing Agreement, and Lender is entitled to all of the benefits provided for therein; reference is hereby made to the Financing Agreement for a statement of all such benefits. This Note is transferable by the Lender in accordance with the provisions of the Financing Agreement. If an Event of Default shall occur and be continuing under the Financing Agreement, the principal of and interest accrued under this Note may be declared to be due and payable in the manner and with the effect provided in the Financing Agreement. The Borrower agrees to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the Lender, if any, incurred in connection with the enforcement of this Note (including, without limitation, all reasonable legal costs and expenses).

     Any and all payments to be made by the Borrower hereunder shall be made in Dollars free and clear of and without deduction for Taxes (other than Excluded Taxes) and without set-off, counterclaim or deduction of any nature or for any cause whatsoever. In such event all the amounts due hereunder shall be increased so that after the deductions or withholdings are made, the Lender shall receive the amounts as if such deductions or withholdings would not have been made.

     The Borrower hereby waives presentment for payment, notice of nonpayment, protest, and notice of protest, and agrees to all extensions and renewals of this Note, without notice.

     No delay or omission on the part of the Lender in exercising any right under this Note shall operate as a waiver of the right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     This Note shall be governed by, and construed in accordance with the laws of the State of New York, (not including such state's conflict of laws provisions). The Borrower hereby incorporates by reference the waivers and submissions contained in Section 14 of the Financing Agreement and agrees that they shall apply to this Note.


                                    IMPSAT S.A.


                                    By:    /s/ Jorge Carlos Paternostro
                                           --------------------------------
                                    Name:  Paternostro, Jorge Carlos
                                           --------------------------------
                                    Title:  Apoderado
                                           --------------------------------

                                    By:    /s/ Kern Marcelo Guillermo
                                           --------------------------------
                                    Name:  Kern Marcelo Guillermo
                                           --------------------------------
                                    Title:  Apoderado
                                           --------------------------------

                                     Page 2